Exhibit 10.1

[EXECUTION COPY]

SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of June 29, 2018 by and among

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, a Florida corporation (the “Lead Borrower”),

the Borrowers party hereto (together with the Lead Borrower, the “Borrowers”),

the Facility Guarantors party hereto (the “Facility Guarantors”, and together with the Borrowers, individually, a “Loan Party”, and collectively, the “Loan Parties”),

the Lenders party hereto, and

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Loan Parties, the Lenders, the Administrative Agent and the Collateral Agent, among others, have entered into a certain Second Amended and Restated Credit Agreement dated as of September 2, 2011 (as amended, supplemented or otherwise modified from time to time prior to the effectiveness of this Amendment, the “Credit Agreement”); and

WHEREAS, the Lead Borrower has requested certain modifications to the Credit Agreement, including, without limitation, an extension of the Maturity Date; and

WHEREAS, the Loan Parties, the Lenders, the Administrative Agent and the Collateral Agent have agreed to amend the Credit Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.

Incorporation of Terms and Conditions of Credit Agreement.   All of the terms and conditions of the Credit Agreement (including, without limitation, all definitions set forth therein) are specifically incorporated herein by reference.  All capitalized terms not otherwise defined herein shall have the same meaning as in the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”).

2.

Representations and Warranties.  Each Loan Party hereby represents and warrants that after giving effect to this Amendment, (i) no Default or Event of Default exists under the Amended Credit Agreement or under any other Loan Document, and (ii) all representations and warranties contained in the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects (except in the case of any representation and warranty qualified by “materiality” or “Material Adverse Effect”, which is true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except in the case of any representation and warranty qualified by “materiality” or “Material Adverse Effect”, which is true and correct in all respects) as of such earlier date.

3.	Amendments to Credit Agreement.
a.

Composite Credit Agreement.  The Credit Agreement (excluding the schedules and exhibits thereto, which shall remain in full force and effect, except as specifically referenced in clauses (b) through (e) of this Section 3) is hereby amended as set forth in Annex A attached hereto such that all of the newly inserted double underlined text (indicated textually in the same manner as the following example: double-underlined text) and any formatting changes attached hereto shall be deemed to be inserted and all stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) shall be deemed to be deleted therefrom.

b.

Schedule 1.1(a) (Lenders and Commitments).  Schedule 1.1(a) (Lenders and Commitments) to the Credit Agreement is hereby deleted and replaced in its entirety by the Schedule 1.1(a) (Lenders and Commitments) attached hereto as Annex B.

c.

Other Schedules to Credit Agreement.  Schedule 2.18(b) (Credit Card Arrangements), Schedule 2.18(c) (Blocked Accounts), Schedule 3.01 (Organization Information), Schedule 3.05(a) (Title Exceptions), Schedule 3.05(b) (Intellectual Property), Schedule 3.05(c)(i) (Owned Real Estate), Schedule 3.05(c)(ii) (Leased Real Estate), Schedule 3.06(a) (Disclosed Matters), Schedule 3.06(b) (Environmental Matters), Schedule 3.06(c) (Superfund Sites), Schedule 3.06(d) (Real Estate Liens), Schedule 3.12 (Subsidiaries; Joint Ventures), Schedule 3.13 (Insurance), Schedule 3.14 (Collective Bargaining Agreements), Schedule 6.01 (Existing Indebtedness), Schedule 6.02 (Existing Encumbrances), Schedule 6.04 (Existing Investments), Schedule 6.05 (Asset Sales), and Schedule 6.07 (Affiliate Transactions) are each hereby deleted and replaced in their entirety by the corresponding schedules attached hereto as Annex C.

d.

Exhibit D (Form of Revolving Credit Note).  Exhibit D (Form of Revolving Credit Note) to the Credit Agreement is hereby deleted and replaced in its entirety by the Exhibit D (Form of Revolving Credit Note) attached hereto as Annex D.

e.

Exhibit E (Form of Swingline Note).  Exhibit E (Form of Swingline Note) to the Credit Agreement is hereby deleted and replaced in its entirety by the Exhibit E (Form of Swingline Note) attached hereto as Annex E.

4.

Conditions to Effectiveness.  This Amendment shall become effective on the date (the “Second Amendment Effective Date”) when each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent:

a.	Amendment. This Amendment shall have been duly executed and delivered by the Loan Parties, the Agents and the Lenders.
b.

Lien Searches.  The Administrative Agent shall have received the results of (i) searches of the UCC filings (or equivalent filings) and (ii) tax lien searches, made with respect to the Loan Parties in, with respect to searches in respect of clause (i), the states or other jurisdictions of formation of such Persons and, with respect to searches in respect of clause (ii), such other locations as are satisfactory to the Administrative Agent, together with copies of the financing statements (or, in the case of clause (ii), similar documents) disclosed by such searches.

c.

Corporate Action.  All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment shall have been duly and effectively taken.  The Administrative Agent shall have received such customary corporate resolutions, certificates and other customary corporate documents as the Administrative Agent shall reasonably request.

d.

Opinions of Counsel.  The Administrative Agent shall have received written opinions (addressed to the Administrative Agent, the Collateral Agent, and the Lenders and dated the Second Amendment Effective Date) of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Loan Parties, that this Amendment does not adversely affect the validity under Article 9 of the NY UCC of the security interest granted to the Collateral Agent by the Loan Parties, that this Amendment does not adversely affect the perfection under Article 9 of the applicable UCC of the security interests granted to the Collateral Agent by the Loan Parties domiciled in Delaware and Texas, and covering such other matters relating to this Amendment, the other Loan Documents or the Loan Parties as the Administrative Agent may reasonably request, (ii) Goldman Antonetti & Córdova, LLC, counsel for Burlington Coat Factory of Puerto Rico, LLC, covering matters relating to this Amendment, the other Loan Documents or Burlington Coat Factory of Puerto Rico, LLC as the Administrative Agent may reasonably request, and (iii) the assistant general counsel of Burlington Stores, Inc. covering matters relating to this Amendment, the other Loan Documents or the Loan Parties as the Administrative Agent may reasonably request.

e.	No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
f.

Borrowing Base Certificate; Availability.  The Administrative Agent shall have received a Borrowing Base Certificate, dated as of one Business Day prior to the Second Amendment Effective Date, demonstrating that after giving effect to this Amendment, Availability shall be not less than $250,000,000.

g.	No Material Adverse Effect. No event shall have occurred after February 3, 2018 that could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
h.	Financial Projections. The Administrative Agent shall have received updated financial projections in form and substance reasonably satisfactory to the Administrative Agent.
i.

Fees and Expenses.  (i) The Administrative Agent, the Arrangers and the Lenders shall have received all applicable fees and other amounts due and payable on or prior to the Second Amendment Effective Date, and (ii) all Credit Party Expenses incurred by the Agents on or prior to the Second Amendment Effective Date, including reasonable and documented attorneys’ fees of one counsel, in connection with or relating to this Amendment shall have been reimbursed or paid.

j.

Other Documents.  The Administrative Agent shall have received such other documents, agreements, or items as the Agents may reasonably request in order to effectuate, or in connection with, the transactions contemplated hereby.

Without limiting the generality of the provisions of the last paragraph of Section 8.05 of the Amended Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Second Amendment Effective Date specifying its objection thereto.

5.

Post-Closing Obligations.  On or prior to the date that is thirty (30) days after the Second Amendment Effective Date (or such later date as may be agreed by the Administrative Agent in its sole discretion), the Loan Parties shall deliver to the Administrative Agent insurance endorsements in form and substance reasonably satisfactory to the Administrative Agent, as required pursuant to Section 5.07 of the Amended Credit Agreement.

6.

Ratification and Reaffirmation.  Each of the Loan Parties hereby ratifies and confirms all of its Obligations to the Agents, the Issuing Banks and the Lenders under the Amended Credit Agreement, and the other Loan Documents, including, without limitation, the Revolving Credit Loans and other Credit Extensions, and each of the Loan Parties hereby affirms its absolute and unconditional promise to pay to the Lenders, the Issuing Banks and the Agents, as applicable, the Revolving Credit Loans, other Credit Extensions, reimbursement obligations and all other amounts due or to become due and payable to the Lenders, the Issuing Banks and the Agents, as applicable, under the Amended Credit Agreement and the other Loan Documents and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction.  Each of the Loan Parties hereby acknowledges and confirms that the Liens, pledges and security interests granted pursuant to the Security Documents and the other Loan Documents are and continue to be valid, fully perfected and enforceable (subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (b) with respect to enforceability against Foreign Subsidiaries or under non-U.S. laws, the effect of non-U.S. laws, rules and regulations as they relate to pledges, if any, of Capital Stock in Foreign Subsidiaries and intercompany Indebtedness owed by Foreign Subsidiaries) first priority Liens on, and security interests in, all right, title and interest of the Loan Parties in the Collateral (to the extent required under the Security Documents), in each case prior and superior in right to any other Person, except for Permitted Encumbrances (x) having priority by operation of Applicable Law, or (y) in favor of the agent under the Term Loan Financing Facility on any Term Loan Priority Collateral.  Except as expressly amended hereby, each of the Credit Agreement and the other Loan Documents shall continue in full force and effect.

7.

Binding Effect; Integration, Etc.  The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.  This Amendment and the Amended Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Amended Credit Agreement.  This Amendment shall constitute a Loan Document.

8.

Multiple Counterparts.   This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument.  Delivery of any executed counterpart of a signature page of this Amendment by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.

9.	Governing Law; Waiver of Jury Trial. EACH PARTY HERETO HEREBY AGREES THAT THE PROVISIONS OF SECTION 9.09 AND SECTION 9.10 OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AMENDMENT.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.

BURLINGTON COAT FACTORY
WAREHOUSE CORPORATION,
as Lead Borrower

By:	/s/ Robert LaPenta, Jr.
Name:	Robert LaPenta, Jr.
Title:	Vice President

THE ENTITIES LISTED ON
SCHEDULE I HERETO, as Borrowers

By:	/s/ Robert LaPenta, Jr.
Name:	Robert LaPenta, Jr.
Title:	Vice President

THE ENTITIES LISTED ON
SCHEDULE II HERETO,
as Facility Guarantors

By:	/s/ Robert LaPenta, Jr.
Name:	Robert LaPenta, Jr.
Title:	Vice President

BANK OF AMERICA, N.A.,
as Administrative Agent, Collateral Agent and as a Lender

By:	/s/ Roger Malouf
Name:	Roger Malouf
Title:	Director

[Burlington – Signature Page to Second Amendment]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Jai Alexander
Name:	Jai Alexander
Title:	Director

[Burlington – Signature Page to Second Amendment]

US BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Nicole Manies
Name:	Nicole Manies
Title:	Vice President

[Burlington – Signature Page to Second Amendment]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Hai Nguyen
Name:	Hai Nguyen
Title:	Authorized Officer

[Burlington – Signature Page to Second Amendment]

SUNTRUST BANK,
as a Lender

By:	/s/ Pavo Hrkac
Name:	Pavo Hrkac
Title:	VP

[Burlington – Signature Page to Second Amendment]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Biana S. Musiyenko
Name:	Biana S Musiyenko
Title:	VP

[Burlington – Signature Page to Second Amendment]

SCHEDULE I

Borrowers

1.	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, a Florida corporation

2.	Burlington Coat Factory of Texas, L.P., a Delaware limited partnership

3.	Burlington Coat Factory of Kentucky, Inc., a Kentucky corporation

4.	BURLINGTON COAT FACTORY DIRECT CORPORATION, a New Jersey corporation

5.	BURLINGTON COAT FACTORY WAREHOUSE OF EDGEWATER PARK, INC., a New Jersey corporation

6.	Burlington Coat Factory Warehouse of New Jersey, Inc., a New Jersey corporation

7.	BURLINGTON COAT FACTORY WAREHOUSE OF CLEVELAND, INC., an Ohio corporation

8.	BURLINGTON COAT FACTORY OF PUERTO RICO, LLC, a Puerto Rico limited liability company

9.	COHOES FASHIONS OF CRANSTON, INC., a Rhode Island corporation

10.	BURLINGTON COAT FACTORY WAREHOUSE OF BAYTOWN INC, a Texas corporation

11.	Burlington Coat Factory of Pocono Crossing, LLC, a Virginia limited liability company

SCHEDULE II

Facility Guarantors

1.	Burlington Coat Factory Holdings, LLC, a Delaware limited liability company

2.	Burlington Coat Factory Investments Holdings, Inc., a Delaware corporation

3.	BURLINGTON COAT FACTORY OF TEXAS, INC., a Florida corporation

4.	BURLINGTON COAT FACTORY REALTY OF EDGEWATER PARK, INC., a New Jersey corporation

5.	BURLINGTON COAT FACTORY REALTY OF PINEBROOK, INC., a New Jersey corporation

6.	BURLINGTON COAT FACTORY WAREHOUSE OF EDGEWATER PARK URBAN RENEWAL CORP., a New Jersey corporation

7.	Scottchris, LLC, a Delaware limited liability company

8.	BCF Florence Urban Renewal, L.L.C., a New Jersey limited liability company

9.	Burlington Merchandising Corporation, a Delaware corporation

ANNEX A

Composite Credit Agreement

[See Attached]

ANNEX A

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of September 2, ~~2011As~~2011,

as amended on August 13, ~~2014~~2014,

and as further amended on June 29, 2018

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

as Lead Borrower

for

THE BORROWERS NAMED HEREIN

THE FACILITY GUARANTORS PARTY HERETO

BANK OF AMERICA, N.A.
as Administrative Agent and Collateral Agent

WELLS FARGO ~~CAPITAL FINANCE, LLC~~BANK, NATIONAL ASSOCIATION
JPMORGAN CHASE BANK, N.A.
as Co-Syndication Agents

SUNTRUST BANK
U.S. BANK, NATIONAL ASSOCIATION
as Co-Documentation Agents

THE LENDERS
NAMED HEREIN

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED~~

BANK OF AMERICA, N.A.
WELLS FARGO ~~CAPITAL FINANCE, LLC~~BANK, NATIONAL ASSOCIATION
as Joint Lead Arrangers

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED~~

BANK OF AMERICA, N.A.
WELLS FARGO ~~CAPITAL FINANCE, LLC~~BANK, NATIONAL ASSOCIATION
as Joint Bookrunners

TABLE OF CONTENTS

1.	~~ARTICLE~~Article I		2
2.	SECTION 1.01	Definitions~~.~~	2
3.	SECTION 1.02	Terms Generally~~.~~	~~63~~ 68
4.	SECTION 1.03	Accounting Terms~~.~~	~~64~~ 69
5.	SECTION 1.04	Rounding~~.~~	~~65~~ 70
6.	SECTION 1.05	Times of Day~~.~~	~~66~~ 70
7.	SECTION 1.06	Letter of Credit Amounts~~.~~	~~66~~ 70
8.	SECTION 1.07	Certifications~~.~~	~~66~~ 70
9.	SECTION 1.08	Timing of Payment or Performance~~.~~	~~66~~ 70
10.	SECTION 1.09	Compliance with Article VI~~.~~	~~66~~ 71
11.	SECTION 1.10	Limited Condition Transactions	71
12.	~~ARTICLE~~Article II	Amount and Terms of Credit	~~66~~73
13.	SECTION 2.01	Commitment of the Lenders~~.~~	~~66~~ 73
14.	SECTION 2.02	Increase in Total Commitments	~~67~~73
15.	SECTION 2.03	Reserves; Changes to Reserves~~.~~	~~69~~ 75
16.	SECTION 2.04	Making of Revolving Credit Loans~~.~~	~~69~~ 75
17.	SECTION 2.05	Overadvances~~.~~	~~70~~ 77
18.	SECTION 2.06	Swingline Loans	~~71~~77
19.	SECTION 2.07	Notes~~.~~	~~71~~ 78
20.	SECTION 2.08	Interest on Revolving Credit Loans.	~~72~~78
21.	SECTION 2.09	Conversion and Continuation of Revolving Credit Loans~~.~~	~~72~~ 79
22.	SECTION 2.10	Alternate Rate of Interest for Revolving Credit Loans~~.~~	~~73~~ 80
23.	SECTION 2.11	Change in Legality.	~~74~~81
24.	SECTION 2.12	Default Interest~~.~~	~~74~~ 82
25.	SECTION 2.13	Letters of Credit~~.~~	~~75~~ 82
26.	SECTION 2.14	Increased Costs~~.~~	~~80~~ 88
27.	SECTION 2.15	Termination or Reduction of Commitments~~.~~	~~81~~ 89
28.	SECTION 2.16	Optional Prepayment of Revolving Credit Loans; Reimbursement of Lenders~~.~~	~~81~~ 89
29.	SECTION 2.17	Mandatory Prepayment; Commitment Termination; Cash Collateral~~.~~	~~83~~ 91
30.	SECTION 2.18	Cash Management~~.~~	~~84~~ 93
31.	SECTION 2.19	Fees~~.~~	~~87~~ 95
32.	SECTION 2.20	Maintenance of Loan Account; Statements of Account~~.~~	~~88~~ 97
33.	SECTION 2.21	Payments; Sharing of Setoff.	~~89~~97
34.	SECTION 2.22	Settlement Amongst ~~Lenders~~	~~90~~Lender 98
35.	SECTION 2.23	Taxes~~.~~	~~91~~ 99
36.	SECTION 2.24	Mitigation Obligations; Replacement of Lenders~~.~~	~~95~~ 103
37.	SECTION 2.25	Designation of Lead Borrower as Borrowers’ Agent~~.~~	~~95~~ 104
38.	SECTION 2.26	Security Interests in Collateral~~.~~	~~96~~ 104

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39.	SECTION 2.27	Extension of Commitments~~.~~	~~96~~ 105
40.	~~ARTICLE~~Article III	Representations and Warranties	~~100~~108
41.	SECTION 3.01	Organization; Powers~~.~~	~~100~~ 108
42.	SECTION 3.02	Authorization; Enforceability~~.~~	~~100~~ 109
43.	SECTION 3.03	Governmental and Other Approvals; No Conflicts~~.~~	~~101~~ 109
44.	SECTION 3.04	Financial Condition~~.~~	~~101~~ 109
45.	SECTION 3.05	Properties~~.~~	~~101~~ 110
46.	SECTION 3.06	Litigation and Environmental Matters~~.~~	~~102~~ 111
47.	SECTION 3.07	Compliance with Laws and Agreements~~.~~	~~103~~ 111
48.	SECTION 3.08	Investment Company Status~~.~~	~~103~~ 112
49.	SECTION 3.09	Taxes~~.~~	~~103~~ 112
50.	SECTION 3.10	ERISA~~.~~	~~103~~ 112
51.	SECTION 3.11	Disclosure~~.~~	~~104~~ 113
52.	SECTION 3.12	Subsidiaries~~.~~	~~104~~ 113
53.	SECTION 3.13	Insurance~~.~~	~~104~~ 113
54.	SECTION 3.14	Labor Matters~~.~~	~~105~~ 114
55.	SECTION 3.15	Security Documents~~.~~	~~105~~ 114
56.	SECTION 3.16	Federal Reserve Regulations~~.~~	~~106~~ 115
57.	SECTION 3.17	Solvency~~.~~	~~106~~ 115
58.	SECTION 3.18	Anti-Corruption Laws and Sanctions~~.~~	~~106~~ 115
59.	SECTION 3.19	EEA Financial Institution	116
60.	~~ARTICLE~~Article IV	Conditions	~~107~~117
61.	SECTION 4.01	Effective Date~~.~~	~~107~~ 117
62.	SECTION 4.02	Conditions Precedent to Each Revolving Credit Loan and Each Letter of Credit~~.~~	~~109~~ 119
63.	~~ARTICLE~~Article V	Affirmative Covenants	~~110~~120
64.	SECTION 5.01	Financial Statements and Other Information~~.~~	~~110~~ 120
65.	SECTION 5.02	Notices of Material Events~~.~~	~~113~~ 123
66.	SECTION 5.03	Information Regarding Collateral~~.~~	~~114~~ 124
67.	SECTION 5.04	Existence; Conduct of Business~~.~~	~~115~~ 124
68.	SECTION 5.05	Payment of Obligations~~.~~	~~115~~ 125
69.	SECTION 5.06	Maintenance of Properties~~.~~	~~115~~ 125
70.	SECTION 5.07	Insurance~~.~~	~~115~~ 125
71.	SECTION 5.08	Books and Records; Inspection and Audit Rights; Appraisals; Accountants~~.~~	~~116~~ 126
72.	SECTION 5.09	Physical Inventories~~.~~	~~118~~ 128
73.	SECTION 5.10	Compliance with Laws~~.~~	~~118~~ 128
74.	SECTION 5.11	Use of Proceeds and Letters of Credit~~.~~	~~119~~ 129
75.	SECTION 5.12	Additional Subsidiaries~~.~~	~~119~~ 129
76.	SECTION 5.13	Further Assurances~~.~~	~~120~~ 130
77.	SECTION 5.14	Designation of Unrestricted Subsidiaries~~.~~	~~120~~ 130
78.	SECTION 5.15	Anti-Corruption Laws and Sanctions	131
79.	~~ARTICLE~~Article VI	Negative Covenants	~~121~~132
80.	SECTION 6.01	Indebtedness and Other Obligations~~.~~	~~121~~ 132
81.	SECTION 6.02	Liens~~.~~	~~122~~ 132
82.	SECTION 6.03	Fundamental Changes	~~122~~132

DB1/ 98023701.7

83.	SECTION 6.04	Investments, Revolving Credit Loans, Advances, Guarantees and Acquisitions~~.~~	~~122~~ 133
84.	SECTION 6.05	Asset Sales~~.~~	~~122~~ 133
85.	SECTION 6.06	Restricted Payments; Certain Payments of Indebtedness~~.~~	~~123~~ 133
86.	SECTION 6.07	Transactions with Affiliates~~.~~	~~126~~ 136
87.	SECTION 6.08	Restrictive Agreements~~.~~	~~127~~ 137
88.	SECTION 6.09	Amendment of Material Documents~~.~~	~~127~~ 139
89.	SECTION 6.10	Consolidated Fixed Charge Coverage Ratio~~.~~	~~128~~ 138
90.	SECTION 6.11	Fiscal Year~~.~~	~~128~~ 138
91.	~~ARTICLE~~Article VII	Events of Default	~~128~~139
92.	SECTION 7.01	Events of Default~~.~~	~~128~~ 139
93.	SECTION 7.02	Remedies on Default~~.~~	~~132~~ 143
94.	SECTION 7.03	Application of Proceeds~~.~~	~~132~~ 143
95.	SECTION 7.04	Financial Covenant Cure~~.~~	~~133~~ 144
96.	~~ARTICLE~~Article VIII	The Agents	~~134~~146
97.	SECTION 8.01	Appointment and Administration by Administrative Agent~~.~~	~~134~~ 146
98.	SECTION 8.02	Appointment of Collateral Agent~~.~~	~~135~~ 146
99.	SECTION 8.03	Sharing of Excess Payments~~.~~	~~135~~ 146
100.	SECTION 8.04	Agreement of Applicable Lenders~~.~~	~~136~~ 147
101.	SECTION 8.05	Liability of Agents.	~~136~~147
102.	SECTION 8.06	Notice of Default~~.~~	~~137~~ 148
103.	SECTION 8.07	Credit Decisions~~.~~	~~137~~ 149
104.	SECTION 8.08	Reimbursement and Indemnification~~.~~	~~138~~ 149
105.	SECTION 8.09	Rights of Agents~~.~~	~~138~~ 150
106.	SECTION 8.10	Notice of Transfer~~.~~	~~139~~ 150
107.	SECTION 8.11	Successor Agents~~.~~	~~139~~ 150
108.	SECTION 8.12	Relation Among the Lenders~~.~~	~~139~~ 151
109.	SECTION 8.13	Reports and Financial Statements~~.~~	~~139~~ 151
110.	SECTION 8.14	Agency for Perfection~~.~~	~~140~~ 152
111.	SECTION 8.15	Defaulting Lenders~~.~~	~~141~~ 152
112.	SECTION 8.16	Collateral Matters~~.~~	~~143~~ 154
113.	SECTION 8.17	Co-Syndication Agents, Co-Documentation Agents and Arrangers~~.~~	~~144~~ 155
114.	SECTION 8.18	ERISA Matters	155
115.	SECTION 8.19	.	155
116.	SECTION 8.20	Administrative Agent May File Proofs of Claim; Credit Bidding.	157
117.	~~ARTICLE~~Article IX	Miscellaneous	~~144~~159
118.	SECTION 9.01	Notices~~.~~	~~144~~ 159
119.	SECTION 9.02	Waivers; Amendments~~.~~	~~145~~ 160
120.	SECTION 9.03	Expenses; Indemnity; Damage Waiver~~.~~	~~148~~ 163
121.	SECTION 9.04	Successors and Assigns~~.~~	~~150~~ 165
122.	SECTION 9.05	Survival~~.~~	~~153~~ 168
123.	SECTION 9.06	Counterparts; Integration; Effectiveness~~.~~	~~154~~ 168

DB1/ 98023701.7

124.	SECTION 9.07	Severability~~.~~	~~154~~ 169
125.	SECTION 9.08	Right of Setoff~~.~~	~~154~~ 169
126.	SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process~~.~~	~~155~~ 170
127.	SECTION 9.10	WAIVER OF JURY TRIAL~~.~~	~~156~~ 170
128.	SECTION 9.11	Press Releases and Related Matters~~.~~	~~156~~ 171
129.	SECTION 9.12	Headings~~.~~	~~156~~ 171
130.	SECTION 9.13	Interest Rate Limitation~~.~~	~~156~~ 171
131.	SECTION 9.14	Additional Waivers~~.~~	~~157~~ 171
132.	SECTION 9.15	Confidentiality~~.~~	~~159~~ 174
133.	SECTION 9.16	No Advisory or Fiduciary Responsibility~~.~~	~~160~~ 175
134.	SECTION 9.17	Patriot Act~~.~~	~~161~~ 176
135.	SECTION 9.18	Foreign Asset Control Regulations~~.~~	~~161~~ 176
136.	SECTION 9.19	Intercreditor Agreement~~.~~	~~161~~ 176
137.	SECTION 9.20	Florida Tax Provisions~~.~~	~~162~~ 176
138.	SECTION 9.21	Existing Credit Agreement Amended and Restated.	~~162~~177
139.	SECTION 9.22	Keepwell~~.~~	~~162~~ 177
140.	SECTION 9.23	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	179

DB1/ 98023701.7

EXHIBITS

Exhibit A:	Form of Assignment and Acceptance
Exhibit B:	Form of Customs Broker Agreement
Exhibit C:	Notice of Borrowing
Exhibit D:	Form of Revolving Credit Note
Exhibit E:	Form of Swingline Note
Exhibit F:	Form of Joinder
Exhibit G:	Form of Credit Card Notification
Exhibit H:	Form of Compliance Certificate
Exhibit I:	Form of Consolidated Fixed Charge Coverage Ratio Calculation
Exhibit J:	Form of Borrowing Base Certificate
Exhibit K:	Closing Agenda
Exhibit L:	Intercreditor Agreement (including the letter agreement executed on February 24, 2011)
Exhibit M-1:	Form of Tax Status Certificate (Foreign Lenders that are not Partnerships)
Exhibit M-2:	Form of Tax Status Certificate (Foreign Lenders that are Partnerships)
Exhibit M-3:	Form of Tax Status Certificate (Foreign Participants that are not Partnerships)
Exhibit M-4:	Form of Tax Status Certificate (Foreign Participants that are Partnerships)

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DB1/ 98023701.7

SCHEDULES

Schedule 1.1(a):	Lenders and Commitments
Schedule 2.18(b):	Credit Card Arrangements
Schedule 2.18(c):	Blocked Accounts
Schedule 3.01:	Organization Information
Schedule 3.05(a):	Title Exceptions
Schedule 3.05(b):	Intellectual Property
Schedule 3.05(c)(i):	Owned Real Estate
Schedule 3.05(c)(ii):	Leased Real Estate
Schedule 3.06(a):	Disclosed Matters
Schedule 3.06(b):	Environmental Matters
Schedule 3.06(c):	Superfund Sites
Schedule 3.06(d):	Real Estate Liens
Schedule 3.12:	Subsidiaries; Joint Ventures
Schedule 3.13:	Insurance
Schedule 3.14:	Collective Bargaining Agreements
Schedule 6.01:	Existing Indebtedness
Schedule 6.02:	Existing Encumbrances
Schedule 6.04:	Existing Investments
Schedule 6.05:	Asset Sales
Schedule 6.07:	Affiliate Transactions

DB1/ 98023701.7

SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 2, ~~2011, and~~2011 (as amended ~~through~~on August 13, 2014, and as further amended on June 29, 2018), among:

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION (in such capacity, the “Lead Borrower”), a corporation organized under the laws of the State of ~~Delaware~~Florida, with its principal executive offices at ~~1830~~2006 Route 130, Burlington, New Jersey 08016, for itself and as agent for the Borrowers and the Other Borrowers; and

THE BORROWERS AND THE FACILITY GUARANTORS from time to time party hereto; and

BANK OF AMERICA, N.A., a national banking association, having a place of business at 100 Federal Street, Boston, Massachusetts 02110, as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity, the “Collateral Agent”), for its own benefit and the benefit of the other Secured Parties;

The LENDERS party hereto;

WELLS FARGO ~~CAPITAL FINANCE, LLC~~BANK, NATIONAL ASSOCIATION and JPMORGAN CHASE BANK, N.A., as Co-Syndication Agents; ~~and~~

SUNTRUST BANK and U.S. BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents; and

BANK OF AMERICA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Joint Lead Arrangers and Joint Bookrunners

in consideration of the mutual covenants herein contained and benefits to be derived herefrom, the parties hereto agree as follows:

W I T N E S S E T H:

WHEREAS, the Borrowers and the Facility Guarantors have entered into a Credit Agreement, dated as of April 13, 2006, as amended and restated by that certain Amended and Restated Credit Agreement, dated as of January 15, 2010 (as amended and in effect on and prior to the ~~date hereof~~Effective Date, collectively, the “Existing Credit Agreement”), among such Borrowers and Facility Guarantors, the “Lenders” as defined therein, Bank of America, N.A. as “Administrative Agent” and “Collateral Agent”, Wells Fargo Retail Finance, LLC and Regions Bank, as “Co-Syndication Agents”, J.P. Morgan Securities Inc. and UBS Securities LLC, as “Co-Documentation Agents”, and General Electric Capital Corporation, U.S. Bank, National Association and Suntrust Bank, as “Senior Managing Agents”; and

WHEREAS, in accordance with SECTION 9.02 of the Existing Credit Agreement, the Borrowers, the Facility Guarantors, the Lenders and the Agents desire to amend and restate the Existing Credit Agreement as provided herein.

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NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree that the Existing Credit Agreement shall be amended and restated in its entirety to read as follows (it being agreed that this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of the Obligations under the Existing Credit Agreement):

Article I~~ARTICLE I~~

Section 1.01~~SECTION 1.01~~ Definitions

As used in this Agreement, the following terms have the meanings specified below:

“ABL Borrowings Amount” means, as of any date (the “Reference Date”), an amount equal to (a) the sum of the aggregate amount of Revolving Credit Loans of the Borrowers outstanding as of the Reference Date and the last day of each of the eleven months ending immediately prior to the Reference Date divided by (b) twelve.

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

~~“ACH” means automated clearing house transfers.~~

“Accommodation Payment” has the meaning provided in ~~SECTION~~Section 9.14(d).

“Account(s)” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card.  The term “Account” does not include (a) rights to payment evidenced by chattel paper or an instrument, (b) commercial tort claims, (c) deposit accounts, (d) investment property, or (e) letter-of-credit rights or letters of credit.

“ACH” means automated clearing house transfers.

“Acquired EBITDA” means, with respect to any entity or business acquired in a Permitted Acquisition or Person, business unit or business division or other Acquisition or any Unrestricted Subsidiary redesignated as a Restricted Subsidiary (any of the foregoing, an “Acquired Entity”), for any period, the amount of Consolidated EBITDA of such Acquired Entity for such period (determined using such definition as if references to the Parent and its Restricted Subsidiaries therein were to such Acquired Entity and its Restricted Subsidiaries), all as determined on a Consolidated basis for such Acquired Entity in accordance with GAAP.

“Acquired Entity” has the meaning provided in the definition of “Acquired EBITDA.”

“Acquisition” means, with respect to a specified Person, (a) an Investment in or a purchase of a 50% or greater interest in the Capital Stock of any other Person, (b) a purchase or acquisition of all or substantially all of the assets of any other Person, (c) a purchase or acquisition of a Real Estate portfolio or Stores from any other Person, or (d) any merger or

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consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a 50% or greater interest in the Capital Stock of, any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Act” has the meaning provided in ~~SECTION 9.17.~~Section 9.17.

“Additional Commitment Lender” has the meaning provided in ~~SECTION~~Section 2.02(a).

“Adjusted LIBOR Rate” means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent) equal to (a) the LIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.  The Adjusted LIBOR Rate will be adjusted automatically as to all LIBOR Borrowings then outstanding as of the effective date of any change in the Statutory Reserve Rate.

“Administrative Agent” has the meaning provided in the preamble to this Agreement.

 ~~“Advisory Fees” means all fees and expense reimbursement paid by Loan Parties to the Sponsor Group prior to the First Amendment Effective Date.~~

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.

“Agents” means collectively, the Administrative Agent and the Collateral Agent.

“Agreement” means this Second Amended and Restated Credit Agreement, as modified, amended, supplemented or restated, and in effect from time to time.

“Anti-Corruption Laws”  means ~~all laws, rules~~the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations ~~of any jurisdiction applicable to the Lead Borrower or any of its Subsidiaries from time to time~~or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Law” means as to any Person: (a) all laws, statutes, rules, regulations, orders, codes, ordinances or other requirements having the force of law; and (b) all court orders, decrees, judgments, injunctions, enforceable notices, binding agreements and/or rulings, in each case of or by any Governmental Authority which has jurisdiction over such Person, or any property of such Person.

“Applicable Lenders” means the Required Lenders or all Lenders, as applicable.

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“Applicable Margin” means:

(a)~~(a)~~From and after the First Amendment Effective Date until November 30, 2014, the percentages set forth in Level II of the pricing grid below; and

(b)~~(b)~~(x) On November 30, 2014, and (y) thereafter on the first day of each Fiscal Quarter (each, an “Adjustment Date”), commencing with the Fiscal Quarter beginning on February 1, 2015, the Applicable Margin shall be determined from such pricing grid based upon average daily Availability (i) with respect to clause (x) above, for the period from the First Amendment Effective Date through November 30, 2014, and (ii) with respect to clause (y) above, for the most recently ended Fiscal Quarter immediately preceding such Adjustment Date; provided, however, that until November 30, 2014, the Applicable Margin shall not be established at Level I (even if the Availability requirements for Level I have been met).

Level	Average Daily Availability	LIBOR Applicable Margin	Prime Rate Applicable Margin
I	Equal to or greater than ~~50~~40% of the Loan Cap	1.25%	0.25%
II	Less than ~~50~~40% of the Loan Cap	1.50%	0.50%

“Appraised Value” means the net appraised recovery value of the Borrowers’ Inventory as set forth in the Borrowers’ stock ledger (expressed as a percentage of the Cost of such Inventory) as reasonably determined from time to time by reference to the most recent appraisal received by the Agents conducted by an independent appraiser reasonably satisfactory to the Agents.

“Approved Fund” means any Fund that is administered or managed by (a) a Credit Party, (b) an Affiliate of a Credit Party, (c) an entity or an Affiliate of an entity that administers or manages a Credit Party, or (d) the same investment advisor or an advisor under common control with such Credit Party or advisor, as applicable.

“Arrangers” means, collectively, ~~Merrill Lynch, Pierce, Fenner & Smith Incorporated~~Bank of America and Wells Fargo ~~Capital Finance, LLC~~Bank, National Association.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by ~~SECTION~~Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

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“Availability” means the lesser of (a) or (b), where:

(a)~~(a)~~is the result of:

(i)~~(i)~~The Total Commitments,

Minus

(ii)~~(ii)~~The Total Outstandings;

(b)~~(b)~~is the result of:

(i)~~(i)~~The Borrowing Base, as determined from the most recent Borrowing Base Certificate (delivered by the Lead Borrower to the Administrative Agent pursuant to ~~SECTION~~Section 5.01(f) hereof (as may be adjusted from time to time pursuant to SECTION 2.03 hereof));

Minus

(ii)~~(ii)~~The Total Outstandings.

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent from time to time determines in its reasonable commercial discretion from the perspective of an asset-based lender exercised in good faith as being appropriate (a) to reflect the impediments to the Agent’s ability to realize upon the Collateral included in the Borrowing Base, (b) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect the Borrowing Base and the aggregate value of the Collateral or the validity or enforceability of this Agreement and the other Loan Documents or the material rights and remedies of the Secured Parties hereunder or thereunder, or (d) to reflect any restrictions in the Term Loan Agreement on the incurrence of Indebtedness by the Loan Parties, but only to the extent that such restrictions reduce, or with the passage of time could reduce, the amounts available to be borrowed hereunder (including, without limitation as a result of the Loan Parties’ receipt of net proceeds from asset sales) in order for the Loan Parties to comply with the Term Loan Agreement.  Availability Reserves shall include, without limitation, Cash Management Reserves, Debt Maturity Reserves, and Bank Product Reserves.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A., a national banking association, and its Subsidiaries and Affiliates.

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~~“Bank Products” means any services or facilities provided to any Loan Party by any Lender or any of its Affiliates (other than Cash Management Services), on account of (a) leasing arrangements and (b) Swap Contracts.~~

“Bank Product Reserves” means such reserves as the Administrative Agent, from time to time after the occurrence and during the continuation of a Cash Dominion Event, determines in its reasonable commercial discretion exercised in good faith as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

“Bank Products” means any services or facilities provided to any Loan Party by any Lender or any of its Affiliates (other than Cash Management Services), on account of (a) leasing arrangements, (b) Swap Contracts and (c) supply chain finance services, including, without limitation, trade payable services and supplier accounts receivable purchases.

“Bankruptcy Code” means Title 11, U.S.C., as now or hereafter in effect, or any successor thereto.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Blocked Account” has the meaning provided in ~~SECTION~~Section 2.18(c).

“Blocked Account Agreement” has the meaning provided in ~~SECTION~~Section 2.18(c).

“Blocked Account Banks” means the banks with whom deposit accounts are maintained in which material amounts (as reasonably determined by the Administrative Agent) of funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means, collectively, the Lead Borrower, the Borrowers identified on the signature pages hereto and each Other Borrower who becomes a Borrower hereunder in accordance with the terms of this Agreement.

“Borrowing” means (a) the incurrence of Revolving Credit Loans of a single Type, on a single date and having, in the case of LIBOR Rate Loans, a single Interest Period, or (b) the incurrence of a Swingline Loan.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a)~~(a)~~90% of the face amount of Eligible Credit Card Receivables of the Borrowers;

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plus

(b)~~(b)~~the Cost of Eligible Inventory of the Borrowers, net of Inventory Reserves, multiplied by the Inventory Advance Rate multiplied by the Appraised Value of Eligible Inventory of the Borrowers;

plus

(c)~~(c)~~with respect to any Eligible Letter of Credit, without duplication of any Eligible In-Transit Inventory, the Cost of the Inventory supported by such Eligible Letter of Credit when completed, net of Inventory Reserves, multiplied by the Inventory Advance Rate multiplied by the Appraised Value of such Inventory of the Borrowers;

minus

(d)~~(d)~~the then amount of all Availability Reserves.

“Borrowing Base Certificate” has the meaning provided in ~~SECTION~~Section 5.01(f).

“Borrowing Request” means a request by the Lead Borrower on behalf of any of the Borrowers for a Borrowing in accordance with SECTION 2.04.

“Breakage Costs” has the meaning provided in ~~SECTION~~Section 2.16(b).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to remain closed; provided, however, that when used in connection with a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, with respect to the Loan Parties for any period, the additions to property, plant and equipment and other capital expenditures of the Loan Parties that are (or would be) set forth in a Consolidated statement of cash flows of the Loan Parties for such period prepared in accordance with GAAP; provided that “Capital Expenditures” shall not include (i) any additions to property, plant and equipment and other capital expenditures made with (A) the proceeds of any equity securities issued or capital contributions received by any Loan Party or any Subsidiary in connection with such capital expenditures, (B) the proceeds from any casualty insurance or condemnation or eminent domain, to the extent that the proceeds therefrom are utilized for capital expenditures within twelve months of the receipt of such proceeds, (C) the proceeds or consideration received from any sale, trade in or other disposition of any Loan Party’s assets (other than assets constituting Collateral consisting of Inventory and Accounts), to the extent that the proceeds and/or consideration therefrom are utilized for capital expenditures within twelve months of the receipt of such proceeds (or, in the case of any disposition of Real Estate committed to be reinvested within twelve (12) months of receipt of such proceeds and actually reinvested within eighteen (18) months of such receipt), (ii) any such expenditures which constitute a Permitted Acquisition, or (iii) any expenditures which are contractually required to be, and are, reimbursed to the Loan Parties in cash by a third party (including landlords) during such period of calculation.

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“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP as in effect on the ~~First~~Second Amendment Effective Date; for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (except for temporary treatment of construction related expenditures under EITF 97-10, “The Effects of Lessee Involvement in Asset Construction” which will ultimately be treated as operating leases upon a sale-leaseback transaction).

“Capital Stock” means, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise Control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing; provided, that any instrument evidencing Indebtedness convertible or exchangeable for Capital Stock shall not be deemed to be Capital Stock, unless and until any such instruments are so converted or exchanged.

“Cash Collateral Account” means an interest bearing account established by the Loan Parties with the Collateral Agent, for its own benefit and the benefit of the other Secured Parties, under the sole and exclusive dominion and control of the Collateral Agent, in the name of the Collateral Agent or as the Collateral Agent shall otherwise direct, in which deposits are required to be made in accordance with ~~SECTION~~Section 2.13(j).

“Cash Dominion Event” means either (a) the occurrence and continuance of any Specified Default, or (b) the failure of the Borrowers to maintain Availability of at least the greater of (i) ~~twelve and one-half~~ten percent (~~12.5~~10%) of the Loan Cap or (ii) $~~60,000,000,~~50,000,000, in each case for five (5) consecutive Business Days.  For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing (unless the Arrangers otherwise agree in their reasonable discretion or the Arrangers, in their reasonable judgment, have determined that the circumstances surrounding such Specified Default cease to exist) (a) so long as such Specified Default is continuing or has not been waived, and/or (b) if the Cash Dominion Event arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability has exceeded the greater of (i) ~~twelve and one-half~~ten percent (~~12.5~~10%) of the Loan Cap or (ii) $~~60,000,000~~50,000,000 for thirty (30) consecutive days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement~~,~~; provided, that a Cash Dominion Event may not be so cured on more than ~~two~~three (~~2~~3) occasions in any period of 365 consecutive days.

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“Cash Management Reserves” means such reserves as the Administrative Agent, from time to time after the occurrence and during the continuation of a Cash Dominion Event, determines in its reasonable commercial discretion exercised in good faith as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means any cash management services or facilities provided to any Loan Party by any Lender or any of its Affiliates, including, without limitation: (a) ACH transactions, (b) controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit card processing services, (e) purchase cards, and (f) credit or debit cards.

“Cash Receipts” has the meaning provided in ~~SECTION~~Section 2.18(d).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” means a domestic Subsidiary substantially all of whose assets consist of the Capital Stock or debt of one or more Foreign Subsidiaries or other CFC Holding Companies.

“Change in Control” means, at any time:

(a)~~(a)~~[Reserved]; or

(b)~~(b)~~any person or “group” (within the meaning of the Securities and Exchange Act of 1934, as amended)~~, other than any one or more of the Sponsor Group,~~ is or becomes the beneficial owner (within the meaning of Rule 13d-3 or 13d-5 of the Securities and Exchange Act of 1934, as amended, except that such person shall be deemed to have “beneficial ownership” of all Capital Stock that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of fifty percent (50%) or more (on a fully diluted basis) of the total then outstanding Capital Stock of Burlington Stores, Inc. entitled to vote for the election of directors of Burlington Stores, Inc.; or

(c)~~(c)~~the Parent fails at any time to own, directly or indirectly, 100% of the Capital Stock of each Loan Party ~~free and clear of all Liens (other than those Liens specified in clauses (a), (e), (i), (l), (r), (v) and (ee) of the definition of Permitted Encumbrances)~~, except where such failure is as a result of a transaction permitted by the Loan Documents.

“Change in Law” means the occurrence, after the ~~First~~Second Amendment Effective Date, of any of the following: (a) the adoption or taking effect of any Applicable Law, (b) any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority, provided, however, for purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection

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Act and all requests, guidelines or directives in connection therewith and (ii) all rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or Canadian regulatory authorities, in each case pursuant to Basel III, are deemed to have gone into effect and been adopted after the ~~First~~Second Amendment Effective Date.

“Charges” has the meaning provided in ~~SECTION~~Section 9.13.

“Charter Document” means as to any Person, its partnership agreement, certificate of incorporation, certificate of formation, operating agreement, membership agreement or similar constitutive document or agreement or its by-laws.

“Class” (a) when used with respect to commitments, refers to whether such commitment is a Commitment or an Extended Commitment of a given Extension Series or a New Extended Commitment, (b) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Loans under Extended Commitments of a given Extension Series or Loans under New Extended Commitments, and (c) when used with respect to Lenders, refers to whether such Lenders have a Loan or commitment with respect to a particular Class of Loans or commitments.

“Closing Date” means April 13, 2006.

“Code” means the Internal Revenue Code of 1986 and the Treasury regulations promulgated thereunder, as amended from time to time.

“Co-Documentation Agents” has the meaning provided in the preamble to this Agreement.

“Co-Syndication Agents” has the meaning provided in the preamble to this Agreement.

“Collateral” means any and all “Collateral”, “Pledged Collateral” or words of similar intent as defined in any applicable Security Document.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Collateral Agent executed by (a) a bailee or other Person in possession of Collateral, and (b) each landlord of Real Estate leased by any Loan Party, pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) agrees to furnish the Collateral Agent with access to the Collateral in such Person’s possession or on the Real Estate for the purposes of conducting a Liquidation, and (iv) makes such other agreements with the Collateral Agent as the Collateral Agent may reasonably require.

“Collateral Agent” has the meaning provided in the preamble to this Agreement.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.

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“Commitment” means, with respect to each Lender, the commitment of such Lender hereunder to make Credit Extensions to the Borrowers in the amount set forth opposite its name on Schedule 1.1(a) hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to SECTIONS 2.02 and 2.15 of this Agreement.

“Commitment Increase” shall have the meaning provided in ~~SECTION~~Section 2.02(a).

“Commitment Increase Date” shall have the meaning provided in ~~SECTION~~Section 2.02(c).

“Commitment Percentage” shall mean, with respect to each Lender, the percentage determined by dividing the Commitment of such Lender by the Commitments of all Lenders hereunder to make Credit Extensions to the Borrowers, in the amount set forth opposite such Lender’s name on Schedule 1.1(a) hereto or as may subsequently be set forth in the Register from time to time, as the same may be  increased or reduced from time to time pursuant to SECTIONS 2.02 and 2.15 of this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” has the meaning provided in ~~SECTION~~Section 5.01(d).

“Concentration Account” has the meaning provided in ~~SECTION~~Section 2.18(d).

“Confirmation of Ancillary Documents” means, collectively (i) that certain Confirmation of Ancillary Documents dated as of January 15, 2010 among the Agents and the Loan Parties, and (ii) that certain Confirmation of Ancillary Documents dated as of the Effective Date among the Agents and the Loan Parties.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Restricted Subsidiaries.

“Consolidated EBITDA” means, with respect to the Loan Parties on a Consolidated basis for any period, (i) the sum (without duplication) of (a) Consolidated Net Income for such period, plus in each case without duplication and to the extent deducted in determining Consolidated Net Income for such period (other than in the case of clause (r)), (b) depreciation, amortization, and all other non-cash charges, non-cash expenses or non-cash losses, (c) provisions for Consolidated Taxes based on income,  (d) Consolidated Interest Expense, (e) ~~Advisory Fees whether accrued or paid in cash~~[reserved], (f) all transactional costs, expenses and charges in connection with the consummation of the ~~First Amendment and the refinancing of the Term Loan Financing Facility and the Lead Borrower’s senior note facilities on the First Amendment Effective Date~~Second Amendment, and all transactions related thereto (including, without limitation, the payment of fees and expenses in connection therewith), any amendment, waiver or modification of any Loan Document or other Indebtedness and any transaction related to any Investment, Restricted Payment, Permitted Acquisition, Permitted Disposition, issuance of Permitted Indebtedness or issuance of Capital Stock (provided that any such transaction to which any Affiliate of the Loan

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Parties is party shall comply with ~~SECTION~~Section 6.07 hereof), in each case whether or not consummated, (g) to the extent not already included in Consolidated Net Income, proceeds from business interruption insurance, (h) to the extent not already included in Consolidated Net Income and actually indemnified or reimbursed, or so long as the Lead Borrower has made a determination that there exists reasonable evidence that such amount will in fact be indemnified or reimbursed (and such amount is in fact reimbursed within 365 days of the date of such charge or payment (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days)), any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any Permitted Acquisition, Permitted Investment or any Permitted Disposition, (i) cash receipts (or reduced cash expenditures) in respect of income received in connection with subleases to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (ii)(b) below for any previous period, (j) the amount of any restructuring charge, reserve, integration cost or other business optimization expense or cost (including charges directly related to implementation of cost-savings initiatives) that is deducted (and not added back) in such period in computing Consolidated Net Income including, without limitation, those related to severance, retention, signing bonuses, relocation, recruiting and other employee related costs, future lease commitments, contract and lease termination expenses and costs related to the opening and closure and/or consolidation of facilities, (k) unusual, nonrecurring, exceptional, extraordinary or nonrecurring expenses, losses or charges, (l) any after-tax effect of income (loss) from the early retirement, extinguishment or cancellation of Indebtedness or Swap Obligations or other derivative instruments shall be excluded, (m) gains and losses on the sale, exchange or other disposition of assets outside the ordinary course of business or abandonment of assets and from discontinued operations, (n) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted in calculating Consolidated Net Income (and not added back in such period to Consolidated Net Income), (o) any other charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period, including any impairment charges or the impact of purchase accounting, or other items classified by the Lead Borrower as special items, (p) any costs or expense incurred by the Loan Parties or any Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Lead Borrower or net cash proceeds of an issuance of Capital Stock (other than Disqualified Capital Stock) of the Parent or any parent of the Parent to the extent contributed to the Lead Borrower’s Capital Stock (other than Disqualified Capital Stock), (q) costs related to the implementation of operational and reporting systems and technology initiatives and (r) all items described in Pro Forma Adjustments, minus (ii) the sum of (a) non-cash gains for such period to the extent included in Consolidated Net Income, (b) cash payments made during such period on account of non-cash charges added back in the calculation of Consolidated EBITDA pursuant to clause (i)(b) above for any previous period and (c) all cash payments made during such period  to the extent made on account of non-cash reserves and other non-cash charges added back to Consolidated Net Income pursuant to clause (i)(l) above in a previous period (it being understood that this clause (ii)(c) shall not be utilized in reversing any non-cash reserve or charge added to Consolidated Net Income).  For the avoidance of doubt, in calculating Consolidated EBITDA, Acquired EBITDA for the relevant period shall be included in such calculation.

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“Consolidated Fixed Charge Coverage Ratio” means, with respect to the Loan Parties for any period, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) Unfinanced Capital Expenditures during such period, plus (iii) proceeds of any equity securities issued or capital contributions received by any Loan Party or any Subsidiary to the extent used to make payments on account of Debt Service Charges to the lenders under the Term Loan Financing Facility, to (b) the sum of (i) Debt Service Charges payable in cash during such period plus (ii) federal, state and foreign income Taxes paid in cash (net of refunds received) during such period~~, plus (iii) Advisory Fees~~, whether accrued or paid in cash during such period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, on the last day of any Fiscal Quarter, the ratio of (a) Consolidated EBITDA of the Loan Parties for the period of four consecutive Fiscal Quarters most recently ended on and prior to such date, taken as one accounting period, to (b) Consolidated Interest Expense of the Loan Parties for the period of four consecutive Fiscal Quarters most recently ended on and prior to such date, taken as one accounting period.

“Consolidated Interest Expense” means, with respect to the Loan Parties on a Consolidated basis for any period, (a) total interest expense (including that attributable to Capital Lease Obligations in accordance with GAAP but excluding any imputed interest as a result of purchase accounting) of the Loan Parties on a Consolidated basis with respect to all outstanding Indebtedness of the Loan Parties, including, without limitation, the Obligations and all commissions, discounts and other fees and charges owed with respect thereto, but excluding amortization or write-off of deferred financing costs and bridge facility fees, all as determined on a Consolidated basis in accordance with GAAP and reduced by interest income received or receivable in cash for such period.  For purposes of the foregoing, interest expense of any Loan Party shall be determined after giving effect to any net payments made or received by such Loan Party with respect to interest rate Swap Contracts.

“Consolidated Net Income” means, with respect to the Loan Parties for any period, the net income (or loss) of the Loan Parties on a Consolidated basis for such period taken as a single accounting period determined in accordance with GAAP; provided, however, that there shall be excluded the income (or loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid in cash to such Loan Party and its Restricted Subsidiaries by such Person during such period.

“Consolidated Secured Leverage Ratio” means, as of any date, the ratio of (a) the sum of (i) Consolidated Total Debt (other than any portion of such Consolidated Total Debt that is (x) attributed to Revolving Credit Loans of the Borrowers outstanding at such date or (y) not secured by any Liens on any assets of the Loan Parties) plus (ii) the ABL Borrowings Amount on such date less (iii) unrestricted cash and Cash Equivalents of the Lead Borrower and its Restricted Subsidiaries on such date, to (b) Consolidated EBITDA of the Loan Parties for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date, taken as one accounting period.

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“Consolidated Taxes” means, as of any date for the applicable period ending on such date with respect to the Loan Parties on a Consolidated basis, the aggregate of all income, withholding, franchise and similar taxes and foreign withholding taxes, as determined in accordance with GAAP, to the extent the same are paid or accrued during such period.

“Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of the Parent and its Restricted Subsidiaries and that is attributable to assets of the Lead Borrower and its Restricted Subsidiaries at such date or, for the period prior to the time any such statements are so delivered.

“Consolidated Total Debt” means, at any date, the aggregate principal amount of all funded Indebtedness for borrowed money and Capital Lease Obligations of the Loan Parties on a Consolidated basis outstanding at such date in the amount that would be reflected on a balance sheet prepared on such date in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power (a) to vote 50% or more of the securities having ordinary voting power for the election of directors (or any similar governing body) of a Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power or by contract. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the cost of purchases, as reported on the Borrowers’ financial stock ledger based upon the Borrowers’ accounting practices in effect on the ~~First~~Second Amendment Effective Date or thereafter consented to by the Administrative Agent, whose consent will not be unreasonably withheld.  “Cost” does not include inventory capitalization costs or other non-purchase price charges (except for freight charges with respect to all Inventory (other than unpaid freight charges for Eligible In-Transit Inventory) to the extent treated consistently with the Borrowers’ accounting practices in effect on the ~~First~~Second Amendment Effective Date) used in the Borrowers’ calculation of cost of goods sold.

“Covenant Compliance Event” means Availability at any time is less than the greater of (x) $50,000,000 or (y) 10% of the Loan Cap.  For purposes hereof, the occurrence of a Covenant Compliance Event shall be deemed continuing (unless the Arrangers otherwise agree in their reasonable discretion) until such time as Availability is equal to or greater than the greater of (x) $50,000,000 or (y) 10% of the Loan Cap for thirty (30) consecutive days, in which case a Covenant Compliance Event shall no longer be deemed to be continuing for purposes of this Agreement.

“Credit Card Notifications” has the meaning provided in ~~SECTION~~Section 2.18(c).

“Credit Card Receivables” means each “payment intangible” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a credit card issuer or credit card processor to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such credit card issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

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“Credit Extensions” mean each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Party” means (a) the Lenders, (b) the Agents and their respective Affiliates and branches, (c) each Issuing Bank, (d) the Arrangers, and (e) the successors and permitted assigns of each of the foregoing.

“Credit Party Expenses” means all of the following to the extent incurred in connection with this Agreement and the other Loan Documents: (a) all reasonable and documented out-of-pocket expenses incurred by the Agents ~~and Merrill Lynch, Pierce, Fenner & Smith Incorporated,~~ (which in the case of legal expenses shall be limited to the reasonable and documented fees, charges and disbursements of one counsel for the Agents and their Affiliates (plus one local counsel in each other jurisdiction to the extent reasonably necessary)), outside consultants for the Agents consisting of one inventory appraisal firm and ~~one real estate appraisal firm,~~ one commercial finance examination firm ~~and one environmental engineering firm (provided that so long as the Term Loan Financing Facility has not been terminated, the Agents shall be entitled to reimbursement  for no more than one environmental engineering firm acting on behalf of both the Credit Parties and the lenders under the Term Loan Financing Facility)~~, in connection with the preparation and administration of the Loan Documents, the syndication of the credit facilities provided for herein, or any amendments, modifications or waivers requested by a Loan Party of the provisions hereof or thereof (whether or not any such amendments, modifications or waivers shall be consummated), (b) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (c) all reasonable and documented out-of-pocket expenses incurred by the Agents and, subject to the proviso below any Lender and their respective Affiliates and branches, including the reasonable and documented fees, charges and disbursements of one counsel for the Agents and their Affiliates (plus one local counsel in each other jurisdiction to the extent reasonably necessary) and outside consultants for the Agents (including, without limitation, inventory ~~and real estate~~ appraisal firms~~,~~ and commercial finance examination firms ~~and environmental engineering firms (provided that so long as the Term Loan Financing Facility has not been terminated, the Agents shall be entitled to reimbursement  for no more than one environmental engineering firm acting on behalf of both the Credit Parties and the lenders under the Term Loan Financing Facility))~~, in connection with the enforcement and protection of their rights in connection with the Loan Documents, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or related negotiations in respect of such Revolving Credit Loans or Letters of Credit; provided that the Lenders who are not the Agents shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case each group of similarly situated Lenders, taken as a whole, may engage and be reimbursed for one additional counsel to the affected party). Credit Party Expenses shall not include the allocation of any overhead expenses of any Credit Party.

“Customer Credit Liabilities” means, at any time, the aggregate remaining balance reflected on the books and records of the Parent and its Subsidiaries at such time of (a) outstanding gift certificates and gift cards of the Borrowers entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits of the Borrowers.

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“Customs Broker Agreement” means an agreement in substantially the form attached hereto as Exhibit B among a Borrower, a customs broker or other carrier, and the Collateral Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory or other property for the benefit of the Collateral Agent, and agrees, upon notice from the Collateral Agent (which notice shall be delivered only upon the occurrence and during the continuance of an Event of Default), to hold and dispose of the subject Inventory and other property solely as directed by the Collateral Agent.

“DDAs” means any checking or other demand deposit account maintained by the Loan Parties.  All funds in such DDAs shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the DDAs.

“Debt Maturity Reserve” means an Availability Reserve established during any Debt Reserve Period, in an amount equal to the then outstanding principal balance of any Indebtedness for borrowed money outstanding on the date which is ~~ninety~~sixty (~~90~~60) days prior to the maturity date of such Indebtedness, which Debt Maturity Reserve shall remain in place (but shall be reduced to give effect to any payments of Indebtedness made during such Debt Reserve Period to the extent such payments are permitted hereunder) until the earlier of the repayment of such Indebtedness (including as a result of a Permitted Refinancing of such Indebtedness) or the extension of the maturity date of such Indebtedness to a date which is on or after the date that is the earlier of (a) six months after the Maturity Date and (b) six months after the then maturity date of such Indebtedness.

“Debt Reserve Period” means the period beginning on the ~~90~~60th day prior to the maturity date of any Indebtedness for borrowed money and in each case ending on the date of the repayment in full of such Indebtedness.  If and to the extent that such Indebtedness is repaid by virtue of any Permitted Refinancing, a subsequent Debt Maturity Reserve may be imposed in an amount equal to the outstanding principal balance of such Indebtedness from and after the date that is ~~ninety~~sixty (~~90~~60) days prior to the maturity date of such Permitted Refinancing Indebtedness.

“Debt Service Charges” means, for any period, the sum of (a) Consolidated Interest Expense required to be paid or paid in cash, plus (b) scheduled principal payments made or required to be made (after giving effect to any prepayments paid in cash that reduce the amount of such required payments) on account of Indebtedness, including the full amount of any non-recourse Indebtedness (excluding the Obligations, but including, without limitation, Capital Lease Obligations) for such period, plus (c) scheduled mandatory payments on account of Disqualified Capital Stock (whether in the nature of dividends, redemption, repurchase or otherwise) required to be made during such period, in each case determined in accordance with GAAP.

“Default” means any event or condition described in ~~SECTION~~Section 7.01 that constitutes an Event of Default or that upon notice, lapse of any cure period set forth in ~~SECTION~~Section 7.01, or both, would, unless cured or waived, become an Event of Default.

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“Default Rate” has the meaning provided in SECTION ~~2.12.~~2.12.

“Defaulting Lender” means, subject to ~~SECTION 8.15,~~Section 8.15, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the Agents, the Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Lead Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by the Administrative Agent or the Lead Borrower, to confirm in writing to the Administrative Agent and the Lead Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Lead Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code or any other insolvency law, ~~or~~ (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to ~~SECTION~~Section 8.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Lead Borrower, the Issuing Bank, the Swingline Lender and each other Lender promptly following such determination.

“Disbursement Accounts” has the meaning provided in ~~SECTION~~Section 2.18(g).

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed on Schedule 3.06(a) and Schedule 3.06(b).

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) is mandatorily redeemable in whole or in part prior to the Maturity Date, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for Indebtedness or any Capital Stock referred to in (a) above prior to the Maturity Date, or (c) contains any mandatory repurchase obligation which comes into

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effect prior to the Maturity Date, provided that Capital Stock shall not constitute Disqualified Capital Stock to the extent (i) such redemption or conversion is (x) upon payment in full of the Obligations (other than contingent obligations for which no claim has been made) or (y) upon a “change in control,” asset sale or similar event or (ii) such Capital Stock is issued pursuant to a plan for the benefit of employees of Parent (or any parent entity), the Lead Borrower or the Restricted Subsidiaries or by any such plan to such employees, and such plan requires such Capital Stock to be repurchased by the Lead Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Institutions” means (i) (x) any Person listed on Schedule A to the First Amendment and (y) any Affiliate thereof that is either (I) identified in writing by the Lead Borrower to the Administrative Agent and the Lenders from time to time or (II) readily identifiable as such on the basis of its name and (ii) (x) any Person that is a direct competitor of the Lead Borrower or any of its Restricted Subsidiaries and (y) any Affiliate thereof (excluding any Affiliate that is a bona fide debt fund, bank or institutional investor) that is either (I) identified in writing by the Lead Borrower to the Administrative Agent and the Lenders from time to time or (II) readily identifiable as such on the basis of its name; provided that no Person that is already a Lender at the time of such identification by the Lead Borrower to the Administrative Agent shall be deemed a Disqualified Institution.

“Documents” has the meaning assigned to such term in the Security Agreement.

“dollars” or “$” refers to lawful money of the United States of America.

“Earn-Out Obligations” means the maximum amount of all obligations incurred or to be incurred in connection with any Acquisition of a Person pursuant to a Permitted Acquisition or any other Permitted Investment under non-compete agreements, consulting agreements, earn-out agreements and similar deferred purchase agreements.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means September 2, 2011.

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“Eligible Assignee” means a commercial bank, insurance company, or company engaged in the business of making commercial loans or a commercial finance company, which Person, together with its Affiliates, has a combined capital and surplus in excess of $1,000,000,000, or any Affiliate of any Credit Party under common control with such Credit Party, or an Approved Fund of any Credit Party~~,~~; provided that in any event, “Eligible Assignee” shall not include (x) any natural person, or (y) any Lender that is a Defaulting Lender at the time of such assignment~~, or (z) the Sponsor Group or any of their respective Affiliates to the extent that, after giving effect to any proposed assignment, the Sponsor Group and their respective Affiliates would hold in the aggregate more than 10% of the then Total Outstandings; provided that the Sponsor Group and each of their respective Affiliates shall be subject to the Sponsor Lender Limitations~~; provided further that, unless a Specified Default shall have occurred and be continuing, “Eligible Assignee” shall not include Disqualified Institutions.

“Eligible Credit Card Receivables” means, as of any date of determination, Credit Card Receivables due to a Loan Party from major credit card processors (including, but not limited to, VISA, Mastercard, American Express, Diners Club and DiscoverCard) as arise in the ordinary course of business and which have been earned by performance, that are not excluded as ineligible by virtue of one or more of the criteria set forth below.  None of the following shall be deemed to be Eligible Credit Card Receivables:

(a)Credit Card Receivables which do not constitute a “payment intangible” (as defined in the UCC) or an “Account”;

(b)Credit Card Receivables due from major credit card processors that have been outstanding for more than five (5) Business Days from the date of sale, or for such longer period(s) as may be approved by the Administrative Agent in its reasonable discretion;

(c)Credit Card Receivables due from major credit card processors with respect to which a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent for its own benefit and the benefit of the other Secured Parties pursuant to the Security Documents, those Liens specified in clauses (a), (e), (r) and (ee) of the definition of Permitted Encumbrances and Permitted Encumbrances having priority by operation of Applicable Law over the Lien of the Collateral Agent) (the foregoing not being intended to limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves on account of any such Liens);

(d)Credit Card Receivables due from major credit card processors that are not subject to a first priority (except as provided in clause (~~b~~c), above) security interest in favor of the Collateral Agent for its own benefit and the benefit of the other Secured Parties;

(e)Credit Card Receivables due from major credit card processors which are disputed, or with respect to which a claim, counterclaim, offset or chargeback (other than chargebacks in the ordinary course by the credit card processors) has been asserted, by the related credit card processor (but only to the extent of such dispute, counterclaim, offset or chargeback);

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(f)Except as otherwise approved by the Administrative Agent, Credit Card Receivables due from major credit card processors as to which the credit card processor has the right under certain circumstances to require a Loan Party to repurchase the Credit Card Receivables from such credit card processor;

(g)Credit Card Receivables arising from ~~the Cohoes private label credit card receivables or any other~~ private label credit card receivables of the Loan Parties, unless (i) such Credit Card Receivables are processed by third party credit card issuers and/or credit card processors, (ii) the applicable program agreement provides that the applicable credit card issuer and/or credit card processor owns the applicable Credit Card Receivables on a non-recourse basis to the Loan Parties (other than customary non-recourse carve-outs for chargebacks and indemnities), and (iii) the Administrative Agent shall have approved the applicable program agreement in its reasonable discretion; and

(h)Credit Card Receivables due from major credit card processors (other than Visa, Mastercard, American Express, Diners Club and DiscoverCard) which the Administrative Agent determines in its commercial reasonable discretion acting in good faith to be unlikely to be collected.

“Eligible In-Transit Inventory” means, as of any date of determination, without duplication of other Eligible Inventory, Inventory (a) which has been shipped from (i) any location within the United States for receipt by a Loan Party within fifteen (15) days of the date of determination or (ii) any location outside of the United States for receipt by a Loan Party within sixty (60) days of the date of determination, but which, in either case, has not yet been received by a Loan Party, (b) for which the purchase order is in the name of a Loan Party and title has passed to a Loan Party, (c) except as otherwise agreed by the Administrative Agent, for which a Loan Party is designated as “shipper” and/or the consignor and the document of title or waybill reflects a Loan Party as consignee (along with delivery to a Loan Party or its customs broker of the documents of title, to the extent applicable, with respect thereto), (d) as to which the Collateral Agent has control over the documents of title, to the extent applicable, which evidence ownership of the subject Inventory (such as by the delivery of a Customs Broker Agreement and a control agreement with a carrier or freight forwarder), (e) which is insured in accordance with the provisions of this Agreement and the other Loan Documents, including, without limitation marine cargo insurance; and (f) which otherwise is not excluded from the definition of Eligible Inventory; provided that the Administrative Agent may, in its reasonable discretion and upon prior notice to the Lead Borrower, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event that the Administrative Agent reasonably determines that such Inventory is subject to any Person’s right or claim which is  senior to, or pari passu with, the Lien of the Administrative Agent (such as, without limitation, a right of stoppage in transit), as applicable.

“Eligible Inventory” means, as of any date of determination, without duplication, (a) Eligible In-Transit Inventory, and (b) items of Inventory of a Loan Party that are finished goods, merchantable and readily saleable to the public in the ordinary course that are not excluded as ineligible by virtue of the one or more of the criteria set forth below.  None of the following shall be deemed to be Eligible Inventory:

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(a)~~(a)~~Inventory that is not solely owned by a Loan Party, or is leased by or is on consignment to a Loan Party, or as to which the Loan Parties do not have title thereto;

(b)~~(b)~~Inventory (other than any Eligible In-Transit Inventory) that is not located in the United States of America (or Canada, as long as the Administrative Agent shall have received or conducted appraisals of such Canadian Inventory from appraisers reasonably satisfactory to the Administrative Agent) at a location that is owned or leased by the Loan Parties except to the extent that the Loan Parties have furnished the Collateral Agent with (A) any UCC financing statements or PPSA registration statements or other filings that the Collateral Agent may reasonably determine to be necessary to perfect its security interest in such Inventory at such location, and (B) unless otherwise agreed by the Agents, a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to the Collateral Agent;

(c)~~(c)~~Inventory that is located in a distribution center leased by a Loan Party unless the applicable lessor has delivered to the Collateral Agent a Collateral Access Agreement;

(d)~~(d)~~Inventory that represents goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete, custom items, work in process, raw materials, or that constitute spare parts, shipping materials or supplies used or consumed in a Borrower’s business, or (iv) are bill and hold goods~~, including, without limitation, Inventory located at Store 52 as reflected in the Borrowers’ books and records~~;

(e)~~(e)~~Except as otherwise agreed by the Agents, Inventory that represents goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents;

(f)~~(f)~~Inventory that is not subject to a perfected first priority security interest in favor of the Collateral Agent for its own benefit and the benefit of the other Secured Parties (subject only to Permitted Encumbrances having priority by operation of Applicable Law);

(g)~~(g)~~Inventory which consists of samples, labels, bags, packaging materials, and other similar non-merchandise categories;

(h)~~(h)~~Inventory as to which casualty insurance in compliance with the provisions of SECTION 5.07 hereof is not in effect;

(i)~~(i)~~Inventory which has been sold but not yet delivered or Inventory to the extent that any Borrower has accepted a deposit therefor; and

(j) ~~(j)~~Inventory acquired in a Permitted Acquisition, unless the Administrative Agent shall have received or conducted (A) appraisals, from appraisers reasonably satisfactory to the Administrative Agent, of such Inventory to be acquired in such Acquisition and (B) such other due diligence as the Agents may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Agents.  As long as the

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Administrative Agent has received reasonable prior notice of such Permitted Acquisition and the Loan Parties reasonably cooperate (and cause the Person being acquired to reasonably cooperate) with the Administrative Agent, the Administrative Agent shall use reasonable best efforts to complete such due diligence and a related appraisal on or prior to the closing date of such Permitted Acquisition.

“Eligible Letter of Credit” means, as of any date of determination thereof, a Commercial Letter of Credit which supports the purchase of Inventory, (i) which Inventory does not constitute Eligible In-Transit Inventory and for which no documents of title have then been issued; (ii) which Inventory when the purchase thereof is completed would otherwise constitute Eligible Inventory, (iii) which Commercial Letter of Credit has an initial expiry, subject to the proviso hereto, within 120 days after the date of initial issuance of such Commercial Letter of Credit, provided that ninety percent (90%) of the maximum Stated Amount of all such Commercial Letters of Credit shall not, at any time, have an initial expiry greater than ninety (90) days after the original date of issuance of such Commercial Letters of Credit, and (iv) which Commercial Letter of Credit provides that it may be drawn only after the Inventory is completed and after documents of title have been issued for such Inventory reflecting a Loan Party or the Collateral Agent as consignee of such Inventory, and (v) which will constitute Eligible In-Transit Inventory upon satisfaction of the requirements of clause (iv) hereof; provided that the Administrative Agent may, in its reasonable discretion and upon prior notice to the Lead Borrower, exclude any particular Inventory from the definition of “Eligible Letter of Credit” in the event the Administrative Agent reasonably determines that such Inventory is subject to any Person’s right or claim which is senior to, or pari passu with, the Lien of the Collateral Agent (such as, without limitation, a right of stoppage in transit).

“Environmental Laws” means all Applicable Laws issued, promulgated or entered into by or with any Governmental Authority, relating in any way to (a) the protection of the environment, (b) the handling, treatment, storage, disposal of Hazardous Materials, (c) exposure of any Person to Hazardous Materials, or the Release or threatened Release of any Hazardous Material to the environment, (d) the assessment or remediation of any such Release or threatened Release of any Hazardous Material to the environment or (e) occupational health or safety matters to the extent relating to Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including, without limitation, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement to the extent that which liability is assumed or imposed with respect to any of the foregoing.

~~“Equipment” has the meaning set forth in the Security Documents.~~

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

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“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Lead Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means: (a) any “reportable event,” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Lead Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Lead Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Lead Borrower or any ERISA Affiliate of any liability in excess of $75,000,000 (or such lesser amount as would reasonably be expected to result in a Material Adverse Effect) with respect to the withdrawal or partial withdrawal from any Plan (including any liability under Section 4062(e) of ERISA) or Multiemployer Plan; or (g) the receipt by the Lead Borrower or any ERISA Affiliate of any notice concerning the imposition on it of Withdrawal Liability in excess of $75,000,000 (or such lesser amount as would reasonably be expected to result in a Material Adverse Effect) or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in ~~reorganization~~critical status, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning provided in ~~SECTION 7.01. An “Event of Default” shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived in writing by the Administrative Agent in accordance with the terms of this Agreement.~~Section 7.01.

“Excess Availability” means the difference between (a) the Borrowing Base and (b) the Total Outstandings.

“Excluded Net Proceeds” means, (i) with respect to any Net Proceeds received from a sale, transfer or disposition of any of the Term Loan Priority Collateral and/or any Qualifying Senior Collateral, or any event described in clause (b) of the definition of “Prepayment Event” with respect to any of the Term Loan Priority Collateral and/or any Qualifying Senior Collateral only, such portion of such Net Proceeds that are then required to be paid to the lenders under the Term Loan Financing Facility and/or any Qualifying Senior Secured Debt, (ii) with respect to any Net Proceeds received from any Indebtedness used to refinance the Term Loan Financing Facility and/or any Qualifying Senior Secured Debt as permitted in  accordance with this Agreement, such portion of such Net Proceeds that is required to be paid to the lenders under the Term Loan Financing Facility and/or Qualifying Senior Secured Debt and (iii) with respect to any Net Proceeds received from any other Prepayment Event, if the Term Payment Availability Conditions are satisfied, and no Cash Dominion Event has occurred and is continuing or would arise therefrom, such portion of such Net Proceeds that are required to be paid to the lenders under the Term Loan Financing Facility and/or any Qualifying Senior Secured Debt.

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“Excluded Subsidiary” means each (i) Immaterial Subsidiary, (ii) Foreign Subsidiary, (iii) CFC Holding Company, (iv) Subsidiary that is not a wholly-owned Restricted Subsidiary (other than with respect to directors’ qualifying or nominee shares), (v) captive insurance subsidiary or other special purpose entity, (vi) not-for-profit Subsidiary, (vii) subsidiary prohibited by applicable law or contractual obligation (existing at the time of acquisition thereof (or redesignation) and not created in contemplation of such acquisition) from guaranteeing or granting Liens to secure any of the Obligations or with respect to which any consent, approval, license or authorization from any governmental authority would be required for the provision of any such guaranty, and (viii) Restricted Subsidiary with respect to which the Lead Borrower and the Administrative Agent reasonably agree that the cost or other consequences (including adverse tax consequences) of providing a guaranty of the Obligations outweigh the benefits to the Lenders.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party under the Facility Guarantee of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to ~~SECTION~~Section 9.22 hereof and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the guaranty of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such guaranty or security interest becomes illegal.

“Excluded Taxes”  means, with respect to the Agents, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) Taxes imposed on or measured by such recipient’s net income or overall gross income or receipts (however denominated), franchise Taxes imposed on it (in lieu of such income Taxes) and branch profits (or similar) Taxes imposed on it, in each case, by any jurisdiction (or any political subdivision thereof) as a result of the recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office, in such jurisdiction or as a result of any other present or former connection of such recipient with the jurisdiction imposing such Taxes (other than any such connection arising solely from this Agreement or any other Loan Documents or any transactions contemplated thereunder), (b) Taxes imposed pursuant to FATCA, and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under ~~SECTION~~Section 2.24(a)), any United States federal withholding tax that is imposed on amounts payable to such Foreign Lender (i) under any law in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office other than at the request of a Borrower under SECTION 2.24), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to ~~SECTION~~Section 2.23(a) or (ii) is attributable to such Foreign Lender’s failure to comply with ~~SECTION~~Section 2.23(e).

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“Executive Order” has the meaning provided in ~~SECTION 9.18.~~Section 9.18.

“Existing Credit Agreement” has the meaning provided in the first recital to this Agreement.

“Existing Letters of Credit” means the Letters of Credit issued under the Existing Credit Agreement and outstanding as of the Effective Date.

“Existing Revolver Tranche” has the meaning provided in ~~SECTION~~Section 2.27(a).

“Extended Commitments” has the meaning provided in ~~SECTION~~Section 2.27(a).

“Extending Revolving Credit Lender” has the meaning provided in ~~SECTION~~Section 2.27(b).

“Extension Amendment” has the meaning provided in ~~SECTION~~Section 2.27(d).

“Extension Election” has the meaning provided in ~~SECTION~~Section 2.27(b).

“Extension Request” has the meaning provided in ~~SECTION~~Section 2.27(a).

“Extension Series” has the meaning provided in ~~SECTION~~Section 2.27(a).

“Facility Guarantee” means any Guarantee of the Obligations executed by the Parent and its Restricted Subsidiaries which are or hereafter become Facility Guarantors in favor of the Agents and the other Secured Parties.

“Facility Guarantors” means any Person executing a Facility Guarantee.

“FATCA” means Sections 1471 through 1474 of the Code, as of the ~~date of the First~~Second Amendment Effective Date (or any amended or successor version that is substantively comparable) ~~and~~, any current or future Treasury regulations with respect thereto or official governmental interpretations thereof, ~~and any intergovernmental agreements or FFI agreements~~any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the ~~foregoing~~Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal

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Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the Fee Letter dated ~~August 3, 2011,~~June 13, 2018, by and among the Lead Borrower~~, Merrill Lynch, Pierce, Fenner & Smith Incorporated~~ and Bank of America, N.A., as the same may be amended, supplemented or replaced and in effect from time to time.

“Financial Officer” means, with respect to any Loan Party, the chief financial officer, chief accounting officer, treasurer, assistant treasurer, controller or assistant controller of such Loan Party.

“First Amendment” means that certain First Amendment to Second Amended and Restated Credit Agreement dated as of August 13, 2014 by and among the Loan Parties, the Lenders party thereto and the Agents.

“First Amendment Effective Date” shall have the meaning set forth in the First Amendment.

“Fiscal Month”  means any fiscal month of any Fiscal Year, which month shall generally consist of (i) in the case of the first, third, fourth, sixth, seventh, ninth and tenth Fiscal Months of each Fiscal Year, four calendar weeks, (ii) in the case of the second, fifth, eighth and eleventh Fiscal Months of each Fiscal Year, five calendar weeks and (iii) in the case of the twelfth Fiscal Month of each Fiscal Year, the period from the first day following the eleventh Fiscal Month of such Fiscal Year through the last day of such Fiscal Year, in accordance with the fiscal accounting calendar of the Parent and its Subsidiaries.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarter shall generally end on (i) in the case of the first three Fiscal Quarters of each Fiscal Year, on the date that is 13 weeks after the last day of the preceding Fiscal Quarter and (ii) in the case of the last Fiscal Quarter of each Fiscal Year, on the last day of such Fiscal Year, in accordance with the fiscal accounting calendar of the Parent and its Subsidiaries.

“Fiscal Year” means any period of twelve consecutive Fiscal Months ending on the Saturday closest to January 31 of any calendar year.

~~“Fixed Assets” means Equipment and Real Estate.~~

“Foreign Assets Control Regulations” has the meaning provided in ~~SECTION 9.18.“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia~~Section 9.18.

“Foreign ~~Subsidiary~~Lender” means any ~~Subsidiary~~Lender that is organized under the laws of a jurisdiction other than the United States of America or~~, to the extent such Subsidiary is classified as a disregarded entity under the Code,~~ any State thereof or the District of Columbia~~, or any of its territories or possessions~~.

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“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia, including any CFC.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s pro rata share of the outstanding Letter of Credit Outstandings other than Letter of Credit Outstandings as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s pro rata share of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fronting Fee” has the meaning set forth in ~~SECTION~~Section 2.19(d) hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

“General Intangibles” has the meaning assigned to such term in the Security Agreement.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

~~“Governmental Real Estate Disclosure Requirements” means any requirement of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Estate, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Estate, facility, establishment or business, of the actual or threatened presence or Release in or into the environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Estate, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.~~

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase

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of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations, including but not limited to, those in effect on the ~~First~~Second Amendment Effective Date or entered into in connection with any Permitted Acquisition, Permitted Investment, or Permitted Disposition (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas,  toxic mold, and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

“Holdings” means Burlington Coat Factory Investments Holdings, Inc., a Delaware corporation.

“Immaterial Subsidiary” means a Restricted Subsidiary of the Parent for which (a) the assets of such Restricted Subsidiary constitute less than or equal to 3% of the total assets of the Parent and its Restricted Subsidiaries on a consolidated basis and collectively with all Immaterial Subsidiaries, less than or equal to 5% of the total assets of the Parent and its Restricted Subsidiaries on a consolidated basis, and (b) the revenues of such Subsidiary account for less than or equal to 3% of the total revenues of the Parent and its Restricted Subsidiaries on a consolidated basis and collectively with all Immaterial Subsidiaries, less than or equal to 5% of the total revenues of the Parent and its Restricted Subsidiaries on a consolidated basis.  In no event shall Holdings or the Lead Borrower be deemed an “Immaterial Subsidiary.”

“Indebtedness” of any Person means, without duplication:

(a)~~(a)~~All obligations of such Person for borrowed money (including any obligations which are without recourse to the credit of such Person);

(b)~~(b)~~All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(c)~~(c)~~All obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;

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(d)~~(d)~~All obligations of such Person in respect of the deferred purchase price of property or services (excluding accrued expenses and accounts payable incurred in the ordinary course of business);

(e)~~(e)~~All Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed or is limited in recourse;

(f)~~(f)~~All Guarantees by such Person of Indebtedness of others;

(g)~~(g)~~All Capital Lease Obligations of such Person;

(h)~~(h)~~All obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty;

(i)~~(i)~~All obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances;

(j)~~(j)~~The Swap Termination Value of all Swap Contracts;

(k)~~(k)~~The principal and interest portions of all rental obligations of such Person under any Synthetic Lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP;

(l)~~(l)~~Indebtedness consisting of Earn~~‑~~-Out Obligations in connection with Permitted Acquisitions but only to the extent that the contingent consideration relating thereto is not paid within thirty (30) days after the amount due is finally determined and due and payable; and

(m)~~(m)~~All mandatory obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of such Person (including, without limitation, Disqualified Capital Stock) to the extent required by GAAP to be accounted for as indebtedness;

Indebtedness shall not include (A) any sale-leaseback transactions to the extent the lease or sublease thereunder is not required to be recorded under GAAP as a Capital Lease Obligation, (B) any obligations relating to overdraft protection and netting services, (C) any preferred stock required to be included as Indebtedness in accordance with GAAP, (D) items that would appear as a liability on a balance sheet prepared in accordance with GAAP as a result of the application of EITF 97-10, “The Effects of Lessee Involvement in Asset Construction” or any similar accounting standard, (E) trade accounts payable, deferred revenues, liabilities associated with customer prepayments and deposits, and other accrued expenses (including transfer pricing), in each case incurred in the ordinary course of business, (F) operating leases, (G) customary obligations under employment agreements and deferred compensation and (H) deferred revenue and deferred tax liabilities.

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The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Indemnitee” has the meaning provided in ~~SECTION~~Section 9.03(b).

“Information” has the meaning provided in ~~SECTION~~Section 9.15.

“Instruments” has the meaning assigned to such term in the Security Agreement.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, Internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing), indicia and other source and/or business identifiers, all of the goodwill related thereto, and all registrations and applications for registrations thereof; works of authorship and other copyrighted works (including copyrights for computer programs), and all registrations and applications for registrations thereof; inventions (whether or not patentable) and all improvements thereto; patents and patent applications, together with all continuances, continuations, continuations-in-part, divisions, revisions, extensions, reissuances, and reexaminations thereof; industrial design applications and registered industrial designs; proprietary rights in books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data~~,~~ and databases ~~and other physical manifestations, embodiments or incorporations of any of the foregoing~~; all other intellectual property and intellectual property rights; all rights to sue and recover at law or in equity for any past, present or future infringement, dilution or misappropriation, or other violation thereof; and all common law and other rights throughout the world in and to all of the foregoing.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement dated as of the Closing Date among the Loan Parties and the Collateral Agent for its own benefit and for the benefit of the other Secured Parties, granting a Lien in the Intellectual Property of the Loan Parties, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Closing Date by and among the Agents, JPMorgan Chase Bank, N.A., as successor administrative agent and collateral agent to Bear Stearns Corporate Lending Inc. under the Term Loan Financing Facility, and the Loan Parties, as amended pursuant to that certain letter agreement dated February 24, 2011 among the Agents, the Term Loan Administrative Agent and the Term Loan Collateral Agent, in each case, as attached hereto as Exhibit L and as further amended, restated, supplemented or otherwise modified and in effect from time to time.

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“Interest Payment Date” means (a) with respect to any Prime Rate Loan (including a Swingline Loan), the ~~last~~first day of each ~~Fiscal Quarter~~calendar quarter and (b) with respect to any LIBOR Rate Loan, on the last day of the Interest Period applicable to the Borrowing of which such LIBOR Rate Loan is a part, and, in addition, if such LIBOR Rate Loan has an Interest Period of greater than ninety (90) days, on the last day of every third month of such Interest Period.

“Interest Period” means, with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1),  three (3), or six (6) months, and, if available to all Lenders, seven (7) or fourteen (14) days ~~or nine (9)~~ or twelve (12) months thereafter as the Lead Borrower may elect by notice to the Administrative Agent in accordance with the provisions of this Agreement; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period of one month or more that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month during which such Interest Period ends) shall end on the last Business Day of the calendar month of such Interest Period, and (c) no Interest Period shall extend beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“Inventory Advance Rate” means (a) during the period from August 1 through November 30 of each calendar year, 92.5%, and (b) at all other times during such calendar year, 90%.

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent, in its reasonable commercial discretion exercised in good faith and not inconsistent with past practice, with respect to changes in the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory.

“Investment” means with respect to any Person, any direct or indirect acquisition or investment by such Person, whether by means of:

(a)~~(a)~~Any Capital Stock of another Person, evidence of Indebtedness or other security of another Person, including any option, warrant or right to acquire the same;

(b)~~(b)~~Any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business) to, or guaranty of Indebtedness of, another Person; and

(c)~~(c)~~Any Acquisition;

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in all cases whether now existing or hereafter made. For purposes of calculation,  the amount of any Investment outstanding at any time shall be the aggregate cash Investment less all cash returns, cash dividends and cash distributions (or the fair market value of any non-cash returns, dividends and distributions) received by such Person.

“ISP” means, with respect to any Standby Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means, individually and collectively, each of Bank of America, PNC Bank, National Association, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and each other Lender reasonably acceptable to both the Administrative Agent and the Lead Borrower that has entered into a letter of credit issuer agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Lead Borrower, as an issuer of Letters of Credit hereunder.  Any Issuing Bank may, in its reasonable discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder Agreement” means an agreement, in substantially the form attached hereto as Exhibit F, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Facility Guarantor, as the Administrative Agent may determine.

 ~~“Landlord Lien State” means any state in which a landlord’s claim for rent has priority by operation of Applicable Law over the lien of the Collateral Agent in any of the Collateral.~~“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Commitment hereunder at such time, including the latest maturity or expiration date of any Extended Commitment as extended in accordance with this Agreement from time to time.

~~“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof~~

“LCT Election” has the meaning provided in SECTION 1.10(a).

“LCT Test Date” has the meaning provided in SECTION 1.10(a).

“Lead Borrower” has the meaning set forth in the Preamble to this Agreement.

“Lease” means any agreement pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Lenders” means the Lenders having Commitments from time to time or at any time, and each assignee that becomes a party to this Agreement as set forth in ~~SECTION~~Section 9.04(b),

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each Additional Commitment Lender that becomes a party to this Agreement as set forth in SECTION 2.02, and each New Revolving Commitment Lender that becomes a party to this Agreement as set forth in ~~SECTION~~Section 2.27(c).

“Letter of Credit” means (a) each Existing Letter of Credit, and (b) a letter of credit that is (i) issued by an Issuing Bank pursuant to this Agreement for the account of a Borrower, (ii) a Standby Letter of Credit or Commercial Letter of Credit, issued in connection with the purchase of Inventory by a Borrower and for other purposes for which such Borrower has historically obtained letters of credit, or for any other purpose that is reasonably acceptable to the Administrative Agent (and for which such Issuing Bank is not otherwise prohibited from issuing such letter of credit due to the internal general policies of such Issuing Bank), and (iii) in form reasonably satisfactory to such Issuing Bank.

“Letter of Credit Disbursement” means a payment made by any Issuing Bank to the beneficiary of, and pursuant to, a Letter of Credit.

“Letter of Credit Fees” means the fees payable in respect of Letters of Credit pursuant to ~~SECTION~~Section 2.19(c).

“Letter of Credit Outstandings” means, at any time, the sum of (a) the Stated Amount of all Letters of Credit outstanding at such time, plus, without duplication, (b) all amounts theretofore drawn or paid under Letters of Credit for which the applicable Issuing Bank has not then been reimbursed.

“Letter-of-Credit Rights” has the meaning assigned to such term in the Security Agreement.

“Letter of Credit Sublimit” means, at any time, $100,000,000, as such amount may be increased or reduced in accordance with the provisions of this Agreement.  Without limiting the foregoing, any Issuing Bank may enter into an agreement with the Administrative Agent and the Lead Borrower regarding an individual sublimit with respect to Letters of Credit issued by such Issuing Bank.

“LIBOR Borrowing” means a Borrowing comprised of LIBOR Rate Loans.

“LIBOR Rate” means:

(a)~~(a)~~for any Interest Period with respect to a LIBOR ~~Rate~~ Loan, the rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent) equal to the London ~~interbank offered rate administered by ICE Benchmark Administration Limited (“ICE~~ Interbank Offered Rate (“LIBOR”), as published ~~by~~on the applicable Reuters screen page (or such other commercially available source providing such quotations ~~of ICE LIBOR~~ as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period~~.  If such rate is not available at such time for any reason, then the “LIBOR Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds~~

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~~in the approximate amount of the LIBOR Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and~~; provided that, if in any instance the LIBOR Rate cannot be determined pursuant to this definition of “LIBOR Rate,” Section 2.10 shall govern;

(b)~~(b)~~for any interest calculation with respect to a Prime Rate Loan on any date, the rate per annum equal to ~~(i) ICE~~ LIBOR, at ~~approximately~~or about 11:00 a.m., London time determined two ~~London Banking~~(2) Business Days prior to such date for Dollar deposits ~~being delivered in the London interbank market for~~with a term of one month commencing that day ~~or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Prime Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.~~; and

(c)notwithstanding anything else herein, in no event shall such LIBOR Rate be less than zero for purposes of this Agreement.

“LIBOR Rate Loan” means any Revolving Credit Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

“LIBOR Screen Rate” means the LIBOR Rate quote on the applicable screen page the Administrative Agent designates to determine LIBOR Rate (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning provided in SECTION 2.10(b).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Prime Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Lead Borrower).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially

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the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Transaction” means (i) any Permitted Acquisition or other similar Investment permitted hereunder whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (iii) any asset sale or other disposition permitted hereunder, or (iv) any declaration of a Restricted Payment in respect of, or irrevocable advance notice of, or any irrevocable offer to, purchase, redeem or otherwise acquire or retire for value, any Capital Stock of Burlington Stores Inc. or any of its Subsidiaries.

“Liquidation” means the exercise by the Agents of those rights and remedies accorded to the Agents under the Loan Documents and Applicable Law as a creditor of the Loan Parties, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Borrowers, acting with the consent of the Administrative Agent, of  any public, private or “Going-Out-Of-Business Sale” or other disposition of Collateral for the purpose of liquidating the Collateral.  Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan Account” has the meaning provided in SECTION ~~2.20.~~2.20.

“Loan Cap” means, at any time of determination, the lesser of (a) the Total Commitments or (b) the Borrowing Base.

“Loan Documents” means this Agreement, the Notes, the Letters of Credit, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the Credit Card Notifications, the Security Documents, the Facility Guarantees, the Intercreditor Agreement, the Confirmation of Ancillary Documents, and any other instrument or agreement now or hereafter executed and delivered in connection herewith (excluding agreements entered into in connection with any transaction arising out of any Bank Products or Cash Management Services), each as amended and in effect from time to time.

“Loan Party” or “Loan Parties” means the Borrowers and the Facility Guarantors.

“Loans” means the Revolving Credit Loans.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means any event, facts, or circumstances, which has a material adverse effect on (i) the business, assets, or financial condition of the Loan Parties taken as a whole or (ii) the validity or enforceability of this Agreement or the other Loan Documents, taken as a whole, or the rights or remedies of the Secured Parties hereunder or thereunder, taken as a whole.

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“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties, individually or in the aggregate, having an aggregate principal amount exceeding $75,000,000.

“Maturity Date” means ~~August 13, 2019.~~June 29, 2023.

“Maximum Rate” has the meaning provided in ~~SECTION~~Section 9.13.

“Minority Lenders” has the meaning provided in ~~SECTION~~Section 9.02(c).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

~~“Mortgages” means the mortgages and deeds of trust and any other security documents granting a Lien on Real Estate between the Loan Party owning the Real Estate encumbered thereby and the Collateral Agent for its own benefit and the benefit of the other Secured Parties.~~

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds or amounts escrowed pursuant to clause (iv) of this definition, but only as and when received, (ii) in the case of a casualty, cash insurance proceeds, and (iii) in the case of a condemnation or similar event, cash condemnation awards and similar payments, in each case net of (b) the sum of (i) Excluded Net Proceeds, (ii) all fees and out-of-pocket fees and expenses (including appraisals, and brokerage, legal, title and recording or transfer tax expenses, underwriting discounts and commissions) paid by any Loan Party or a Restricted Subsidiary to third parties in connection with such event, (iii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by any Loan Party or any of their respective Restricted Subsidiaries as a result of such event to repay (or to establish an escrow for the repayment of) any Indebtedness (other than the Obligations) secured by a Permitted Encumbrance that is senior to the Lien of the Collateral Agent, (iv) capital gains or other income taxes paid or payable as a result of any such sale or disposition (after taking into account any available tax credits or deductions), provided that the Administrative Agent may, in its discretion, establish an Availability Reserve in the amount of any taxes so deducted in calculating Net Proceeds, and (v) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition.

“New Extended Commitments” has the meaning provided in ~~SECTION~~Section 2.27(c).

“New Revolving Commitment Lenders” has the meaning provided in ~~SECTION~~Section 2.27(c).

“Non-compliance Notice” has the meaning provided in ~~SECTION~~Section 2.06(b).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

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“Notes” means, collectively, (i) Revolving Credit Notes and (ii) the Swingline Note, each as may be amended, supplemented or modified from time to time.

“Obligations” means (a) (i) the principal of, and interest (including all interest that accrues after the commencement of any case or proceeding by or against any Borrower or Facility Guarantor under the Bankruptcy Code or any state or federal bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding) on the Revolving Credit Loans and Facility Guarantees, (ii) other amounts owing by the Loan Parties under this Agreement or any other Loan Document in respect of any Letter of Credit, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities (including all fees, costs, expenses and indemnities that accrue after the commencement of any case or proceeding by or against any Borrower or Facility Guarantor under the Bankruptcy Code or any state or federal bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding), whether primary, secondary, direct, contingent, fixed or otherwise, of the Loan Parties to the Secured Parties under this Agreement and the other Loan Documents, (b) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents, and (c) the Other Liabilities; provided that Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Borrower” means each Person who shall from time to time enter into a Joinder Agreement as a “Borrower” hereunder.

“Other Liabilities” means outstanding liabilities with respect to or arising from (a) any Cash Management Services furnished to any of the Loan Parties and/or (b) any Bank Product entered into with any of the Loan Parties, as each may be amended from time to time.

“Other Taxes” means any and all current or future stamp or documentary taxes or any other excise or property Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Overadvance” means a Revolving Credit Loan, advance, or providing of credit support (such as the issuance of a Letter of Credit) to the Borrowers to the extent that, immediately after the making of such loan or advance or the providing of such credit support, Availability is less than zero.

“Parent” means Burlington Coat Factory Holdings, LLC.

“Participant” has the meaning provided in ~~SECTION~~Section 9.04(e).

“Participation Register” has the meaning provided in ~~SECTION~~Section 9.04(e).

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“Payment Conditions” means, at the time of determination with respect to a Specified Transaction or payment, that either (1) (a) no Specified Default then exists or would arise as a result of the entering into such transaction or the making of such payment, (b) ~~the Borrowers have demonstrated to the reasonable satisfaction of the Administrative Agent that Availability, both before and immediately following such Specified Transaction or payment and as projected~~Availability on a Pro Forma Basis for each of the ~~six (6) months following and~~thirty (30) days immediately preceding such Specified Transaction or payment and on the date of such Specified Transaction or payment after giving effect to such Specified Transaction or payment, ~~will be~~is equal to or greater than 12.5% of the Loan Cap, and (c) the Consolidated Fixed Charge Coverage Ratio, as calculated (i) on a trailing twelve months basis at all such times that monthly financial statements are required to be delivered under SECTION 5.01(c) and (ii) on a trailing four quarters basis at all other times, in each case after giving effect on a Pro Forma Basis to such Specified Transaction or payment, is equal to or greater than 1.00:1.00, or (2) (a) no Specified Default then exists or would arise as a result of the entering into such ~~transaction~~Specified Transaction or the making of such payment, and (b) ~~the Borrowers have demonstrated to the reasonable satisfaction of the Administrative Agent that Availability, both before and immediately following such Specified Transaction or payment and as projected~~Availability on a Pro Forma Basis for each of the ~~six (6) months following and~~thirty (30) days immediately preceding such Specified Transaction or payment and on the date of such Specified Transaction or payment after giving effect to such Specified Transaction or payment, ~~will be~~is equal to or greater ~~20~~than 17.5% of the Loan Cap.  ~~Prior~~At any time that Availability is less than 40% of the Loan Cap (on a Pro Forma Basis after giving effect to such transaction or payment), prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Loan Parties shall deliver to the Administrative Agent ~~evidence of satisfaction of~~a certification that the conditions ~~contained~~set forth in clauses (1)(b) and (c) or clause (2)(b), as applicable, ~~above on a basis reasonably satisfactory to the Administrative Agent~~have been satisfied and a calculation of Availability and the Consolidated Fixed Charge Coverage Ratio, if applicable, on a Pro Forma Basis after giving effect to such transaction or payment; provided that this requirement for such certification shall only apply to such Specified Transaction involving consideration or assets with a value, or any payment or payments (or any series of Specified Transactions or payments), in excess of the greater of (x) $25,000,000 and (y) 1.0% of Consolidated Total Assets (measured at the time of incurrence).

“Payment Intangibles” has the meaning assigned to such term in the Security Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means an Acquisition in which each of the following conditions are satisfied:

(a)~~(a)~~No Specified Default then exists or would arise from the consummation of such Acquisition;

(b)~~(b)~~If any of the proceeds of Credit Extensions are utilized to consummate the Acquisition (and, in the case of clause (ii), the Acquisition is of Capital Stock), then (i) such Acquisition shall have been approved by the Board of Directors of the Person (or

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similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition will violate Applicable Law, and (ii) the legal structure of the Acquisition shall be acceptable to the Administrative Agent in its reasonable discretion;

(c)~~(c)~~If the Acquisition is an Acquisition of Capital Stock, (i) a Loan Party shall acquire and own, directly or indirectly, a majority of the Capital Stock in the Person being acquired and (ii) shall Control a majority of any voting interests or otherwise Control the governance of the Person being acquired;

(d)~~(d)~~Any material assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Loan Party under this Agreement; and

(e)~~(e)~~The Borrowers shall have satisfied the Payment Conditions.

“Permitted Disposition” means any of the following:

(a)~~(a)~~licenses of Intellectual Property of a Loan Party or any of its Subsidiaries entered into in the ordinary course of business;

(b)~~(b)~~licenses for the conduct of licensed departments within the Loan Parties’  and any of their Restricted Subsidiaries’ Stores in the ordinary course of business;

(c)~~(c)~~as long as no Specified Default hereof then exists or would arise therefrom, bulk sales or other dispositions of the Borrowers’ Inventory not in the ordinary course of business in connection with Store closings, at arm’s length, provided that (i) such Store closures and related Inventory dispositions shall not exceed, in any Fiscal Year of the Parent and its Subsidiaries, 15% of the number of the Loan Parties’ Stores as of the beginning of such Fiscal Year (net of Store relocations (A) occurring substantially contemporaneously with the related Store closure date or (B) wherein a binding lease has been entered into on or prior to the related Store closure date) as set forth in the Compliance Certificate delivered pursuant to ~~SECTION~~Section 5.01(d), and (ii) as of any date after the ~~First~~Second Amendment Effective Date, the aggregate number of such Store closures since the ~~First~~Second Amendment Effective Date shall not exceed, when taken together with (but without duplication of) any Stores disposed of or leased pursuant to clauses (g) and (o)(i) of this definition, 30% of the greater of (x) the number of the Loan Parties’ Stores in existence as of the ~~First~~Second Amendment Effective Date or (y) the number of the Loan Parties’ Stores as of the first day of any Fiscal Year beginning after the ~~First~~Second Amendment Effective Date (net of Store relocations (i) occurring substantially contemporaneously with the related Store closure date or (ii) wherein a binding lease has been entered into on or prior to the related Store closure date) as set forth in the Compliance Certificate delivered pursuant to ~~SECTION~~Section 5.01(d), provided that all sales of Inventory in connection with Store closings in a transaction or series of related transactions which in the aggregate involve Inventory having a value greater than $20,000,000 at Cost shall be in accordance with either (i) liquidation agreements and with professional liquidators

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reasonably acceptable to the Agents, or (ii) sale agreements with third party operators, the terms of which are reasonably acceptable to the Agents; provided further that all Net Proceeds received in connection therewith are applied to the Obligations, if then required in accordance with SECTION 2.17 or SECTION 2.18 hereof;

(d)~~(d)~~without duplication of the provisions of clause (c) of this definition, terminations of Leases in the ordinary course of business;

(e)~~(e)~~dispositions of assets (other than assets of the type constituting ABL Priority Collateral), including abandonment of or failure to maintain Intellectual Property~~, in the ordinary course of business~~ that are worn, damaged, obsolete, uneconomical or, in the judgment of a Loan Party, no longer used or useful or necessary in, or material to, its business or that of any Restricted Subsidiary;

(f)~~(f)~~sales, transfers and dispositions (i) among the Loan Parties, so long as the Collateral Agent has a perfected first priority lien on the property so sold, transferred to disposed of (subject only to Permitted Encumbrances having priority pursuant to Applicable Law) after giving effect to such exchange, transfer or swap, or (ii) among the Loan Parties and their Restricted Subsidiaries; provided that sales, transfers and dispositions under this clause (f)(ii) may not include any assets which constitute ABL Priority Collateral and, if reasonably requested by the Collateral Agent, the Collateral Agent shall have received from such each purchaser or transferee a Collateral Access Agreement reasonably satisfactory to the Collateral Agent;

(g)~~(g)~~without duplication of Dispositions permitted under clause (c) hereof, sales and transfers (including sale-leaseback transactions) of Real Estate of any Loan Party (i) to the extent permitted by the Term Loan Agreement, or (ii) if the Term Loan Financing Facility has been repaid in full, provided that in the case of any sale-leaseback transaction permitted under this clause (g), if reasonably requested by the Collateral Agent, the Collateral Agent shall have received from such each purchaser or transferee a Collateral Access Agreement reasonably satisfactory to the Collateral Agent;

(h)~~(h)~~sales, discounting or forgiveness of Accounts in the ordinary course of business or in connection with the collection or compromise thereof;

(i)~~(i)~~leases, subleases, licenses and sublicenses of real or personal property (other than Intellectual Property) entered into by Loan Parties and their Restricted Subsidiaries in the ordinary course of business at arm’s length and on market terms;

(j)~~(j)~~sales of non-core assets (other than assets constituting ABL Priority Collateral) acquired in connection with Permitted Acquisitions and other Permitted Investments;

(k)~~(k)~~as long as no Event of Default would arise therefrom, sales or other dispositions of Permitted Investments described in clauses (a) through and including (j) of the definition thereof;

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(l)~~(l)~~any disposition of Real Estate to a Governmental Authority as a result of a condemnation of such Real Estate;

(m)~~(m)~~the making of Permitted Investments and payments permitted under ~~SECTION~~Section 6.06;

(n)~~(n)~~sales, transfers and dispositions as set forth on Schedule 6.05;

(o)~~(o)~~(i) leasing of Real Estate (other than any subleases described in subclause (ii) of this clause (o)) no longer used or useful in the business of the Loan Parties to the extent not otherwise prohibited hereunder; provided that the aggregate amount of all Stores leased pursuant to this clause (o)(i), when taken together with (but without duplication of) any Stores closed or disposed of pursuant to clauses (c) and (g) of this definition, shall not exceed 30% of the greater of (x) the number of the Loan Parties’ Stores in existence as of the ~~First~~Second Amendment Effective Date or (y) the number of the Loan Parties’ Stores as of the first day of any Fiscal Year beginning after the ~~First~~Second Amendment Effective Date (net of Store relocations (i) occurring substantially contemporaneously with the related Store closure date, or (ii) wherein a binding lease has been entered into on or prior to the related Store closure date) as set forth in the Compliance Certificate delivered pursuant to ~~SECTION~~Section 5.01(d) and (ii) subleasing of partial interests in Real Estate (a portion of which shall continue to be used in the business of the Borrowers or any of their Subsidiaries) in the ordinary course of business and which does not materially interfere with the business of the Borrowers and their Subsidiaries;

(p)~~(p)~~forgiveness of Permitted Investments described in clauses (l)(ii) and (p) of the definition thereof as long as such Investment does not constitute proceeds of Collateral included in the Borrowing Base;

(q)~~(q)~~other dispositions of assets (other than assets constituting ABL Priority Collateral), as long as (A) no Specified Default then exists or would arise therefrom, and (B) in the case of any assets with a fair market value in excess of $20,000,000, such sale or transfer is made for fair market value and the consideration received for such sale or transfer is at least 75% (i) cash, (ii) Cash Equivalents, (iii) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Lead Borrower or any of its Restricted Subsidiaries (other than liabilities that are expressly subordinated to the Obligations) ~~and the valid release of the Lead Borrower or such Restricted Subsidiary, by all applicable creditors in writing,~~ from all liability on such Indebtedness or other liability in connection with such disposition, (iv) securities, notes or other obligations received by the Lead Borrower or any of its Restricted Subsidiaries from the transferee that are converted by the Lead Borrower or any of its Restricted Subsidiaries into cash or Cash Equivalents within 180 days following the closing of such Disposition, (v) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that the Lead Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such disposition, (vi)  in connection with an asset swap, any assets used or useful in a Loan Parties’ or Restricted Subsidiaries business, all of which shall be deemed “cash”, or (vii) Designated Non-Cash Consideration to the extent that all Designated Non-Cash Consideration at such time does not exceed the greater of (x) $35,000,000 and (y) 1.5% of

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Consolidated Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value); provided that, all Net Proceeds, if any, received in connection with any such sales are applied to the Obligations if then required in accordance with SECTION 2.17 or SECTION 2.18 hereof;

(r) ~~(r)~~exchanges or swaps, including, but not limited to, transactions covered by Section 1031 of the Code, of Leases and other Real Estate of the Loan Parties, so long as such exchange or swap is made for fair market value and on an arm’s length basis, provided that upon the completion of any such exchange or swap ~~(x) the Collateral Agent has a perfected Lien having the same priority as any Lien held on the Leases or Real Estate so exchanged or swapped and (y)~~ all Net Proceeds, if any, received in connection with any such exchange or swap are applied to the Obligations if then required in accordance with SECTIONS 2.17 or 2.18 hereof;

(s)~~(s)~~any issuance, sale or pledge of Capital Stock in, or Indebtedness, or other securities of, an Unrestricted Subsidiary;

(t)~~(t)~~condemnation or any similar action on assets or casualty or insured damage to assets;

(u)~~(u)~~the Lead Borrower and any Restricted Subsidiary may surrender or waive contractual rights and settle or waive contractual or litigation claims;

(v)~~(v)~~dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(w)~~(w)~~ any disposition in a single transaction or series of related transactions (other than assets constituting ABL Priority Collateral) that does not result in more than $5,000,0000 Net Proceeds; and

(x)~~(x)~~other dispositions of assets (other than Real Estate and assets included in the Borrowing Base) in an aggregate amount for all Loan Parties not to exceed $10,000,000 in any Fiscal Year, as long as (A) no Event of Default then exists or would arise therefrom, and (B) such sale or transfer is made for fair market value and the consideration received for such sale or transfer is at least 85% cash, provided that, all Net Proceeds, if any, received in connection with any such sales are applied to the Obligations if then required in accordance with SECTION 2.17 or SECTION 2.18 hereof.

“Permitted Encumbrances” means:

(a)~~(a)~~Liens imposed by law for Taxes that are not required to be paid pursuant to SECTION 5.05;

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(b)~~(b)~~carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by Applicable Law, (i) arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days, (ii) (A) that are being contested in good faith by appropriate proceedings, (B) as to which the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (iii) the existence of which would not reasonably be expected to result in a Material Adverse Effect;

(c)~~(c)~~Liens provided in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)~~(d)~~Liens to secure or relating to the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds (and Liens arising in accordance with Applicable Law in connection therewith), and other obligations of a like nature, in each case in the ordinary course of business;

(e)~~(e)~~judgment Liens in respect of judgments that do not constitute an Event of Default under ~~SECTION~~Section 7.01(k);

(f)~~(f)~~easements, covenants, conditions, restrictions, building code laws, zoning restrictions, other land use laws, rights-of-way ,development, site plan or similar agreements and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property when used in a manner consistent with current usage or materially interfere with the ordinary conduct of business of a Loan Party as currently conducted and such other minor title defects, or survey matters that are disclosed by current surveys, but that, in each case,  do not interfere with the current use of the property in any material respect;

(g)~~(g)~~any Lien on any property or asset of any Loan Party set forth on Schedule ~~6.02,~~6.02, provided that, if such Lien secures Indebtedness, such Lien shall secure only the Indebtedness listed on Schedule 6.01 as of the Effective Date (or such later date as agreed between the Lead Borrower and the Administrative Agent upon any update to such Schedule made in connection with the First Amendment or the Second Amendment) (and extensions, renewals and replacements thereof permitted under ~~SECTION~~Section 6.01);

(h)~~(h)~~Liens on fixed or capital assets acquired by any Loan Party to secure Indebtedness permitted under clause (e) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of the construction or improvement thereof (other than refinancings thereof permitted hereunder), and (ii) such Liens shall not extend to any other property or assets of the Loan Parties (other than any replacements of such property or assets and additions and accessions thereto and the proceeds and the products thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender);

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(i)~~(i)~~Liens in favor of the Collateral Agent, for its own benefit and the benefit of the other Secured Parties;

(j)~~(j)~~landlords’ and lessors’ Liens in respect of rent not in default for more than sixty (60) days or the existence of which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(k)~~(k)~~possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the ~~date hereof~~Second Amendment Effective Date and other Permitted Investments, provided that such Liens (a) attach only to such Investments or other Investments held by such broker or dealer and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l)~~(l)~~Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m)~~(m)~~Liens on Real Estate to secure obligations under Permitted Real Estate Financings;

(n)~~(n)~~Liens attaching solely to cash advances and earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Permitted Investment;

(o)~~(o)~~Liens arising from precautionary UCC filings regarding “true” operating leases or the consignment of goods to a Loan Party;

(p)~~(p)~~any Lien existing on any property or asset (other than assets constituting ABL Priority Collateral) prior to the acquisition thereof by a Loan Party or any Restricted Subsidiary or existing on any property or asset (other than assets constituting ABL Priority Collateral) of any Person that became or becomes a Restricted Subsidiary (including as a result of any Unrestricted Subsidiary being redesignated as a Restricted Subsidiary) after the Closing Date prior to the time such Person became or becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary as the case may be, (ii) such Lien shall not apply to any other property or asset of a Loan Party or any Restricted Subsidiary (other than any replacements of such property or assets and additions and accessions thereto and the proceeds and the products thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) and (iii) such Lien shall secure only those obligations and unused commitments (and to the extent such obligations and commitments constitute Indebtedness, such Indebtedness is permitted hereunder) that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and Permitted Refinancings thereof;

(q) ~~(q)~~Liens in favor of customs and revenues authorities imposed by Applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, (ii)(A) that

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are being contested in good faith by appropriate proceedings, (B) as to which the applicable Loan Party or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (iii) the existence of which would not reasonably be expected to result in a Material Adverse Effect;

(r)~~(r)~~Liens granted by the Loan Parties to the secured parties under the Term Loan Financing Facility and any refinancings thereof permitted hereunder;

(s)~~(s)~~any interest or title of a licensor, sublicensor, lessor or sublessor under any license or operating or true lease agreement;

(t)~~(t)~~leases or subleases granted to third Persons in the ordinary course of business;

(u)~~(u)~~licenses or sublicenses of Intellectual Property granted in the ordinary course of business;

(v)~~(v)~~the replacement, refinancing, extension or renewal of any Permitted Encumbrance; provided that such Lien shall at no time be extended to cover any assets or property other than such assets or property subject thereto on the ~~First~~Second Amendment Effective Date or the date such Lien was incurred, as applicable (other than any replacements of such property or assets and additions and accessions thereto and the proceeds and the products thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender or Liens otherwise permitted hereunder);

(w)~~(w)~~Liens on insurance policies and insurance proceeds incurred in the ordinary course of business in connection with the financing of insurance premiums;

(x)~~(x)~~Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business;

(y)~~(y)~~Liens arising by operation of law under Article 4 of the UCC in connection with collection of items provided for therein;

(z)~~(z)~~Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(aa)~~(aa)~~Liens on deposit accounts or securities accounts in connection with overdraft protection, netting services, other cash management services, automatic clearinghouse arrangements, overdraft protections and similar arrangements or otherwise in connection with securities accounts and deposit accounts, in each case, in the ordinary course of business;

(bb)~~(bb)~~ security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;

(cc)~~(cc)~~Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Loan Parties in the ordinary course of business;

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(dd)~~(dd)~~other Liens (other than Liens on assets constituting ABL Priority Collateral) securing obligations in an amount not to exceed the greater of (x) $75,000,000 and (y) 3.0% of Consolidated Total Assets (measured at the time such Liens are created) in the aggregate at any time outstanding; provided that if reasonably requested by the Collateral Agent, the Collateral Agent shall have received from the holder of such Lien a Collateral Access Agreement reasonably satisfactory to the Collateral Agent;

(ee)~~(ee)~~Liens on Collateral securing Qualifying Secured Debt;

(ff)~~(ff)~~purchase options, call and similar rights of, and restrictions for the benefit of, a third party with respect to Capital Stock held by the Loan Parties or any Restricted Subsidiary in joint ventures;

(gg)~~(gg)~~Liens disclosed as exceptions to coverage in the final title policies and endorsements issued to the Collateral Agent ~~with respect to any Mortgaged Properties~~(as defined in the Term Loan Agreement) under the Term Loan Agreement; and

(hh)~~(hh)~~Liens securing any Swap Obligation constituting Permitted Indebtedness hereunder so long as, with respect to any such Swap Obligation owed to a Person who is not a Lender, the fair market value of the collateral securing such Swap Obligations does not exceed $25,000,000 in the aggregate at any time.

The designation of a Lien as a Permitted Encumbrance shall not limit or restrict the ability of the Agents to establish any Reserve relating thereto.

“Permitted Indebtedness” means each of the following:

(a)~~(a)~~Indebtedness created under the Loan Documents;

(b)~~(b)~~Indebtedness set forth on Schedule 6.01;

(c)~~(c)~~Indebtedness of (i) any Loan Party to any other Loan Party and (ii) any Loan Party to any Restricted Subsidiary that is not a Facility Guarantor, provided that any such Indebtedness shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(d)~~(d)~~Guarantees (i) by any Loan Party of Indebtedness or other obligations arising in the ordinary course of business of any other Loan Party to the extent such Indebtedness or other obligations are permitted hereunder and (ii) constituting Permitted Investments permitted under clause (l)(ii) or (w) of the definition thereof;

(e)~~(e)~~Purchase money Indebtedness of any Loan Party to finance the acquisition, development, construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement of any fixed or capital assets (including Real Estate), including Capital Lease Obligations (including therein any Indebtedness incurred in connection with sale-leaseback transactions permitted under clause (k) of this definition), and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that the aggregate principal amount of

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Indebtedness permitted by this clause (e) outstanding at any time when aggregated with the amount of Permitted Refinancings in respect thereof pursuant to clause (~~cc~~aa) below, shall not exceed the greater of (x) $75,000,000 and (y) 3.0% of Consolidated Total Assets (measured at the time of incurrence);

(f)~~(f)~~Indebtedness under Swap Contracts, other than for speculative purposes, entered into in the ordinary course of business;

(g)~~(g)~~Contingent liabilities under surety bonds, customs and appeal bonds, governmental contracts and leases or similar instruments incurred in the ordinary course of business;

(h)~~(h)~~[Reserved];

(i)~~(i)~~Indebtedness under the Term Loan Financing Facility, provided that in no event shall the principal amount of such Indebtedness at any time outstanding exceed an amount equal to (x) $1,200,000,000 plus (y) the amount of any Incremental Term Loans in an amount not to exceed the Maximum Incremental Amount (as defined in the Term Loan Agreement as in effect on the ~~First~~Second Amendment Effective Date);

(j)~~(j)~~Indebtedness with respect to the deferred purchase price for any Permitted Acquisition or other Permitted Investment, provided that such Indebtedness does not require the payment in cash of principal (other than in respect of working capital adjustments and Indebtedness described in clause (p)) prior to the Maturity Date, has a maturity which extends beyond the Maturity Date, and is subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent;

(k)~~(k)~~Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder;

(l)~~(l)~~Subordinated Indebtedness in an amount when aggregated with the amount of Permitted Refinancing in respect thereof pursuant to clause (~~cc~~aa), not to exceed $200,000,000 in the aggregate; and provided that, in each case, such Subordinated Indebtedness (i) shall not have a maturity date or be subject to amortization, mandatory repurchase or redemption (except pursuant to customary asset sale and similar event and change of control provisions and AHYDO payments) prior to the date that is three months after the Maturity Date, and (B) shall not be exchangeable or convertible into Disqualified Capital Stock or any other Indebtedness (other than any Indebtedness that is otherwise permitted to be incurred under this Agreement at the time of such exchange or conversion);

(m)~~(m)~~Indebtedness incurred in the ordinary course of business in connection with the financing of insurance premiums;

(n)~~(n)~~ Indebtedness of any Loan Party acquired pursuant to a Permitted Acquisition  or other Permitted Investment (or Indebtedness assumed at the time and as a result of a Permitted Acquisition or of a Permitted Investment); provided that in each case such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition or Permitted Investment;

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(o)~~(o)~~Indebtedness relating to performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees, workers’ compensation claims, letters of credit, bank guarantees and banker’s acceptances, warehouse receipts or similar instruments and similar obligations (other than in respect of other Indebtedness for borrowed money) including, without limitation, those incurred to secure health, safety and environmental obligations, in each case provided in the ordinary course of business or consistent with past practice;

(p) ~~(p)~~Indebtedness constituting the obligation to make customary purchase price adjustments for working capital, indemnities and similar obligations (including earn outs) in connection with Permitted Acquisitions, Permitted Investments and Permitted Dispositions;

(q)~~(q)~~Guarantees and letters of credit and surety bonds (other than Guarantees of, or letters of credit and surety bonds related to, Indebtedness) issued in connection with Permitted Acquisitions, Permitted Investments and Permitted Dispositions;

(r)~~(r)~~without duplication of any other Indebtedness, non-cash accruals of interest, accretion or amortization of original issue discount and payment-in-kind interest with respect to Indebtedness permitted hereunder;

(s)~~(s)~~Indebtedness due to any landlord in connection with the financing by such landlord of leasehold improvements;

(t)~~(t)~~Unsecured Indebtedness of Holdings in an amount not to exceed $100,000,000 in the aggregate (except as increased pursuant to clause (v) of this definition), provided that such Indebtedness (i) shall not have a maturity date or be subject to amortization, mandatory repurchase or redemption (except pursuant to customary asset sale and change of control provisions requiring such redemption or repurchase if and only to the extent permitted hereunder) prior to the date that is six months after the Maturity Date, and (ii) shall not be exchangeable or convertible into Disqualified Capital Stock or any other Indebtedness (other than any Indebtedness that is otherwise permitted to be incurred under this Agreement at the time of such exchange or conversion);

(u)~~(u)~~other Indebtedness in an aggregate principal amount not to exceed the greater of (x) $150,000,000 and (y) 6.0% of Consolidated Total Assets at any time outstanding; ~~provided, however, that if (i) such Indebtedness has a maturity date prior to the date that is six months after the Maturity Date, the Administrative Agent may establish a Debt Maturity Reserve therefor, and (ii) such Indebtedness is secured, the security may not include any ABL Priority Collateral and, to the extent reasonably requested by the Agents, the holder of such Indebtedness shall have entered into an intercreditor agreement and Collateral Access Agreement with the Agents on terms reasonably satisfactory to the Agents;~~

(v)~~(v)~~Indebtedness under Permitted Real Estate Financings;

(w)~~(w)~~Qualifying Unsecured Debt or Qualifying Secured Debt of any Loan Party that is either:

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(i)~~(i)~~ Qualifying Secured Debt that is issued solely for cash consideration and the net proceeds of which are applied to the prepayment (in whole or in part) of the Term Obligations;

(ii)~~(ii)~~ Qualifying Secured Debt so long as (w) no Default or Event of Default has occurred and is continuing, (x) on a Pro Forma Basis, the Loan Parties are in compliance with ~~SECTION~~Section 6.10 hereof, (y) on a Pro Forma Basis, the Consolidated Secured Leverage Ratio as of the last day of the most recent Fiscal Quarter for which financial statements have been or are required to have been delivered hereunder is less than or equal to 3.25 to 1.00 and (z) the aggregate principal amount of such Qualifying Secured Debt, when aggregated with the aggregate principal amount of all Incremental Term Loans (as defined in the Term Loan Agreement), would not exceed the Maximum Incremental Amount (as defined in the Term Loan Agreement as in effect on the ~~First~~Second Amendment Effective Date); and

(iii)~~(iii)~~ in the case of Qualifying Unsecured Debt, on a Pro Forma Basis (x) the Loan Parties are in compliance with ~~SECTION~~Section 6.10 hereof and (y) the Consolidated Interest Coverage Ratio is at least 2.00 to 1.00 for the most recent four Fiscal Quarter period;

(x)~~(x)~~Indebtedness with respect of treasury, depositary, cash management and netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements or otherwise in connection with securities accounts and deposit accounts, in each case, in the ordinary course of business;

(y)~~(y)~~Indebtedness consisting of take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business or consistent with past practice; ~~and~~

(z)Indebtedness of any Restricted Subsidiary that is not a Loan Party; provided that the aggregate amount of Indebtedness outstanding at any time pursuant to this clause (z) shall not exceed the greater of (x) $25,000,000 and (y) 1.0% of Consolidated Total Assets; and

(aa)~~(z)~~Permitted Refinancings of Indebtedness permitted hereunder.

“Permitted Investments” means each of the following:

(a)~~(a)~~direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or any state or state agency thereof, in each case maturing within one (1) year from the date of acquisition thereof;

(b)~~(b)~~Investments in commercial paper  maturing within one (1) year from the date of acquisition thereof and having, at the date of acquisition, the highest or next highest credit rating obtainable from S&P or from Moody’s;

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(c)~~(c)~~Investments in certificates of deposit, banker’s acceptances and time deposits maturing within one (1) year from the date of acquisition thereof which are issued or guaranteed by, or placed with, and demand deposit and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has, at the time of the acquisition thereof, a combined capital and surplus and undivided profits of not less than $100,000,000;

(d)~~(d)~~master demand notes and fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer;

(e)~~(e)~~readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America, any province of Canada, any member of the European Union, any other foreign government or any political subdivision or taxing authority thereof, in each case, having, at the time of the acquisition thereof, one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;

(f)~~(f)~~Indebtedness or preferred stock issued by Persons with, at the time of the acquisition thereof, a rating of “BBB-” or higher from S&P or “Baa3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;

(g)~~(g)~~bills of exchange issued in the United States, Canada, or a member state of the European Union for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(h)~~(h)~~instruments and investments of the type and maturity described in clause (a) through (g) denominated in any foreign currency or of foreign obligors, which investments or obligors are, in the reasonable judgment of the Lead Borrower, comparable in investment quality to those referred to above;

(i)~~(i)~~(i) dollars, Euro, or any national currency of any member state of the European Union; or (ii) any other foreign currency held by a Loan Party in the ordinary course of business (notwithstanding the foregoing, cash equivalents shall include amounts denominated in currencies other than set forth in this clause; provided that such amounts are converted into currencies listed in this clause within ten Business Days following the receipt of such amounts);

(j)~~(j)~~shares of any money market or mutual fund that has substantially all of its assets invested in the types of investments referred to in clauses (a) through (h), above;

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(k)~~(k)~~Investments existing on the Effective Date (or such later date as agreed between the Lead Borrower and the Administrative Agent upon any update to such Schedule made in connection with the First Amendment or the Second Amendment) and set forth on Schedule 6.04;

(l)~~(l)~~capital contributions, loans or other Investments made by (i) any Loan Party to any other Loan Party or (ii) as long as no Specified Default then exists or would arise therefrom, any Loan Party to any Restricted Subsidiary or Affiliate of any Loan Party ~~(other than to the Sponsors, Sponsor Related Parties or any other stockholder of the Parent)~~ in an aggregate amount not to exceed $75,000,000 at any time outstanding, plus such additional amounts to the extent that the Payment Conditions are satisfied at the time of the making of such Investment; provided that the aggregate amount of all Investments of the type described in this clause (l)(ii) and clause (w) of this definition may not exceed $75,000,000 in the aggregate outstanding at any time plus such additional amounts to the extent that the Payment Conditions are satisfied at the time of the making of such Investment;

(m)~~(m)~~Guarantees constituting Permitted Indebtedness;

(n)~~(n)~~Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(o)~~(o)~~loans or advances to employees for the purpose of travel, entertainment or relocation in the ordinary course of business, provided that all such loans and advances to employees shall not exceed $5,000,000 in the aggregate at any time outstanding, and determined without regard to any write-downs or write-offs thereof;

(p)~~(p)~~Investments received from purchasers of assets pursuant to dispositions permitted pursuant to ~~SECTION~~Section 6.05;

(q)~~(q)~~Permitted Acquisitions and existing Investments of the Persons acquired in connection with Permitted Acquisitions or other Permitted Investment so long as such Investment was not made in contemplation of such Permitted Acquisition or Permitted Investment;

(r)~~(r)~~ Swap Agreements entered into in the ordinary course of business for non-speculative purposes;

(s)~~(s)~~to the extent permitted by Applicable Law, notes from officers and employees in exchange for equity interests of the Parent (or any direct or indirect parent) purchased by such officers or employees pursuant to a stock ownership or purchase plan or compensation plan;

(t)~~(t)~~earnest money required in connection with Permitted Acquisitions and other Permitted Investments;

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(u)~~(u)~~subject to SECTION ~~2.18,~~2.18, Investments in deposit accounts opened in the ordinary course of business;

(v)~~(v)~~Capital Expenditures;

(w)~~(w)~~Guarantees of Indebtedness and other obligations of Subsidiaries that are not Loan Parties not in excess of $75,000,000 in the aggregate at any time outstanding plus such additional amounts to the extent that the Payment Conditions are satisfied at the time of the making of such Investment, provided that the aggregate amount of all Investments of the type described in this clause (w) and clause (l)(ii) of this definition may not exceed $75,000,000 in the aggregate outstanding at any time plus such additional amounts to the extent that the Payment Conditions are satisfied at the time of the making of such Investment;

(x)~~(x)~~without duplication of, or accumulation with, other categories of Investments permitted hereunder, other Investments in an amount not to exceed ~~$75,000,000~~the greater of (x) $100,000,000 and (y) 4.0% of Consolidated Total Assets (measured as of the time any such Investment is made) in the aggregate outstanding at any time;

(y)~~(y)if~~other Investments so long as the Payment Conditions are satisfied~~, other Investments in an amount not to exceed the then Available Amount (as defined in the Term Loan Agreement as in effect on the First Amendment Effective Date)~~ at the time of such Investment;

(z)~~(z)~~Investments made by a Loan Party or any Restricted Subsidiary in any joint venture or any Unrestricted Subsidiary in an aggregate amount of such Investments made after the Closing Date pursuant to this clause (z) by (x) Loan Parties and Restricted Subsidiaries in joint ventures and (y) the Loan Parties and their Restricted Subsidiaries in Unrestricted Subsidiaries provided that the aggregate amount of all Investments of the type described in this clause (~~x~~z) and clauses (l)(ii) and (w) of this definition may not exceed $75,000,000 in the aggregate outstanding at any time;

(aa)~~(aa)~~Investments solely to the extent such Investments reflect an increase in the value of Investments otherwise permitted under ~~SECTION~~Section 6.04;

(bb)~~(bb)~~Investments to the extent that (1) payment for such Investments is made solely with Capital Stock (other than any Disqualified Capital Stock) of the Lead Borrower (or any direct or indirect parent) or (2) payment for such Investment is made within 90 days after receipt by the Lead Borrower of, and solely with the proceeds from, an equity contribution initially made to the Parent, in the case of each of (1) and (2), to the extent contributed to the Qualified Capital Stock of the Lead Borrower and have not been applied pursuant to ~~SECTION~~Section 6.06(a)(viii) or utilized to also increase the Available Amount as defined in the Term Loan Agreement;

(cc)~~(cc)~~ loans and advances to the Parent (or any direct or indirect parent entity) in lieu of, and not in excess of the amount of (after giving effect to any other such loans or advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made in accordance with ~~SECTION~~Section 6.06;

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(dd)~~(dd)~~Investments consisting of purchases and acquisitions of inventory, supplies, material, equipment, or other similar assets in the ordinary course of business; and

(ee)~~(ee)~~cash or property distributed from any Restricted Subsidiary that is not a Loan Party (i) may be contributed to other Restricted Subsidiaries that are not Loan Parties, and (ii) without duplication of amounts that increase the amount available under to any other clause above, may pass through the Lead Borrower and/or any intermediate Restricted Subsidiaries, so long as all part of a series of related transactions and such transaction steps are not unreasonably delayed and are otherwise permitted hereunder;

provided, however, that for purposes of calculation, the amount of any Investment outstanding at any time shall be the aggregate cash Investment less all cash returns, cash dividends and cash distributions (or the fair market value of any non-cash returns, dividends and distributions) received by such Person and less all liabilities expressly assumed by another Person in connection with the sale of such Investment.

“Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its reasonable discretion, which:

(a)~~(a)~~is made to maintain, protect or preserve the Collateral and/or the Secured Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Secured Parties; or

(b)~~(b)~~is made to enhance the likelihood of, or maximize the amount of, repayment of any Obligation; or

(c)~~(c)~~is made to pay any other amount chargeable to any Borrower hereunder; and

(d)~~(d)~~together with all other Permitted Overadvances then outstanding, shall not (i) exceed five percent (5%) of the Borrowing Base at the time, in the aggregate outstanding at any time or (ii) unless a Liquidation is taking place, remain outstanding for more than forty-five (45) consecutive Business Days;

provided, however, that the foregoing shall not (i) modify or abrogate any of the provisions of ~~SECTION~~Section 2.13(g) regarding any Lender’s obligations with respect to Letter of Credit Disbursements or SECTION 2.22 regarding any Lender’s reimbursement obligations with respect to Swingline Loans, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and such inadvertent Overadvances shall not reduce the amount of Permitted Overadvances allowed hereunder, and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the Total Outstandings would exceed the aggregate of the Commitments (as in effect prior to any termination of the Commitments pursuant to ~~SECTION~~Section 7.01 hereof).

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“Permitted Real Estate Financing” means any financing by any Loan Party or any of its Restricted Subsidiaries that is secured solely by Real Estate of such Loan Party or such Restricted Subsidiary, as the case may be; provided that (a) the Indebtedness incurred in connection with such financing shall not be directly or indirectly Guaranteed by, or directly or indirectly collateralized or secured by, or otherwise have any recourse to, such Loan Party or any such Restricted Subsidiary or any of the assets of such Loan Party or such Restricted Subsidiary, other than (i) the Real Estate that is the subject of such financing and/or (ii) an unsecured Guarantee by the direct or indirect parent of such Loan Party or such Restricted Subsidiary that shall own the Real Estate that is the subject of such financing, (b) none of the Loan Parties or any of their Restricted Subsidiaries shall provide any other direct or indirect credit support of any kind in respect of such Indebtedness (other than the security interest on the Real Estate that is the subject of such financing as described in clause (a) above), (c) such Loan Party or such Restricted Subsidiary, as the case may be, shall have received proceeds with respect to such financing in an amount not less than 90% of the fair market value of the Real Estate that is the subject of such financing, (d) the Indebtedness incurred in connection with such financing shall have a final maturity that is no sooner than the date that is three months following the Maturity Date and a weighted average life to maturity that is no shorter than the Loans and (e) all Net Proceeds received in connection therewith are applied to the Loans to the extent required by SECTION ~~2.17.~~2.17.

“Permitted Refinancing” means any Indebtedness that replaces, renews, extends or refinances any other Permitted Indebtedness, as long as, after giving effect thereto (i) the principal amount of the Indebtedness outstanding at such time is not increased (except by the amount of any accrued interest, reasonable closing costs, expenses, fees, and premium paid in connection with such extension, renewal or replacement plus an amount equal to any unused commitment thereunder), (ii) the result of such refinancing of or replacement shall not be an earlier maturity date or decreased weighted average life, (iii) the obligor or obligors under any such refinancing Indebtedness and the collateral, if applicable, granted pursuant to any such refinancing Indebtedness are the same (or in the case of collateral, the same or less than) as the obligor(s) and collateral under the Indebtedness being extended, renewed or replaced, (iv) the subordination, to the extent applicable, ~~and other material provisions~~ of the refinancing Indebtedness are not materially less favorable to the Lenders than ~~those~~the subordination terms of the Indebtedness being refinanced, (v) amortization terms of the refinancing Indebtedness are on customary market terms for Indebtedness of such type, and (vi) the refinancing Indebtedness is not exchangeable or convertible into any other Indebtedness which does not comply with clauses (i) through (v) above.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Lead Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

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“Pledge Agreement” means the Pledge Agreement dated as of the Closing Date among the Loan Parties party thereto and the Collateral Agent for its own benefit and the benefit of the other Secured Parties, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition or Permitted Investment is consummated and ending 18 months following the date on which such Permitted Acquisition or Permitted Investment is consummated.

“PPSA” means the Personal Property Security Act of Ontario (or any successor statute) or similar legislation of any other Canadian jurisdiction, including, without limitation, the Civil Code of Quebec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, validity or effect of security interests.

“Prepayment Event” means the occurrence of any of the following events:

(e)~~(a)~~Any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any Collateral (other than the sale of Collateral in the ordinary course of business, until the Term Loan Financing Facility (and any Permitted Refinancings thereof) has been paid in full, sales of Collateral not constituting ABL Priority Collateral, and the transfer of any Collateral among Stores and other locations of the Loan Parties), unless, as long as no Cash Dominion Event has occurred and is continuing, (i) the proceeds therefrom are utilized for purposes of replacing, restoring or repairing the assets in respect of which such proceeds were received or reinvesting in assets used or useful in any of the Loan Parties’ or their Restricted Subsidiaries’ business within twelve (12) months of the receipt of such proceeds (or within eighteen (18) months of receipt of such proceeds if a letter of intent or other binding commitment to reinvest such proceeds is entered into within twelve (12) months of receipt of such proceeds); or

(f)~~(b)~~Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation, expropriation or similar proceeding of, any Collateral of a Loan Party resulting in Net Proceeds of Collateral (other than, until the Term Loan Financing Facility (and any Permitted Refinancings thereof) has been paid in full, Collateral not constituting ABL Priority Collateral), unless (i) the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent, or (ii) as long as no Cash Dominion Event has occurred and is continuing, the proceeds therefrom are utilized for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received or reinvesting in assets used or useful in any of the Loan Parties’ business within twelve (12) months of the receipt of such proceeds (or within eighteen (18) months of receipt of such proceeds if a letter of intent or other binding commitment to reinvest such proceeds is entered into within twelve (12) months of receipt of such proceeds).

“Prime Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”; (b) the Federal Funds Rate for such day, plus 0.50%; and (c) the

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LIBOR Rate for a one month interest period as determined on such day, plus 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in Bank of America’s prime rate, the Federal Funds Rate or the LIBOR Rate, respectively, shall take effect at the opening of business on the day specified in the public announcement of such change. If the Prime Rate is being used as an alternate rate of interest pursuant to SECTION 2.10(b) hereof, then the Prime Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.  Notwithstanding anything else herein, in no event shall such Prime Rate be less than zero for purposes of this Agreement.

“Prime Rate Loan” means any Revolving Credit Loan bearing interest at a rate determined by reference to the Prime Rate in accordance with the provisions of Article II.

“Pro Forma Adjustments” means, for any applicable period that includes all or any part of a Fiscal Quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or the Consolidated EBITDA of the Loan Parties and their Restricted Subsidiaries, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA of the Loan Parties and their Restricted Subsidiaries, as the case may be, projected by the Lead Borrower in good faith as a result of (a) actions taken (or commenced) during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Lead Borrower in good faith, or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity with the operations of the Loan Parties and their Restricted Subsidiaries; provided that (i) so long as such actions are taken (or commenced) during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, the cost savings, operating expense reductions, other operating improvements and initiatives and synergies related to such actions or such additional costs, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA of the Loan Parties and their Restricted Subsidiaries, as the case may be, that such costs savings, operating expense reductions, other operating improvements and initiatives and synergies will be realizable during the entirety of such period, or such additional costs, as applicable, will be incurred during the entirety of such period and (ii) any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA of the Loan Parties and their Restricted Subsidiaries, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA of the Loan Parties, as the case may be, for such period; and provided further that any such increase, decrease and other adjustments of such Acquired EBITDA or such Consolidated EBITDA of the Loan Parties, as the case may be, either (x) would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended, or (y) shall be factually supportable and shall have been certified by the chief financial officer of the Lead Borrower as having been calculated in good faith and in compliance with the requirements of this definition, provided that any such adjustment pursuant to this clause (y) does not exceed 20% of the most recently calculated Consolidated EBITDA of the Loan Parties and their Restricted Subsidiaries (prior to giving effect to the adjustments pursuant to this sub-clause (y)).

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“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustments shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a disposition of all or substantially all equity interests in any Subsidiary of the Lead Borrower or any division, product line, or facility used for operations of the Lead Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Lead Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustments pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions and operating initiatives) that are consistent with the definition of Pro Forma Adjustment.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Junior Secured Debt” means any Indebtedness of any Loan Party (i) secured by a Lien on the Collateral which is junior and subordinate to the Lien of the Collateral Agent on the Collateral and which is junior and subordinate to the Lien of the Term Loan Collateral Agent on the Collateral, (ii) no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is six months after the Maturity Date (it being understood that any required offer to purchase such Indebtedness as a result of a change of control shall not violate the foregoing restriction), and (iii) which is subject to the terms of a Qualifying Second Lien Intercreditor Agreement.

“Qualifying Pari Passu Intercreditor Agreement” means an agreement substantially in the form of Exhibit G to the Term Loan Agreement (as in effect on the First Amendment Effective Date) or in form and substance reasonably satisfactory to the Administrative Agent and entered into by the Term Loan Collateral Agent, the Term Loan Administrative Agent and the agents for the holders of any Qualifying Senior Secured Debt that is intended to be secured by Liens on the Collateral ranking pari passu to the Liens securing the Term Obligations and ranking junior to the Lien of the Collateral Agent with respect to the ABL Priority Collateral.

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“Qualifying Second Lien Intercreditor Agreement” means an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent providing that the Liens on the Collateral securing the Obligations and the Term Obligations rank senior in priority to the Liens on the Collateral securing Qualifying Junior Secured Debt, which is intended to be secured by Liens ranking junior to the Liens on the Collateral securing the Obligations and the Term Obligations.

“Qualifying Secured Debt” means the collective reference to Qualifying Junior Secured Debt and Qualifying Senior Secured Debt.

“Qualifying Senior Collateral” means any and all “Collateral”, “Pledged Collateral” or words of similar intent as defined in any applicable security document relating to the Qualifying Senior Debt and to be defined, when applicable, in a Qualifying Pari Passu Intercreditor Agreement.

“Qualifying Senior Secured Debt” means any Indebtedness of any Loan Party (i) secured by a Lien which is pari passu to the Lien of the Term Loan Collateral Agent on the Collateral and which is junior and subordinate to the Lien of the Collateral Agent with respect to the ABL Priority Collateral, (ii) no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is six months after the Maturity Date (it being understood that any required offer to purchase such Indebtedness as a result of a change of control shall not violate the foregoing restriction), and (iii) which is subject to the terms of a Qualifying Pari Passu Intercreditor Agreement.

“Qualifying Unsecured Debt” means any unsecured Indebtedness of any Loan Party, no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is six months after the Maturity Date (it being understood that any required offer to purchase such Indebtedness as a result of a change of control shall not violate the foregoing restriction).

“Real Estate” means all interests in real property now or hereafter owned or held by any Loan Party or Restricted Subsidiary, including all leasehold interests held pursuant to Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party or Restricted Subsidiary, including all easements, rights-of-way, appurtenances and other rights relating thereto and all leases, tenancies, and occupancies thereof.

“Register” has the meaning provided in ~~SECTION~~Section 9.04(c).

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

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~~“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.~~

“Release” has the meaning provided in Section 101(22) of CERCLA.

“Reports” has the meaning provided in ~~SECTION~~Section 8.13(b).

“Required Lenders” means, at any time, Lenders having Commitments aggregating more than 50% of the Total Commitments, or if the Commitments have been terminated, Lenders whose percentage of the Total Outstandings (calculated assuming settlement and repayment of all Swingline Loans by the Lenders) aggregate more than 50% of the Total Outstandings; provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Reserves” means all (if any) Inventory Reserves (including, without limitation, reserves for Shrink), and Availability Reserves (including, without limitation, Cash Management Reserves, Bank Product Reserves and reserves for Customer Credit Liability).

“Responsible Officer” of any Person means any executive officer or financial officer of such Person and any other officer or similar official thereof with responsibility for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any class of Capital Stock of a Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of a Person or any option, warrant or other right to acquire any Capital Stock of a Person or on account of any return of capital to the Person’s stockholders, partners or members, provided that “Restricted Payments” shall not include any dividends payable solely in Capital Stock of a Loan Party.

“Restricted Payment Conditions” means, at the time of determination with respect to a Restricted Payment, that either (1) (a) no Specified Default then exists or would arise as a result of the making of such Restricted Payment, (b) ~~the Borrowers have demonstrated to the reasonable satisfaction of the Administrative Agent that Availability, both before and immediately following such Restricted Payment and as projected~~ Availability on a Pro Forma Basis for each of the ~~six (6) months following and~~thirty (30) days immediately preceding such Specified Transaction or payment and on the date of such Specified Transaction or payment after giving effect to such ~~Restricted Payment, will be~~Specified Transaction or payment, is equal to or greater than 15% of the Loan Cap, and (c) the Consolidated Fixed Charge Coverage Ratio, as calculated (i) on a trailing twelve months basis at all such times that monthly financial statements are required to be delivered under SECTION 5.01(c) and (ii) on a trailing four quarters basis at all other times, in each case after giving effect on a Pro Forma Basis to such ~~Specified Transaction or payment~~Restricted Payment, is equal to or greater than ~~1.10~~1.00:1.00, or (2) (a) no Specified Default then exists or would arise as a result of the making of such Restricted

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Payment, and (b) ~~the Borrowers have demonstrated to the reasonable satisfaction of the Administrative Agent that Availability, both before and immediately following such Restricted Payment and as projected~~Availability on a Pro Forma Basis for each of the ~~six (6) months following and~~thirty (30) days immediately preceding such Specified Transaction or payment and on the date of such Specified Transaction or payment after giving effect to such ~~Restricted Payment, will be~~Specified Transaction or payment, is equal to or greater ~~25~~than 20% of the Loan Cap.  ~~Prior~~At any time that Availability is less than 40% of the Loan Cap (on a Pro Forma Basis after giving effect to such Restricted Payment), prior to undertaking any Restricted Payment which is subject to the Restricted Payment Conditions, the Loan Parties shall deliver to the Administrative Agent ~~evidence of satisfaction of~~a certification that the conditions ~~contained~~set forth in clauses (1)(b) and (c) or clause (2)(b), as applicable, ~~above on a basis reasonably satisfactory to the Administrative Agent.~~have been satisfied and a calculation of Availability and the Consolidated Fixed Charge Coverage Ratio, if applicable, on a Pro Forma Basis after giving effect to such Restricted Payment; provided that this requirement for such certification shall only apply to such Restricted Payment in excess of the greater of (x) $25,000,000 and (y) 1.0% of Consolidated Total Assets (measured at the time of incurrence).

“Restricted Subsidiary” means each Subsidiary of the Parent that is not an Unrestricted Subsidiary.

“Revolving Credit Loans” means all loans at any time made by any Lender pursuant to Article II and, to the extent applicable, shall include Swingline Loans made by the Swingline Lender pursuant to SECTION 2.06.

“Revolving Credit Notes” means the promissory notes of the Borrowers substantially in the form of Exhibit D, each payable to a Lender, evidencing the Revolving Credit Loans made to the Borrowers.

~~“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the First Amendment Effective Date, Cuba, Iran, North Korea, Sudan and Syria).~~

~~“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b).~~

~~“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.~~

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

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“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case of clauses (a) through (d) that is a target of comprehensive Sanctions, including a target of any country-wide sanctions program administered and enforced by OFAC.

“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC (“SDN”), OFAC’s consolidated Non-SDN list or any other Sanctions-related list of designated persons maintained by the United States, the United Nations, the United Kingdom or the European Union, (b) any Person located, organized or resident in a Sanctioned Entity, or (c) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (b) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by:  (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union, or (d) Her Majesty’s Treasury of the United Kingdom.

“Scheduled Unavailability Date” has the meaning provided in SECTION 2.10(b).

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of June 29, 2018 by and among the Loan Parties, the Lenders party thereto and the Agents.

“Second Amendment Effective Date” shall have the meaning set forth in the Second Amendment.

“Secured Party” means (a) each Credit Party, (b) any Lender or any Affiliate of a Lender providing Cash Management Services or entering into or furnishing any Bank Products to or with any Loan Party, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (d) the successors and, subject to any limitations contained in this Agreement, assigns of each of the foregoing.

“Security Agreement” means the Security Agreement dated as of the Closing Date as amended, restated, supplemented or otherwise modified and in effect from time to time among the Loan Parties and the Collateral Agent for its benefit and for the benefit of the other Secured Parties.

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“Security Documents” means the Security Agreement~~, the Mortgages~~, the Intellectual Property Security Agreement, the Pledge Agreement, the Facility Guarantee, and each other security agreement or other instrument or document executed and delivered pursuant to this Agreement or any other Loan Document that creates a Lien in favor of the Collateral Agent to secure any of the Obligations.

“Settlement Date” has the meaning provided in ~~SECTION~~Section 2.22(b).

“Shrink” means Inventory identified by the Borrowers as lost, misplaced, or stolen.

“Software” has the meaning assigned to such term in the Security Agreement.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) at fair valuation on a going concern basis, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person on a going concern basis is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and generally pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to generally pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.

“Specified Default” means the occurrence of any Event of Default specified in ~~SECTION~~Section 7.01(a), ~~SECTION~~Section 7.01(b), ~~SECTION~~Section 7.01(c) (but only with respect to any representation made or deemed to be made by or on behalf of any Loan Party in any Borrowing Base Certificate or any certificate of a Financial Officer accompanying any financial statement), ~~SECTION~~Section 7.01(d) ~~(but only with respect to SECTION 2.18~~ (but only with respect to SECTION 2.18 (but only with respect to Section 2.18(d), ~~SECTION~~Section 2.18(e), ~~SECTION~~Section 2.18(f), and the second sentence of ~~SECTION~~Section 2.18(h)), ~~SECTION~~Section 5.01(f), SECTION 5.07, SECTION 5.08(b), SECTION 5.11 and ~~SECTION~~Section 6.10), ~~SECTION~~Section 7.01(h), or ~~SECTION~~Section 7.01(i).

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to ~~SECTION~~Section 9.22).

“Specified Representations” means the representations and warranties made by the Borrowers in the first and second sentences of SECTION 3.01 and SECTIONS 3.02, 3.08, 3.15 (subject to customary limitations on the perfection of Liens on the Collateral in financing commitments obtained in connection with Limited Condition Transactions), 3.16, 3.17 and 3.18.

“Specified Transaction” means any transaction in respect of which compliance with the Payment Conditions or Restricted Payment Conditions are by the terms of this Agreement required to be calculated on a Pro Forma Basis.

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 ~~“Sponsor Group” means the Sponsors and the Sponsor Related Parties.~~

~~“Sponsor Lender Limitations” means, with respect to the Sponsor Group or any of their respective Affiliates which becomes an assignee of any portion of the Obligations, such Person(s) shall have executed a waiver in form and substance reasonably satisfactory to the Administrative Agent pursuant to which such Person(s) acknowledges and agrees that (a) Lenders other than the Sponsor Group or any of their respective Affiliates shall be permitted to vote the Commitment Percentage held by the Sponsor Group and/or any of their respective Affiliates on a pro rata basis, (b) if the Lead Borrower requests that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Lenders, no such consent shall be deemed given unless such consent is obtained without giving effect to the Commitments held by the Sponsor Group and/or any of their respective Affiliates, and (c) it shall have no right (i) to require the Agents or any Lender to undertake any action (or refrain from taking any action) with respect to any Loan Document, (ii) to attend any meeting with the Agents or any Lender or receive any information from the Agents or any Lender, (iii) to the benefit of any advice provided by counsel to the Agents or the other Lenders or to challenge the attorney-client privilege of the communications between the Agents, such other Lenders and such counsel, or (iv) to make or bring any claim, in its capacity as Lender, against any Agent with respect to the fiduciary duties of such Agent or Lender and the other duties and obligations of the Agents hereunder; except, that, no amendment, modification or waiver to any Loan Document shall, without the consent of the Sponsor Group or any of their respective Affiliates, deprive any such Person, as assignee, of its pro rata share of any payments to which the Lenders as a group are otherwise entitled hereunder.~~

~~“Sponsor Related Parties” means, with respect to any Person, (a) any Controlling stockholder or partner (including in the case of an individual Person who possesses Control, the spouse or immediate family member of such Person provided such Person retains Control of the voting rights, by stockholders agreement, trust agreement or otherwise of the Capital Stock owned by such spouse or immediate family member) or 80% (or more) owned Subsidiary,  or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 51% or more Controlling interest of which consist of such Person and/or such Persons referred to in the immediately preceding clause (a) or (c) the limited partners of the Sponsors.~~

~~“Sponsors” means collectively, Bain Capital Fund VIII, L.P. and its respective Affiliates.~~

“Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBOR Rate, for eurocurrency funding (currently referred to

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as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D.  LIBOR Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Store” means any retail store (which includes any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations on terms reasonably acceptable to the Agents.

“Subsequent Transaction” has the meaning provided in SECTION 1.10.

“Subsidiary” means with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which Capital Stock representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Supermajority Lenders” means, as of any date of determination, Lenders holding more than 66 2/3% of the Total Commitments or, if the Commitments have been terminated, Lenders whose percentage of Total Outstandings (calculated assuming settlement and repayment of all Swingline Loans by the Lenders) aggregate more than 66 2/3% of the Total Outstandings; provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders .

“Supporting Obligations” has the meaning assigned to such term in the Security Agreement.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement,

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or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Lender” means Bank of America, N.A., in its capacity as lender of Swingline Loans hereunder to the Borrowers hereunder.

“Swingline Loan” means a Revolving Credit Loan made by the Swingline Lender to the Borrowers pursuant to SECTION 2.06.

“Swingline Loan Ceiling” means $60,000,000, as such amount may be increased or reduced in accordance with the provisions of this Agreement.

“Swingline Note” means the promissory note of the Borrowers substantially in the form of Exhibit E, payable to the Swingline Lender, evidencing the Swingline Loans made by the Swingline Lender to the Borrowers.

“Synthetic Lease” means any lease or other agreement for the use or possession of property creating obligations which do not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, may be characterized as Indebtedness of such lessee without regard to the accounting treatment.

“Taxes” means all current or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings imposed by any Governmental Authority, and all interest, additions to tax, and penalties related thereto.

“Term Loan Administrative Agent” means JPMorgan Chase Bank, N.A., as administrative agent (together with its successors and assigns in such capacity) on behalf of the lenders party to the Term Loan Agreement.

“Term Loan Agreement” means that certain Credit Agreement dated February 24, 2011 by and among Burlington Coat Factory Warehouse Corporation, as borrower, the Term Loan Administrative Agent , the Term Loan Collateral Agent and the lenders identified therein, as such Credit Agreement has been replaced in its entirety by that certain Credit Agreement dated August 13, 2014 by and among Burlington Coat Factory Warehouse Corporation, as borrower,

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the Term Loan Administrative Agent , the Term Loan Collateral Agent and the lenders identified therein, as may be further amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time.

“Term Loan Collateral Agent” means JPMorgan Chase Bank, N.A., as collateral agent (together with its successors and assigns in such capacity) on behalf of the “Secured Parties” (as defined in the Term Loan Agreement).

“Term Loan Financing Facility” means the term loan facility established pursuant to the Term Loan Agreement.

“Term Loan Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Term Obligations” has the meaning set forth in the Intercreditor Agreement.

“Term Payment Availability Conditions” means, as of any date of calculation with respect to any transaction or payment, the ~~projected average~~ Excess Availability on a Pro Forma Basis for each ~~Fiscal Month during the projected six (6) Fiscal Month period following, and~~of the thirty (30) days immediately preceding such transaction or payment and on the date of such transaction or payment after giving effect to such transaction or payment, ~~will be~~is equal to or greater than fifteen percent (15%) of the then Borrowing Base.

“Termination Date” means the earlier of (i) the Latest Maturity Date, (ii) the date on which the Loan Parties terminate all of the Commitments pursuant to SECTION 2.15 hereof, and (iii) the date on which the maturity of the Obligations (other than the Other Liabilities) is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VII.

“Total Commitments” means the aggregate of the Commitments of all Lenders, as in effect from time to time.  On the ~~First~~Second Amendment Effective Date, the Total Commitments are $600,000,000.

“Total Outstandings” means, as of any day, the sum of (a) the principal balance of all Revolving Credit Loans then outstanding, and (b) the then amount of the Letter of Credit Outstandings.

“Trading with the Enemy Act” has the meaning provided in ~~SECTION 9.18.~~Section 9.18.

“Type”, when used in reference to any Revolving Credit Loan or Borrowing, refers to whether the rate of interest on such Revolving Credit Loan, or on the Revolving Credit Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Prime Rate, as applicable.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the

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availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unanimous Consent” means the consent of Lenders (other than Defaulting Lenders) holding 100% of the Commitments (other than Commitments held by a Defaulting Lender).

“Unfinanced Capital Expenditures” means Capital Expenditures paid in cash which are not financed with the proceeds of Indebtedness (other than the Obligations).

“Unrestricted Subsidiary” shall mean

(a)~~(a)~~any Subsidiary of the Lead Borrower designated by the board of directors of the Lead Borrower as an Unrestricted Subsidiary pursuant to SECTION 5.14 subsequent to the ~~First~~Second Amendment Effective Date but only to the extent that such Subsidiary:

(i)~~(i)~~is not party to any agreement, contract, arrangement or understanding with the Lead Borrower or any Restricted Subsidiary of the Lead Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Lead Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Lead Borrower;

(ii)~~(ii)~~is a Person with respect to which neither the Lead Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (I) to subscribe for additional Capital Stock or (II) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(iii)~~(iii)~~has not guaranteed or otherwise directly or indirectly provided credit support for any then outstanding Indebtedness of the Lead Borrower or any of its Restricted Subsidiaries; and

(b)~~(b)~~any Subsidiary of an Unrestricted Subsidiary.

“Unused Commitment” shall mean, on any day, (a) the then Total Commitments, minus (b) the sum of (i) the principal amount of Revolving Credit Loans of the Borrowers then outstanding, and (ii) the then Letter of Credit Outstandings.

“Unused Fee” has the meaning provided in ~~SECTION~~Section 2.19(b).

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“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02~~SECTION 1.02~~ Terms Generally

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Charter Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vii) all references to “$” or “dollars” or to amounts of money and all calculations of Availability, Excess Availability, Borrowing Base, permitted “baskets” and other similar matters shall be deemed to be references to the lawful currency of the United States of America, and (viii) references to “knowledge” of any Loan Party means the actual knowledge of a Responsible Officer.

In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

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This Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Loan Parties and the Administrative Agent and are the product of discussions and negotiations among all parties.  Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.

Section 1.03~~SECTION 1.03~~ Accounting Terms

Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements described in SECTION ~~3.04,~~3.04, except as otherwise specifically prescribed herein and except that the Lead Borrower and its Subsidiaries may change from the retail inventory method to the specific identification method for inventory costing, provided that the Lead Borrower shall give the Administrative Agent reasonable prior notice of such change and the Administrative Agent shall have the ability, in addition to the appraisals and commercial finance examinations permitted pursuant to SECTION 5.08 hereof, to obtain, at the Loan Parties’ expense, an updated appraisal and commercial finance examination in connection with such change, provided further that, in the event that the Administrative Agent has previously scheduled an appraisal and commercial finance examination to be performed within three (3) months after the effective date of such change, the Administrative Agent shall not undergo such additional updated appraisal and commercial finance examination as set forth above.  All amounts used for purposes of financial calculations required to be made shall be without duplication.  Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Fixed Charge Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

Issues Related to GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders as reasonably requested hereunder a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  In addition, the definitions set forth in the Loan Documents and any financial calculations required by the Loan Documents shall be computed to exclude (a) the effect of purchase accounting adjustments, including the effect of non-cash items resulting from any amortization, write-up, write-down or write-off of any assets or deferred charges (including, without limitation, intangible assets, goodwill and deferred financing costs in connection with any Permitted Acquisition or any merger, consolidation or other similar transaction permitted by this Agreement), (b) the application of ASC 815 (Derivatives and

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Hedging), ASC 480 (Distinguishing Liabilities from Equity) or ASC 718 (Stock Compensation) (to the extent that the pronouncements in ASC 718 result in recording an equity award as a liability on the Consolidated balance sheet of the Parent and its Subsidiaries in the circumstance where, but for the application of the pronouncements, such award would have been classified as equity), (c) any mark-to-market adjustments to any derivatives (including embedded derivatives contained in other debt or equity instruments under ASC 815), (d) any non-cash compensation charges resulting from the application of ASC 718 and (e) any change to lease accounting rules from those in effect pursuant to ASC 840 (Leases) and other related lease accounting guidance as in effect on the ~~First~~Second Amendment Effective Date. Notwithstanding anything in this Agreement to the contrary, any change in GAAP or the application or interpretation thereof that would require operating leases to be treated similarly as a capital lease shall not be given effect in the definitions of Indebtedness or Liens or any related definitions or in the computation of any financial ratio or requirement.

Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, the effects of FASB ASC 825 (Financial Instruments) and ASC 470-20 (Debt with Conversion and Other Options) on financial liabilities shall be disregarded.

Section 1.04~~SECTION 1.04~~ Rounding.  Any financial ratios required to be maintained by the Borrowers (or otherwise required to be complied with to consummate a transaction) pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05~~SECTION 1.05~~ Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.06~~SECTION 1.06~~ Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit, whether or not such maximum face amount is in effect at such time.

Section 1.07~~SECTION 1.07~~ Certifications.  All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such person’s individual capacity.

Section 1.08~~SECTION 1.08~~ Timing of Payment or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

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Section 1.09~~SECTION 1.09~~ Compliance with Article VI.  In the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), disposition, Restricted Payment, affiliate transaction, restrictive agreement or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions then permitted pursuant to any clause of such Sections in Article VI, such transaction (or portion thereof) at any time, and from time to time, shall be permitted under one or more of such clauses as determined by the Lead Borrower in its sole discretion at such time.

Section 1.10Limited Condition Transactions.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(a)determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including, the Consolidated Fixed Charge Coverage Ratio, the Consolidated Secured Leverage Ratio, and the Consolidated Interest Coverage Ratio or satisfaction of the Payment Conditions, including, but not limited to, in connection with incurrence of Indebtedness, the creation of Liens, the making of any asset sale or other disposition, the making of an Investment or Restricted Payment, the designation of a “Subsidiary” as restricted or unrestricted or the repayment or prepayment of Indebtedness; or

(b)determining compliance with representations and warranties (other than Specified Representations in the case of a Limited Condition Transaction under clause (i) of such definition) and defaults or events of default; or

(c)testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets);

in each case, at the option of the Lead Borrower (the Lead Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into, the date an irrevocable repayment or prepayment notice is given with respect thereto, or at the time of declaration thereof, as applicable (the “LCT Test Date”) (provided that with respect to any required calculation of the Payment Conditions on the LCT Test Date, such calculation shall be effective only in the event that such Limited Condition Transaction is consummated within 180 days following the LCT Test Date), and if, after giving Pro Forma Effect to the Limited Condition Transaction, the Lead Borrower or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test, representations, warranties, defaults, specified defaults, events of default, or basket, such ratio, test, representations, warranties, defaults, specified defaults, events of default, or basket (including with respect to satisfaction of the Payment Conditions in connection therewith) shall be deemed to have been complied with.  For the avoidance of doubt, if the Lead Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA, Consolidated Total Assets, Consolidated Total Debt, Consolidated Interest Expense, or

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Consolidated Net Income, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Lead Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for disposition, redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a Pro Forma Basis or giving Pro Forma Effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis both (i) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated, in each case until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated.  Notwithstanding the foregoing, the Limited Condition Transaction provisions set forth above shall not apply in respect of the incurrence of any Revolving Credit Loans (or other Credit Extensions) the proceeds of which will be used to finance such Limited Condition Transaction.

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Article II~~ARTICLE II~~
~~Amount and Terms of Credit~~AMOUNT AND TERMS OF CREDIT

Section 2.01~~SECTION 2.01~~ Commitment of the Lenders

Each Lender, severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to make Credit Extensions to or for the benefit of the Borrowers, on a revolving basis, subject in each case to the following limitations:

The Total Outstandings shall not at any time cause Availability to be less than zero;

Letters of Credit shall be available from the Issuing Banks to the Borrowers, provided that the Borrowers shall not at any time permit the aggregate Letter of Credit Outstandings at any time to exceed the Letter of Credit Sublimit;

No Lender shall be obligated to make any Credit Extension to the Borrowers in excess of such Lender’s Commitment; and

Subject to all of the other provisions of this Agreement, Revolving Credit Loans to the Borrowers that are repaid may be reborrowed prior to the Termination Date.

Each Borrowing of Revolving Credit Loans to the Borrowers (other than Swingline Loans) shall be made by the Lenders pro rata in accordance with their respective Commitments.  The failure of any Lender to make any Revolving Credit Loan to the Borrowers shall neither relieve any other Lender of its obligation to fund its Revolving Credit Loan to the Borrowers in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.

Section 2.02~~SECTION 2.02~~ Increase in Total Commitments

Request for Increase.  At any time and from time to time prior to the Termination Date, so long as no Default or Event of Default exists or would arise therefrom, the Lead Borrower shall have the right to request an increase of the aggregate of the then outstanding Commitments (including the Letter of Credit Sublimit) by an amount as would cause the Total Commitments not to exceed $900,000,000 in the aggregate.  The Administrative Agent and the Lead Borrower shall determine the effective date of such requested increase and any such requested increase shall be first made available to all existing Lenders on a pro rata basis.  To the extent that, on or before the tenth (10th) day (or such shorter period as may be agreed by the Administrative Agent) following such request for an increase hereunder, the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Lead Borrower, or fail to respond to such request for an increase, the Administrative Agent, in consultation with the Lead Borrower, will use its reasonable best efforts to arrange for one or more other Persons to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Total Commitments requested by the Lead Borrower and not accepted by the existing Lenders (each such increase by either means, a “Commitment Increase,” and each Person issuing, or Lender increasing, its Commitment, an “Additional Commitment Lender”), provided, however, that (i) no Lender shall be obligated to provide a Commitment Increase as a result of any such request by the Lead Borrower, (ii) any Additional Commitment

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Lender which is not an existing Lender shall be subject to the approval of the Administrative Agent, the Issuing Banks and the Lead Borrower (which approval shall not be unreasonably withheld), and (iii) without the consent of the Administrative Agent, at no time shall the Commitment of any Additional Lender under this Agreement be less than $10,000,000.  Each Commitment Increase shall be in a minimum aggregate amount of at least $25,000,000 and in integral multiples of $5,000,000 in excess thereof.

Conditions to Effectiveness of each Commitment Increase.  No Commitment Increase shall become effective unless and until each of the following conditions have been satisfied or waived:

The Borrowers, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require;

The Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders and the Arrangers as the Lead Borrower, the Arrangers and such Additional Commitment Lenders shall agree;

If requested by the Administrative Agent, the Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers and dated such date;

A Revolving Credit Note (to the extent requested) will be issued at the Borrowers’ expense, to each such Additional Commitment Lender, to be in conformity with the requirements of SECTION 2.07 (with appropriate modification) to the extent necessary to reflect the new Commitment of each Additional Commitment Lender; and

The Borrowers and each Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested in order to effectuate the documentation of the foregoing.

Notification by Administrative Agent.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Commitment Increase (with each date of such effectiveness being referred to herein as a “Commitment Increase Date”), and at such time (i) the Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, (ii) Schedule 1.1(a) shall be deemed modified, without further action,  to reflect the revised Commitment Percentages of the Lenders and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased Commitments.

Other Provisions.  In connection with Commitment Increases hereunder, the Lenders and the Borrowers agree that, notwithstanding anything to the contrary in this Agreement, (i) the Borrowers shall, in coordination with the Administrative Agent, (x) repay outstanding Revolving Credit Loans of certain Lenders, and obtain Revolving Credit Loans from certain other Lenders (including the Additional Commitment Lenders), or (y) take such other actions as reasonably may be required by the Administrative Agent, in each case to the extent necessary so that all of the Lenders effectively participate in each of the outstanding Revolving Credit Loans pro rata on

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the basis of their Commitment Percentages (determined after giving effect to any increase in the Commitments pursuant to this SECTION 2.02), and (ii) the Borrowers shall pay to the Lenders any costs of the type referred to in ~~SECTION~~Section 2.16(c) in connection with any repayment and/or Revolving Credit Loans required pursuant to preceding clause (i).  Without limiting the obligations of the Borrowers provided for in this SECTION 2.02, the Administrative Agent and the Lenders agree that they will use their best efforts to attempt to minimize the costs of the type referred to in ~~SECTION~~Section 2.16(c) which the Borrowers would otherwise incur in connection with the implementation of an increase in the Commitments.

Section 2.03~~SECTION 2.03~~ Reserves; Changes to Reserves

The initial Inventory Reserves and Availability Reserves as of the Effective Date are as set forth in the Borrowing Base Certificate delivered pursuant to ~~SECTION~~Section 4.01(d) hereof.

The Administrative Agent may hereafter establish additional Reserves or change any of the foregoing Reserves, in the exercise of its reasonable business judgment acting in accordance with industry standards for asset based lending in the retail industry,  provided that such Reserves shall not be established or changed except upon not less than six (6) Business Days’ notice to the Borrowers (during which period the Agents shall be available to discuss any such proposed Reserve with the Borrowers).

Section 2.04~~SECTION 2.04~~ Making of Revolving Credit Loans

Except as set forth in SECTION ~~2.09,~~2.09, SECTION 2.10 and SECTION ~~2.11,~~2.11, Revolving Credit Loans (other than Swingline Loans) shall be either Prime Rate Loans or LIBOR Rate Loans as the Lead Borrower on behalf of the Borrowers may request (which request shall substantially be made in the form attached hereto as Exhibit C) subject to and in accordance with this SECTION 2.04.  All Swingline Loans shall be only Prime Rate Loans. All Revolving Credit Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Revolving Credit Loans of the same Type.  Each Lender may fulfill its Commitment with respect to any Revolving Credit Loan by causing any lending office of such Lender to make such Revolving Credit Loan; provided, however, that any such use of a lending office shall not affect the obligation of the Borrowers to repay such Revolving Credit Loan in accordance with the terms of the applicable Revolving Credit Note.  Each Lender shall, subject to its overall policy considerations, use reasonable efforts to select a lending office which will not result in the payment of increased costs by the Borrowers.  Subject to the other provisions of this SECTION 2.04 and the provisions of SECTION ~~2.11,~~2.11, Borrowings of Revolving Credit Loans of more than one Type may be incurred at the same time, but in any event no more than ten (10) Borrowings of LIBOR Rate Loans may be outstanding at any time and no more than two (2) Borrowings of LIBOR Rate Loans having an Interest Period of less than one (1) month may be selected by the Lead Borrower in any thirty (30) day period.

The Lead Borrower shall give the Administrative Agent (w) three (3) Business Days’ prior telephonic notice (thereafter confirmed in writing) of each Borrowing of LIBOR Rate Loans, and (x) ~~one (1) Business Days’~~ prior telephonic notice on the requested date of any Borrowing (thereafter confirmed in writing) of each Borrowing of Prime Rate Loans by the

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Borrowers.  Any such notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m. on the third Business Day prior to the requested date of any Borrowing in the case of LIBOR Rate Loans, and ~~one~~on the same Business Day of the requested date of any Borrowing in the case of Prime Rate Loans~~, prior to the date on which such Borrowing is to be made~~. Such notice shall be irrevocable (except to the extent set forth in SECTION 2.10 or SECTION 2.11 hereof), shall contain disbursement instructions and shall specify: (i) whether the Borrowing then being requested is to be a Borrowing of Prime Rate Loans or LIBOR Rate Loans and, if LIBOR Rate Loans, the Interest Period with respect thereto; (ii) the amount of the proposed Borrowing (which shall be in an integral multiple of $1,000,000, but not less than $5,000,000 in the case of LIBOR Rate Loans; and (iii) the date of the proposed Borrowing (which shall be a Business Day).  If no election of Interest Period is specified in any such notice for a Borrowing of LIBOR Rate Loans, such notice shall be deemed a request for an Interest Period of one (1) month.  If no election is made as to the Type of Revolving Credit Loan, such notice shall be deemed a request for Borrowing of Prime Rate Loans.  The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 100 Federal Street, Boston, Massachusetts 02110 no later than 3:00 p.m., in immediately available funds.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this SECTION 2.04 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In the event a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent, forthwith on demand such corresponding amount, with interest thereon for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrowers, the interest rate applicable to Prime Rate Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolving Credit Loan included in such Borrowing.  Upon receipt of the funds made available by the Lenders to fund any borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Lead Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrowers no later than 5:00 p.m.

To the extent not paid by the Borrowers when due (after taking into consideration any applicable grace period), the Administrative Agent, without the request of the Lead Borrower, may advance any interest, fee payable pursuant to SECTION 2.19 or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby.  The Administrative Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof.  Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations

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under ~~SECTION~~Section 2.17(a).  Any amount which is added to the principal balance of the Loan Account as provided in this ~~SECTION~~Section 2.04(c) shall bear interest at the interest rate then and thereafter applicable to Prime Rate Loans.

Section 2.05~~SECTION 2.05~~ Overadvances

The Agents and the Lenders shall have no obligation to make any Revolving Credit Loan (including, without limitation, any Swingline Loan) or to provide any Letter of Credit if an Overadvance would result.

The Administrative Agent may, in its discretion, make Permitted Overadvances to the Borrowers without the consent of the Lenders and each Lender shall be bound thereby.  Any Permitted Overadvances may constitute Swingline Loans. The making of a Permitted Overadvance is for the benefit of the Borrowers and shall constitute a Revolving Credit Loan and an Obligation.  The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding.

The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of ~~SECTION~~Section 2.13(f) regarding the Lenders’ obligations to purchase participations with respect to Letter of Credit Disbursements or SECTION 2.22 regarding any Lender’s reimbursement obligations with respect to Swingline Loans.

Section 2.06~~SECTION 2.06~~ Swingline Loans

The Swingline Lender is authorized by the Lenders, and shall make, Swingline Loans at any time (subject to ~~SECTION~~Section 2.06(b)) to the Borrowers up to the amount of the sum of (i) the Swingline Loan Ceiling, upon a notice of Borrowing from Lead Borrower received by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender’s discretion, may be submitted prior to 3:00 p.m. on the Business Day on which such Swingline Loan is requested), plus (ii) any Permitted Overadvances; provided that the Swingline Lender shall not be obligated to make any Swingline Loan in its reasonable discretion if any Lender at such time is a Defaulting Lender, unless the Swingline Lender has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate the Swingline Lender’s actual or potential Fronting Exposure (after giving effect to ~~SECTION~~Section 8.15(a)(iv)) with respect to the Defaulting Lender arising from either (x) the Swingline Loan then proposed to be issued or (y) that Swingline Loan and all other Swingline Loans as to which the Swingline Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.  Swingline Loans shall be Prime Rate Loans and shall be subject to periodic settlement with the Lenders under SECTION 2.22 below.

The Lead Borrower’s request for a Swingline Loan shall be deemed a representation that the applicable conditions for borrowing under SECTION 4.02 are satisfied (unless such conditions have been waived).  If the conditions for borrowing under SECTION 4.02 cannot in fact be fulfilled, (x) the Lead Borrower shall give immediate notice (a “~~Noncompliance~~Non-compliance Notice”) thereof to the Administrative Agent and the Swingline Lender, and the Administrative Agent shall promptly provide each Lender with a copy of the Noncompliance

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Notice, and (y) the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with ~~SECTION~~Section 9.02. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans commencing one (1) Business Day after the Non-Compliance Notice is furnished to the Lenders.  Notwithstanding the foregoing, no Swingline Loans (other than Permitted Overadvances) shall be made pursuant to this ~~SECTION~~Section 2.06(b) if the Total Outstandings would exceed the limitations set forth in SECTION 2.01.

Section 2.07~~SECTION 2.07~~ Notes

Promptly following the request of any Lender, the Revolving Credit Loans made by such Lender shall be evidenced by a Revolving Credit Note, duly executed on behalf of the Borrowers, ~~dated the First Amendment Effective Date,~~ payable to such Lender in an aggregate principal amount equal to such Lender’s Commitment.

Upon the request of the Swingline Lender, the Revolving Credit Loans made by the Swingline Lender with respect to Swingline Loans shall be evidenced by a Swingline Note, duly executed on behalf of the Borrowers, ~~dated the First Amendment Effective Date,~~ payable to the Swingline Lender, in an aggregate principal amount equal to the Swingline Loan Ceiling.

Each Lender is hereby authorized by the Borrowers to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Revolving Credit Loan from such Lender, each payment and prepayment of principal of any such Revolving Credit Loan, each payment of interest on any such Revolving Credit Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of any Borrower to repay the Revolving Credit Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

Upon receipt of an affidavit and indemnity of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will promptly issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor at such Lender’s expense.

Section 2.08~~SECTION 2.08~~ Interest on Revolving Credit Loans.

Subject to SECTION ~~2.12,~~2.12, each Prime Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Prime Rate plus the Applicable Margin for Prime Rate Loans.

Subject to SECTION 2.09 through SECTION ~~2.12,~~2.12, each LIBOR Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted  LIBOR Rate for such Interest Period, plus the Applicable Margin for LIBOR Rate Loans.

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Accrued interest on all Revolving Credit Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at the Termination Date and after the Termination Date on demand.

Section 2.09~~SECTION 2.09~~ Conversion and Continuation of Revolving Credit Loans

The Lead Borrower shall have the right at any time, on three (3) Business Days’ prior notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m. on the third Business Day preceding the date of any conversion), (i) to convert any outstanding Borrowings of Prime Rate Loans to Borrowings of LIBOR Rate Loans, or (ii) to continue an outstanding Borrowing of LIBOR Rate Loans for an additional Interest Period, or (iii) to convert any outstanding Borrowings of LIBOR Rate Loans to a Borrowing of Prime Rate Loans, subject in each case to the following:

No Borrowing of Revolving Credit Loans may be converted into, or continued as, LIBOR Rate Loans at any time when any Event of Default has occurred and is continuing (nothing contained herein being deemed to obligate the Borrowers to incur Breakage Costs upon the occurrence and during the continuance of an Event of Default unless the Obligations are accelerated);

If less than a full Borrowing of Revolving Credit Loans is converted, such conversion shall be made pro rata among the Lenders based upon their Commitment Percentages in accordance with the respective principal amounts of the Revolving Credit Loans comprising such Borrowing held by such Lenders immediately prior to such conversion;

The aggregate principal amount of Prime Rate Loans being converted into or continued as LIBOR Rate Loans shall be in an integral of $1,000,000 and at least $5,000,000;

Each Lender shall effect each conversion by applying the proceeds of its new LIBOR Rate Loan or Prime Rate Loan, as the case may be, to its Revolving Credit Loan being so converted;

The Interest Period with respect to a Borrowing of LIBOR Rate Loans effected by a conversion or in respect to the Borrowing of LIBOR Rate Loans being continued as LIBOR Rate Loans shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

A Borrowing of LIBOR Rate Loans may be converted only on the last day of an Interest Period applicable thereto, unless the applicable Borrower pays all Breakage Costs incurred in connection with such conversion;

In no event shall more than ten (10) Borrowings of LIBOR Rate Loans be outstanding at any time or more than two (2) Borrowings of LIBOR Rate Loans having an Interest Period of less than one (1) month be selected by the Lead Borrower in any thirty (30) day period; and

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Each request for a conversion or continuation of a Borrowing of LIBOR Rate Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one (1) month.

If the Lead Borrower does not give notice to convert any Borrowing of LIBOR Rate Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as LIBOR Rate Loans, in each case as provided in ~~SECTION~~Section 2.09(a) above, such Borrowing shall automatically be converted to, or continued as, as applicable, a Borrowing of Prime Rate Loans, at the expiration of the then-current Interest Period. The Administrative Agent shall, after it receives notice from the Lead Borrower, promptly give each Lender notice of any conversion, in whole or part, of any Revolving Credit Loan made by such Lender.

Section 2.10~~SECTION 2.10~~ Alternate Rate of Interest for Revolving Credit Loans

(a)~~If~~Subject to SECTION 2.10(b), if prior to the commencement of any Interest Period for a LIBOR Borrowing, the Administrative Agent:

(i)~~(a)~~ reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate (in accordance with the terms of the definition thereof) for such Interest Period; or

(ii)~~(b)~~ is advised by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Required Lenders of making or maintaining their Revolving Credit Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Lead Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Lead Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist (which notice the Administrative Agent shall deliver promptly upon obtaining knowledge of the same), (i) any Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and (ii) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as a Borrowing of Prime Rate Loans unless withdrawn by the Lead Borrower.

(b)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Lead Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Lead Borrower) that the Lead Borrower or Required Lenders (as applicable) have determined, that:

(i)adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

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(ii)the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Rate or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii)syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable,  the Administrative Agent and the Lead Borrower may amend this Agreement to replace the LIBOR Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Lead Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Lead Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended, (to the extent of the affected LIBOR Rate Loans or Interest Periods), and (y) the LIBOR Rate component shall no longer be utilized in determining the Prime Rate.  Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Prime Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

Section 2.11~~SECTION 2.11~~ Change in Legality.

Notwithstanding anything to the contrary contained elsewhere in this Agreement, if any Change in Law occurring after the ~~First~~Second Amendment Effective Date shall make it unlawful for a Lender to make or maintain a LIBOR Rate Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Rate Loan, then, by written notice to the Lead Borrower, such Lender may (x) declare that LIBOR Rate Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Lead Borrower for a LIBOR Borrowing

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shall, as to such Lender only, be deemed a request for a Prime Rate Loan unless such declaration shall be subsequently withdrawn; and (y) require that all outstanding LIBOR Rate Loans made by such Lender be converted to Prime Rate Loans, in which event all such LIBOR Rate Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in ~~SECTION~~Section 2.09(b).  In the event any Lender shall exercise its rights hereunder, all payments and prepayments of principal which would otherwise have been applied to repay the LIBOR Rate Loans that would have been made by such Lender or the converted LIBOR Rate Loans of such Lender, shall instead be applied to repay the Prime Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBOR Rate Loans.

For purposes of this SECTION ~~2.11,~~2.11, a notice to the Lead Borrower pursuant to ~~SECTION~~Section 2.11(a) above shall be effective, if lawful, and if any LIBOR Rate Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Lead Borrower.

Section 2.12~~SECTION 2.12~~ Default Interest

Effective upon written notice from the Administrative Agent (which notice shall be given only at the direction of the Required Lenders after the occurrence of any Specified Default) and at all times thereafter while such Specified Default is continuing, interest shall accrue on all Loans and other amounts owing by the Borrowers (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days as applicable) (the “Default Rate”) equal to the rate (including the Applicable Margin for Revolving Credit Loans, as applicable) in effect from time to time plus two percent (2.00%) per annum and such interest shall be payable on demand.

Section 2.13~~SECTION 2.13~~ Letters of Credit

Upon the terms and subject to the conditions herein set forth, at any time and from time to time after the date hereof and prior to the Termination Date, the Lead Borrower on behalf of the Borrowers may request an Issuing Bank to issue, and subject to the terms and conditions contained herein, the applicable Issuing Bank shall issue, for the account of the relevant Borrower, one or more Letters of Credit; provided, however, that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed the Letter of Credit Sublimit, or (ii) the Total Outstandings would exceed the limitations set forth in ~~SECTION~~Section 2.01(a); provided, further, that no Letter of Credit shall be issued unless an Issuing Bank shall have received notice from the Administrative Agent that the conditions to such issuance have been met (such notice shall be deemed given (x) if the Issuing Bank has not received notice that the conditions have not been met within two Business Days of the initial request to the Issuing Bank and the Administrative Agent pursuant to ~~SECTION~~Section 2.13(h), or (y) if the aggregate undrawn amount under Letters of Credit issued by such Issuing Bank then outstanding does not exceed the amount theretofore agreed to by the Lead Borrower, the Administrative Agent and the Issuing Bank); and provided further that an Issuing Bank shall not be required to issue any such Letter of Credit in its reasonable discretion if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Applicable Law relating to the Issuing Bank or any request or directive (whether or not having

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the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the ~~First~~Second Amendment Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the ~~First~~Second Amendment Effective Date and which the Issuing Bank in good faith deems material to it, (B) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally, or (C) any Lender is at that time a Defaulting Lender, unless the Issuing Bank has entered into arrangements, including the delivery of cash collateral, satisfactory to the Issuing Bank (in its reasonable discretion) with the Borrowers or such Lender to eliminate the Issuing Bank’s actual or potential Fronting Exposure (after giving effect to ~~SECTION~~Section 8.15(a)(iv)) with respect to the Defaulting Lender arising from either (x) the Letter of Credit then proposed to be issued or (y) that Letter of Credit and all other Letter of Credit Outstandings as to which the Issuing Bank has actual or potential Fronting Exposure, as it may elect in its reasonable discretion.  A permanent reduction of the Total Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Total Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Lead Borrower’s option, less than) the Total Commitments.  Any Issuing Bank (other than Bank of America or any of its Affiliates) shall notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such Issuing Bank, provided that (A) until the Administrative Agent advises any such Issuing Bank that the provisions of ~~SECTION~~Section 6.10 have been or would be violated, or (B) the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by the Administrative Agent and the Issuing Bank, such Issuing Bank shall be required to so notify the Administrative Agent in writing only once each week of the Letters of Credit issued by such Issuing Bank during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as the Administrative Agent and such Issuing Bank may agree.

Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is (i) one (1) year after the date of the issuance of such Letter of Credit (or such other longer period of time as the Administrative Agent and the applicable Issuing Bank may agree) (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and (ii) unless cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Bank (in which case, the expiry may extend no longer than twelve months after the Maturity Date), five (5) Business Days prior to the Maturity Date; provided, however, that each Standby Letter of Credit may, upon the request of the Lead Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but not beyond the date that is five (5) Business Days prior to the Maturity Date unless cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Bank (in which case, the expiry may extend no longer than twelve months after the Maturity Date)) unless the applicable Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

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Each Commercial Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is (i) one (1) year after the date of the issuance of such Commercial Letter of Credit (or such other period as may be acceptable to the Administrative Agent and the applicable Issuing Bank) and (ii) unless cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Bank (in which case, the expiry may extend no longer than twelve months after the Maturity Date), five (5) Business Days prior to the Maturity Date.

Drafts drawn under each Letter of Credit shall be reimbursed by the Borrowers by paying to the Administrative Agent an amount equal to such drawing not later than 12:00 p.m. on the Business Day immediately following the day that the Lead Borrower receives notice of such drawing and demand for payment by the applicable Issuing Bank, provided that (i) in the absence of written notice to the contrary from the Lead Borrower, and subject to the other provisions of this Agreement, such payments shall be financed when due with a Prime Rate Loan (which may be a Swingline Loan) to the applicable Borrower in an equivalent amount and, to the extent so financed, the respective Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Prime Rate Loan or Swingline Loan, and (ii) in the event that the Lead Borrower has notified the Administrative Agent that it will not so finance any such payments, the applicable Borrowers will make payment directly to the applicable Issuing Bank when due. The Administrative Agent shall promptly remit the proceeds from any Loans made pursuant to clause (i) above in reimbursement of a draw under a Letter of Credit to the applicable Issuing Bank.  Such Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Lead Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make payment thereunder; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Lenders with respect to any such payment.

If any Issuing Bank shall make any Letter of Credit Disbursement, then, unless the applicable Borrowers shall reimburse such Issuing Bank in full on the date provided in SECTION 2.13(d) above, the unpaid amount thereof shall bear interest at the rate per annum then applicable to Prime Rate Loans (except as set forth in the immediately succeeding sentence) for each day from and including the date such payment is made to, but excluding, the date that such Borrowers reimburse such Issuing Bank therefor~~,~~; provided, however, that, if such Borrowers fail to reimburse any Issuing Bank when due pursuant to this SECTION 2.13(e), then interest shall accrue at the Default Rate.  Interest accrued pursuant to this paragraph shall be for the account of, and promptly remitted by the Administrative Agent, upon receipt to, the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to SECTION 2.13(g) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be calculated, with respect to such Lender, at the rate per annum then applicable to Prime Rate Loans.

Immediately upon the issuance of any Letter of Credit by any Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of such Issuing Bank, such Issuing Bank shall be deemed to have sold to each Lender, and each such Lender shall be deemed unconditionally and irrevocably to have purchased from

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such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Total Commitments pursuant to SECTION 2.02, SECTION ~~2.15,~~2.15, SECTION 2.17 or ~~SECTION~~Section 9.04 of this Agreement, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders and the Additional Commitment Lenders, if applicable.  Any action taken or omitted by any Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to any Lender.

In the event that any Issuing Bank makes any Letter of Credit Disbursement and the Borrowers shall not have reimbursed such amount in full to such Issuing Bank pursuant to this SECTION ~~2.13,~~2.13, such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender, of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent, for the account of such Issuing Bank the amount of such Lender’s Commitment Percentage of such unreimbursed payment in dollars and in same day funds.  If the applicable Issuing Bank so notifies the Administrative Agent and the Administrative Agent so notifies the Lenders prior to 11:00 a.m. on any Business Day, each such Lender shall make available to the applicable Issuing Bank such Lender’s Commitment Percentage of the amount of such payment on such Business Day in same day funds (or if such notice is received by the Lenders after 11:00 a.m. on the day of receipt, payment shall be made on the immediately following Business Day in same day funds).  If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to the applicable Issuing Bank, such Lender agrees to pay to such Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at the Federal Funds Rate. Each Lender agrees to fund its Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of SECTION 2.01 or SECTION 2.06, or the occurrence of the Termination Date. The failure of any Lender to make available to the applicable Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Lender of its obligation hereunder to make available to such Issuing Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Lender. Whenever any Lender has made payments to any Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Lender shall be entitled to share ratably, based on its Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation.

Whenever the Lead Borrower desires that any Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension (other than automatic renewal or extensions) of an outstanding Letter of Credit), the Lead Borrower shall give to the applicable Issuing Bank and the Administrative Agent at least two (2) Business Days’ prior written (including, without limitation, by telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon in writing by such Issuing Bank and the Lead Borrower) specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended

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(which shall be a Business Day), the Stated Amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof.  If requested by the applicable Issuing Bank, the Lead Borrower shall also submit documentation on such Issuing Bank’s standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit, provided that in the event of a conflict or inconsistency between the terms of such documentation and this Agreement, the terms of this Agreement shall supersede any inconsistent or contrary terms in such documentation and this Agreement shall control.

Subject to the limitations set forth below, the obligations of the Borrowers to reimburse the Issuing Banks for any Letter of Credit Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrowers shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrowers might have or might acquire hereunder as a result of the payment by the applicable Issuing Bank of any draft or the reimbursement by the Borrowers thereof): (i) any lack of validity or enforceability of a Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which a Borrower may have at any time against a beneficiary of any Letter of Credit or against any Issuing Bank or any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged or fraudulent in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by any Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not strictly comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this SECTION ~~2.13,~~2.13, constitute a legal or equitable discharge of, or provide a right of setoff against, any Loan Party’s obligations hereunder; or (vi) the fact that any Event of Default shall have occurred and be continuing; provided, that the Borrowers shall have no obligation to reimburse any Issuing Bank to the extent that such payment was made in error due to the gross negligence, bad faith or willful misconduct of such Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction).  No Credit Party shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank, provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of any Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance

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of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.  Each Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

If any Specified Default shall occur and be continuing, on the Business Day that the Lead Borrower receives notice from the Administrative Agent (which notice may be given at the election of the Administrative Agent or at the direction of the Required Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the applicable Loan Parties shall immediately deposit in the applicable Cash Collateral Account an amount in cash equal to 103% of the Letter of Credit Outstandings owing by such Loan Parties as of such date, plus any accrued and unpaid interest thereon. Each such deposit shall be held by the Collateral Agent for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and in the sole discretion of the Administrative Agent (at the request of the Lead Borrower and at the Borrowers’ risk and expense), such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such Cash Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Banks for payments on account of drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Outstandings at such time or, if the maturity of the Revolving Credit Loans has been accelerated, shall be applied to satisfy the other respective Obligations of the applicable Borrower.  If the applicable Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence and continuance of a Specified Default, such amount (to the extent not applied as aforesaid) shall be returned promptly to the respective Borrower but in no event later than two (2) Business Days after all Specified Defaults have been cured or waived.

(a)Unless otherwise expressly agreed by the applicable Issuing Bank and the Lead Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the UCP shall apply to each Commercial Letter of Credit.  Notwithstanding the foregoing, no Issuing Bank shall be responsible to any Loan Party for, and no Issuing Bank’s rights and remedies against any Loan Party shall be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law

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or practice.

Section 2.14~~SECTION 2.14~~ Increased Costs

If any Change in Law shall:

impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate) or any Issuing Bank; or

impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

141.and the result of any of the foregoing shall be to increase the cost in any material amount in excess of those incurred by similarly situated lenders to such Lender of making or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Revolving Credit Loan) or to increase the cost in any material amount in excess of those incurred by similarly situated lenders to such Lender or any Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount in any material respect of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Revolving Credit Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this SECTION 2.14 and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Lead Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within fifteen (15) Business Days after receipt thereof.

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Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this SECTION 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor, and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof.

(a)  Notwithstanding anything in this Agreement to the contrary, no Lender shall demand compensation pursuant to this Section 2.14 if it shall not at the time be the general policy or practice of such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

Section 2.15~~SECTION 2.15~~ Termination or Reduction of Commitments

Upon at least two (2) Business Days’ prior written notice to the Administrative Agent, the Lead Borrower may, at any time, in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided that the notice can be conditioned on the consummation of other events and revoked by the Lead Borrower if the condition is not satisfied.  Each such reduction shall be in the principal amount of $5,000,000 or any integral multiple thereof.  Each such reduction or termination shall (i) be applied ratably to the Commitments of each Lender and (ii) be irrevocable at the effective time of any such termination or reduction.  The Borrowers shall pay to the Administrative Agent for application as provided herein (i) at the effective time of any such termination (but not any partial reduction), all earned and unpaid fees under the Fee Letter and all Unused Fees accrued on the Commitments so terminated, and (iii) at the effective time of any such reduction or termination, any amount by which the Total Outstandings on such date exceed the amount to which the Commitments are to be reduced effective on such date.

Upon the Termination Date, the Commitments of the Lenders and the credit facility provided hereunder shall be terminated in full and the Borrowers shall pay, in full and in cash, all outstanding Revolving Credit Loans and all other outstanding Obligations then owing by them to the Lenders.

Section 2.16~~SECTION 2.16~~ Optional Prepayment of Revolving Credit Loans; Reimbursement of Lenders

The Borrowers shall have the right at any time and from time to time to prepay without premium or penalty (but subject to payment of Breakage Costs as provided in ~~SECTION~~Section 2.16(b) below) (without a commitment reduction) outstanding Revolving Credit Loans in whole or in part, (x) with respect to LIBOR Rate Loans, upon at least two (2) Business Days’ prior written, telex or facsimile notice to the Administrative Agent, prior to 12:00 p.m., and (y) with respect to Prime Rate Loans, on the same Business Day if written, telex or facsimile notice is received by the Administrative Agent prior to 12:00 p.m., subject in each case to the following limitations:

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Subject to SECTION ~~2.17,~~2.17, all prepayments shall be paid to the Administrative Agent for application (except as otherwise directed by the applicable Borrower), first, to the prepayment of outstanding Swingline Loans, second, to the prepayment of other outstanding Revolving Credit Loans ratably in accordance with each Lender’s Commitment Percentage, and third, if a Specified Default then exists, to the funding of a cash collateral deposit in the Cash Collateral Account in an amount equal to 103% of all Letter of Credit Outstandings;

Subject to the foregoing, outstanding Prime Rate Loans of the Borrowers shall be prepaid before outstanding LIBOR Rate Loans of the Borrowers are prepaid (except as otherwise directed by the Lead Borrower). Each partial prepayment of LIBOR Rate Loans shall be in an integral multiple of $1,000,000 (but in no event less than $5,000,000).  No prepayment of LIBOR Rate Loans shall be permitted pursuant to this SECTION 2.16 other than on the last day of an Interest Period applicable thereto, unless the Borrowers reimburse the Lenders for all Breakage Costs associated therewith within seven (7) Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail.  No partial prepayment of a Borrowing of LIBOR Rate Loans shall result in the aggregate principal amount of the LIBOR Rate Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 (unless all such outstanding LIBOR Rate Loans are being prepaid in full); and

Each notice of prepayment shall specify the prepayment date, the principal amount and Type of the Revolving Credit Loans to be prepaid and, in the case of LIBOR Rate Loans, the Borrowing or Borrowings pursuant to which such Revolving Credit Loans were made.  Each notice of prepayment shall be revocable, provided that, within seven (7) Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail, the Borrowers shall reimburse the Lenders for all Breakage Costs associated with the revocation of any notice of prepayment.  The Administrative Agent shall, promptly after receiving notice from the Lead Borrower hereunder, notify each applicable Lender of the principal amount and Type of the Revolving Credit Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

The Borrowers shall reimburse each Lender as set forth below for any loss (other than loss of anticipated profits) incurred or to be incurred by the Lenders in the reemployment of the funds (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, conversion to Prime Rate Loans or acceleration by virtue of, and after, the occurrence and during the continuance of an Event of Default) of any LIBOR Rate Loan required or permitted under this Agreement, if such Revolving Credit Loan is prepaid other than on the last day of the Interest Period for such Revolving Credit Loan or (ii) in the event that after the Lead Borrower delivers a notice of borrowing under SECTION 2.04 in respect of LIBOR Rate Loans, such Revolving Credit Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations hereunder or the delivery of any notice pursuant to SECTION ~~2.09,~~2.09, SECTION 2.10 or SECTION ~~2.11,~~2.11, or (iii) in the event that after a Borrower delivers a notice of commitment reduction under SECTION 2.15 or a notice of prepayment under SECTION 2.16 in respect of LIBOR Rate Loans, such commitment reductions or such prepayments are not made on the day specified in such notice of reduction or prepayment.   Such loss shall be the amount (herein, collectively, “Breakage Costs”) as reasonably determined by such Lender as the excess, if any,

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of (A) the amount of interest which would have accrued to such Lender on the amount so paid, not prepaid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Revolving Credit Loan (but specifically excluding any Applicable Margin), for the period from the date of such payment or failure to borrow or failure to prepay to the last day (x) in the case of a payment or refinancing of a LIBOR Rate Loan with Prime Rate Loans other than on the last day of the Interest Period for such Revolving Credit Loan or the failure to prepay a LIBOR Rate Loan, of the then current Interest Period for such Revolving Credit Loan or (y) in the case of such failure to borrow, of the Interest Period for such LIBOR Rate Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market.  Any Lender demanding reimbursement for such loss shall deliver to the Lead Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined and such amounts shall be due within ten (10) Business Days after the receipt of such notice.

In the event the Borrowers fail to prepay any Revolving Credit Loan on the date specified in any prepayment notice delivered pursuant to ~~SECTION~~Section 2.16(a) (whether or not such prepayment notice is revoked), the Borrowers, within five (5) Business Days after the receipt of the notice described below from any Lender, shall pay to the Administrative Agent, for the account of such Lender, without duplication of any Breakage Costs otherwise due, any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses (other than loss of profits) incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Any Lender demanding such payment shall deliver to the Lead Borrower, from time to time, one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined and such amounts shall be due within ten (10) Business Days after the receipt of such notice.

Whenever any partial prepayment of Revolving Credit Loans are to be applied to LIBOR Rate Loans, such LIBOR Rate Loans shall be prepaid in the chronological order of their Interest Payment Dates or as the Lead Borrower may otherwise designate in writing.

Section 2.17~~SECTION 2.17~~ Mandatory Prepayment; Commitment Termination; Cash Collateral

The outstanding Obligations shall be subject to prepayment as follows:

If at any time the Total Outstandings causes Availability to be less than zero, the Borrowers will, immediately upon notice from the Administrative Agent: (x) prepay the Revolving Credit Loans in an amount necessary to eliminate such deficiency; and (y) if, after giving effect to the prepayment in full of all outstanding Revolving Credit Loans such deficiency has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to 103% of the Letters of Credit Outstanding.

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The Revolving Credit Loans shall be repaid daily in accordance with (and to the extent required under) the provisions of SECTION ~~2.18,~~2.18, to the extent then applicable.

Any Net Proceeds received from a Prepayment Event, whether or not a Cash Dominion Event then exists, shall be paid over to the Administrative Agent on receipt by the Loan Parties and shall be utilized to prepay the Obligations in the order of priority set forth in ~~SECTION~~Section 7.03.  The Agents shall not be obligated to release their Liens on any Collateral included in such Prepayment Event until such Net Proceeds have been so received (to the extent required in this clause (c)).  The application of such Net Proceeds to the Obligations shall not reduce the Total Commitments.  If all Obligations then due are paid, any excess Net Proceeds shall be remitted to the operating account of the Borrowers maintained with the Administrative Agent.

Except as set forth in ~~SECTION~~Section 2.17(c) and except during the continuance of a Cash Dominion Event, any Net Proceeds, Cash Receipts and other payments received by the Administrative Agent shall be applied as the Lead Borrower shall direct the Administrative Agent in writing.

The Borrowers shall prepay the Obligations as required pursuant to SECTION 2.15 (b).

Subject to the foregoing, outstanding Prime Rate Loans shall be prepaid before outstanding LIBOR Rate Loans are prepaid.  No prepayment of LIBOR Rate Loans shall be permitted pursuant to this SECTION 2.17 other than on the last day of an Interest Period applicable thereto, unless the Borrowers reimburse the Lenders for all Breakage Costs associated therewith within seven (7) Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail.  In order to avoid such Breakage Costs, as long as no Specified Default has occurred and is continuing, at the request of the Lead Borrower, the Administrative Agent shall hold all amounts required to be applied to LIBOR Rate Loans in the Cash Collateral Account and will apply such funds to the applicable LIBOR Rate Loans at the end of the then pending Interest Period therefor (provided that the foregoing shall in no way limit or restrict the Agents’ rights upon the occurrence and during the continuance of any other Event of Default).  No partial prepayment of a Borrowing of LIBOR Rate Loans shall result in the aggregate principal amount of the LIBOR Rate Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000.  A prepayment of the Obligations pursuant to SECTION 2.16 or SECTION 2.17 shall not permanently reduce the Total Commitments.

All credits against the Obligations shall be conditioned upon final payment to the Administrative Agent of the items giving rise to such credits. If any item credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrowers shall indemnify the Secured Parties against all claims and actual losses resulting from such dishonor or return.

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Section 2.18~~SECTION 2.18~~ Cash Management

Within thirty (30) days of the occurrence of Specified Default, or immediately upon the occurrence of any other Cash Dominion Event, the Borrowers, upon the request of any Agent, shall deliver to the Agents a schedule of all DDAs, that to the knowledge of the Responsible Officers of the Loan Parties, are maintained by the Loan Parties, which Schedule includes, with respect to each depository (i) the name and address of such depository; (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository.

Annexed hereto as Schedule 2.18(b) is a list describing, as of the Effective Date (or such later date as agreed between the Lead Borrower and the Administrative Agent upon any update to such Schedule made in connection with the First Amendment or the Second Amendment), all arrangements to which any Loan Party is a party with respect to the payment to such Loan Party of the proceeds of all credit card charges for sales by such Loan Party.

On or prior to the Effective Date (or such later date as agreed between the Lead Borrower and the Administrative Agent upon any updates to Schedules 2.18(b) or 2.18(c) made in connection with the First Amendment or the Second Amendment), to the extent not previously delivered, each Loan Party shall:

deliver to the Collateral Agent notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit G which have been executed on behalf of such Loan Party and addressed to such Loan Party’s credit card clearinghouses and processors listed on Schedule 2.18(b); and

enter into a blocked account agreement (each, a “Blocked Account Agreement”), reasonably satisfactory  to the Agents, with any Blocked Account Bank, including, without limitation, with respect to the deposit accounts listed on Schedule 2.18(c) attached hereto (collectively, the “Blocked Accounts”).

Each Credit Card Notification and Blocked Account Agreement shall require, during the continuance of a Cash Dominion Event (and delivery of notice thereof from the Collateral Agent), the ACH or wire transfer on each Business Day (and whether or not there is then an outstanding balance in the Loan Account) of all available cash receipts (the “Cash Receipts”) to the concentration account maintained by the Administrative Agent at Bank of America (the “Concentration Account”), from:

the sale of Inventory and other Collateral (other than, until the Term Loan Financing Facility is repaid in full, Term Loan Priority Collateral) (whether or not constituting a Prepayment Event);

all proceeds of collections of Accounts (whether or not constituting a Prepayment Event);

all Net Proceeds on account of any Prepayment Event (other than, until the Term Loan Financing Facility is repaid in full, a Prepayment Event arising in connection with the Term Loan Priority Collateral);

each Blocked Account (including all cash deposited therein from each DDA; and

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the cash proceeds of all credit card charges.

If, at any time during the continuance of a Cash Dominion Event, any cash or cash equivalents owned by any Loan Party (other than petty cash accounts funded in the ordinary course of business, the deposits in which shall not aggregate more than $3,000,000 or exceed $10,000 with respect to any one account (or in each case, such greater amounts to which the Administrative Agent may agree), and payroll, trust and tax withholding accounts funded in the ordinary course of business and required by Applicable Law) are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement (or a DDA which is swept daily to a Blocked Account), the Collateral Agent may require the applicable Loan Party to close such account and have all funds therein transferred to a Blocked Account, and all future deposits made to a Blocked Account which is subject to a Blocked Account Agreement.  In addition to the foregoing, during the continuance of a Cash Dominion Event, the Loan Parties shall provide the Collateral Agent with an accounting of the contents of the Blocked Accounts, which shall identify, to the satisfaction of the Collateral Agent, the proceeds from the Term Loan Priority Collateral which were deposited into a Blocked Account and swept to the Concentration Account.  Upon the receipt of (x) the contents of the Blocked Accounts, and (y) such accounting, the Collateral Agent agrees, to the extent required by the Intercreditor Agreement, to promptly remit to the agent under the Term Loan Financing Facility the proceeds of the Term Loan Priority Collateral received by the Administrative Agent.

The Loan Parties may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject to the execution and delivery to the Collateral Agent of appropriate Blocked Account Agreements (except with respect to any payroll, trust and tax withholding accounts or unless expressly waived by the Collateral Agent) consistent with the provisions of this SECTION 2.18 and otherwise reasonably satisfactory to the Collateral Agent.  The Loan Parties shall furnish the Collateral Agent with prior written notice of their intention to open or close a Blocked Account and the Collateral Agent shall promptly notify the Lead Borrower as to whether the Collateral Agent shall require a Blocked Account Agreement with the Person with whom such account will be maintained. Unless consented to in writing by the Collateral Agent, the Borrowers shall not enter into any agreements with credit card processors other than the ones expressly contemplated herein unless contemporaneously therewith, a Credit Card Notification, is executed and delivered to the Collateral Agent.

The Borrowers may also maintain one or more disbursement accounts (the “Disbursement Accounts”) to be used by the Borrowers for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder.

During the continuance of a Cash Dominion Event, the Concentration Account shall at all times be under the sole dominion and control of the Collateral Agent.  Each Borrower hereby acknowledges and agrees that during the continuance of a Cash Dominion Event, (i) such Borrower has no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times continue to be collateral security for all of the Obligations, and (iii) the funds on deposit in the Concentration Account shall be applied as provided in this Agreement.  In the event that, notwithstanding the provisions of this SECTION ~~2.18,~~2.18, during the continuation of a Cash Dominion Event, any Borrower receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and

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collections shall be held in trust by such Borrower for the Collateral Agent, shall not be commingled with any of such Borrower’s other funds or deposited in any account of such Borrower and shall promptly be deposited into the Concentration Account or dealt with in such other fashion as such Borrower may be instructed by the Collateral Agent.

Any amounts received in the Concentration Account at any time when all of the Obligations then due have been and remain fully repaid shall be remitted to the operating account of the Borrowers maintained with the Administrative Agent.

The Collateral Agent shall promptly (but in any event within one Business Day) furnish written notice to each Person with whom a Blocked Account is maintained of any termination of a Cash Dominion Event.

The following shall apply to deposits and payments under and pursuant to this Agreement:

Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that such deposit is available to the Administrative Agent by 4:00 p.m. on that Business Day (except that if the Obligations are being paid in full, by 2:00 p.m. on that Business Day);

Funds paid to the Administrative Agent, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that such payment is available to the Administrative Agent by 4:00 p.m. on that Business Day (except that if the Obligations or are being paid in full, by 2:00 p.m. on that Business Day);

If a deposit to the Concentration Account or payment is not available to the Administrative Agent until after 4:00 p.m. on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 a.m. on the then next Business Day;

If any item deposited to the Concentration Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the applicable Loan Account and the Borrowers shall indemnify the Secured Parties against all out-of-pocket claims and losses resulting from such dishonor or return;

All amounts received under this SECTION 2.18 shall be applied in the manner set forth in ~~SECTION~~Section 2.17(f) and in the priority set forth in ~~SECTION 7.03.~~Section 7.03.

Section 2.19~~SECTION 2.19~~ Fees

The Borrowers shall pay to the Agents and the Arrangers, for their respective accounts, the fees set forth in the Fee Letter as and when payment of such fees is due as therein set forth.

The Borrowers shall pay the Administrative Agent, for the account of the Lenders, an aggregate fee (the “Unused Fee”) equal to ~~0.25~~0.20% per annum (on the basis of actual days elapsed in a year of 365 or 366 days, as applicable) of the average daily balance of their

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respective Unused Commitment, during the Fiscal Quarter just ended (or relevant period with respect to the payment being made ~~through~~on the first day of the first Fiscal Quarter ending after the ~~First~~Second Amendment Effective Date or on the Termination Date).  The Unused Fee shall be paid in arrears, on the first day of each Fiscal Quarter after the execution of this Agreement and on the Termination Date.  The Administrative Agent shall pay the Unused Fee to the Lenders upon the Administrative Agent’s receipt of the Unused Fee based upon their pro rata share of an amount equal to the aggregate Unused Fee to all Lenders.

The Borrowers shall pay the Administrative Agent, for the account of the Lenders, on the first day of each Fiscal Quarter and on demand after the Termination Date, in arrears, a fee calculated on the basis of a 365 or 366 day year, as applicable and actual days elapsed (each, a “Letter of Credit Fee”), equal to the following per annum percentages of the average face amount of the following categories of Letters of Credit outstanding during the three month period then ended:

Standby Letters of Credit: for the account of each Lender in accordance with its Commitment Percentage, at a per annum rate equal to the then Applicable Margin for LIBOR Rate Loans;

Commercial Letters of Credit: for the account of each Lender in accordance with its Commitment Percentage, at a per annum rate equal to fifty percent (50%) of the then Applicable Margin for LIBOR Rate Loans;

After the occurrence and during the continuance of a Specified Default, at any time that the Administrative Agent is not holding in the Cash Collateral Account an amount in cash equal to 103% of the Letter of Credit Outstandings, as of such date, plus accrued and unpaid interest thereon, effective upon written notice from the Administrative Agent (which notice may be given at the election of the Administrative Agent or at the direction of the Required Lenders after the occurrence of any Specified Default), the Letter of Credit Fee shall be increased, at the option of the Administrative Agent or the Required Lenders, by an amount equal to two percent (2%) per annum.

The Borrowers shall pay to each Issuing Bank, in addition to all Letter of Credit Fees otherwise provided for herein, (i) the reasonable and customary fees and charges of such Issuing Bank  in connection with the negotiation, settlement and amendment of each Letter of Credit issued by such Issuing Bank, and (ii) a fronting fee (each, a “Fronting Fee”) equal to 1/8 of 1% on the aggregate Stated Amount of all Letters of Credit.  Each such Fronting Fee shall be payable on the first day of each Fiscal Quarter and on demand after the Termination Date, in arrears.

All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the account of the Administrative Agent and other Credit Parties as provided herein. Once due, all fees shall be fully earned and shall not be refundable under any circumstances.

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Section 2.20~~SECTION 2.20~~ Maintenance of Loan Account; Statements of Account

The Administrative Agent shall maintain an account on its books in the name of the Borrowers (each, the “Loan Account”) which will reflect (i) all Revolving Credit Loans and other advances made by the Lenders to the Borrowers or for the Borrowers’ account, (ii) all Letter of Credit Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other monetary Obligations that have become payable.

The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrowers or from other Persons for the Borrowers’ account, including all amounts received in the Concentration Account from the Blocked Account Banks during the continuance of a Cash Dominion Event, and the amounts so credited shall be applied as set forth in and to the extent required by SECTION 2.17 or 7.03, as applicable.  After the end of each month, the Administrative Agent shall send to the Borrowers a statement accounting for the charges (including interest), loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrowers during that month.  The monthly statements shall, absent manifest error, be deemed presumptively correct.

Section 2.21~~SECTION 2.21~~ Payments; Sharing of Setoff.

The Borrowers shall make each payment required to be made hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, of amounts payable under SECTIONS ~~2.14,~~2.14, 2.16(b), ~~2.23,~~2.23, 9.03 or otherwise) prior to 2:00 p.m. on the date when due, in immediately available funds, without setoff or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 100 Federal Street, Boston, Massachusetts, except payments to be made directly to each Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to SECTIONS ~~2.14,~~2.14, 2.16(b), 2.23 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, except with respect to LIBOR Borrowings, the date for payment shall be extended to the next succeeding Business Day, and, if any payment due with respect to LIBOR Borrowings shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event, the date of such payment shall be on the last Business Day of subject calendar month, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

All funds received by and available to the Administrative Agent to pay principal, unreimbursed drawings under Letters of Credit, interest, fees and other amounts then due hereunder, shall be applied in accordance with the provisions of SECTION 2.17 or 7.03  ratably among the parties entitled thereto in accordance with the amounts of principal, unreimbursed drawings under Letters of Credit, interest, fees and other amounts then due to such respective

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parties. For purposes of calculating interest due to a Lender, that Lender shall be entitled to receive interest on the actual amount contributed by that Lender towards the principal balance of the Revolving Credit Loans outstanding during the applicable period covered by the interest payment made by the Borrowers.  Any net principal reductions to the Revolving Credit Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Lender, until the Administrative Agent has distributed to the applicable Lender its Commitment Percentage thereof.

Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Rate.

Section 2.22~~SECTION 2.22~~ Settlement Amongst ~~Lenders~~ Lenders.

The Swingline Lender may, at any time (but, in any event shall weekly, as provided in ~~SECTION~~Section 2.22(b)), on behalf of the Borrowers (which hereby authorize the Swingline Lender to act on their behalf in that regard) request the Administrative Agent to cause the Lenders to make a Revolving Credit Loan (which shall be a Prime Rate Loan) in an amount equal to such Lender’s Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with SECTION 2.06, which request may be made regardless of whether the conditions set forth in Article IV have been satisfied. Upon such request, each Lender shall make available to the Administrative Agent the proceeds of such Revolving Credit Loan for the account of the Swingline Lender.  If the Swingline Lender requires a Revolving Credit Loan to be made by the Lenders and the request therefor is received prior to 12:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if the request therefor is received after 12:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each such Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender.  If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

In addition to the settlement of Swingline Loans set forth in clause (a) above, the amount of each Lender’s Commitment Percentage of outstanding Revolving Credit Loans shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Credit Loans and repayments of Revolving Credit Loans received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

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The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Credit Loans for the period and the amount of repayments received for the period.  As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its applicable Commitment Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Credit Loans made by each Lender with respect to Revolving Credit Loans to the Borrowers shall be equal to such Lender’s applicable Commitment Percentage of Revolving Credit Loans outstanding as of such Settlement Date.  If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 12:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 12:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent.  If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

Section 2.23~~SECTION 2.23~~ Taxes

Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, however, that if an applicable withholding agent  shall be required to deduct or remit any Indemnified Taxes or Other Taxes from such payments, then (i) in the case of any Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that after all required deductions or remittances for such Taxes have been made by the applicable withholding agent (including deductions applicable to additional sums payable under this SECTION 2.23) the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions or remittances been made, (ii) the applicable withholding agent shall make such deductions or remittances and (iii) the applicable withholding agent shall pay the full amount deducted or remitted to the relevant Governmental Authority in accordance with Applicable Law.

In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

The Borrowers shall indemnify each Credit Party, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes paid or payable by such Credit Party on or with respect to any payment by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document and Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this SECTION 2.23) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (whether or not correctly or legally asserted) to the extent not already paid by the Loan Parties pursuant to ~~SECTION~~Section 2.23(a) or (b); provided that if any Borrower reasonably believes that such Taxes were not correctly or legally asserted, each Lender will use reasonable

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efforts to cooperate with such Borrower to obtain a refund of such taxes so long as such efforts would not, in the sole determination of such Lender, result in any unreimbursed costs or expenses; provided further, that the Borrowers shall not be required to compensate any Lender pursuant to this SECTION 2.23 for any amounts incurred in any fiscal year for which such Lender is claiming compensation if such Lender does not furnish notice of such claim within six (6) months from the end of such fiscal year; provided further, that if the circumstances giving rise to such claim have a retroactive effect, then the beginning of such six month period shall be extended to include such period of retroactive effect. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Credit Party, or by the Administrative Agent on its own behalf or on behalf of any other Credit Party, setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.

As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Lead Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

Each Lender shall (x) prior to the date hereof in the case of each Lender that is a signatory hereto (or the date of Assignment and Acceptance in the case of a Person that becomes a Lender after the date hereof) and (y) at such times as are reasonably requested by the Lead Borrower or the Administrative Agent, provide the Lead Borrower and the Administrative Agent with any documentation prescribed by law, or reasonably requested by the Lead Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding tax with respect to any payments to be made to such Lender under the Loan Documents. Unless the applicable Borrower, the Administrative Agent or the applicable withholding agent has received forms or other documents reasonably satisfactory to it  indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the applicable Borrower, Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by ~~applicable law~~Applicable Law from such payments at the applicable statutory rate.

Without limiting the generality of the foregoing:

Each Lender that is a U.S. Person within the meaning of Section 7701(a)(~~3~~30) of the Code (a “Domestic Lender”) shall deliver to the applicable Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrower or the Administrative Agent) two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S.~~,~~ federal backup withholding.

Each Foreign Lender shall deliver to the applicable Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by law or upon the reasonable request of the applicable Borrower or the Administrative Agent) whichever of the following is applicable:

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two duly completed and executed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;

two duly completed and executed original copies of Internal Revenue Service Form W-8ECI (or any successor forms);

in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in substantially the form of Exhibit M-1, or any other form approved by the Administrative Agent and the applicable Borrower, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the ~~Lead~~applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) two duly completed and executed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form);

to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership, or is a Participant holding a participation granted by a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN, or W-8BEN-E, a certificate substantially in the form of Exhibit M-2, M-3 or M-4 (as applicable), Form W-9, ~~Form W-8IMY (or other successor forms)~~ or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, a certificate in a form approved by the Administrative Agent and the Lead Borrower shall be provided by such Lender on behalf of such direct or indirect partners); or

any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Lead Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

Each Lender shall, from time to time after the initial delivery by such Lender of the forms described above, whenever a lapse in time or change in such Lender’s circumstances renders such forms, certificates or other evidence so delivered expired, obsolete or inaccurate, promptly (1) deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish such Lender’s status or that such Lender is entitled to an exemption from or reduction in U.S. federal withholding tax or (2) notify Administrative Agent and the Lead Borrower of its legal ineligibility to deliver any such forms, certificates or other evidence.

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Notwithstanding any other provision of this clause (e), a Lender shall not be required to deliver any documentation or information that such Lender is not legally eligible to deliver.

Should a Lender become subject to Taxes because of its failure to deliver any documentation required hereunder, the Loan Parties shall, at such Lender’s expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

If any Loan Party shall be required pursuant to this SECTION 2.23 to pay any additional amount to, or to indemnify, any Credit Party to the extent that such Credit Party becomes subject to Taxes subsequent to the First Amendment Effective Date (or, if applicable, subsequent to the date such Person becomes a party to this Agreement) as a result of any change in the circumstances of such Credit Party (other than a change in Applicable Law), including without limitation a change in the residence, place of incorporation, principal place of business of such Credit Party or a change in the branch or lending office of such Credit Party, as the case may be, such Credit Party shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this ~~SECTION~~Section 2.23(h)(g); provided, however, that such efforts shall not include the taking of any actions by such Credit Party that would result in any tax, costs or other expense to such Credit Party (other than a tax, cost or other expense for which such Credit Party shall have been reimbursed or indemnified by the Loan Parties pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Credit Party have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Credit Party.

If the Administrative Agent or a Lender determines, in its good faith discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes with respect to which any Borrower has paid additional amounts or indemnified a Credit Party pursuant to this SECTION ~~2.23,~~2.23, it shall pay over such refund with reasonable promptness following the date of its receipt thereof to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by ~~the~~ such Borrower or other relevant Loan Party under this SECTION 2.23 with respect to the Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including Taxes) of such Lender or Administrative Agent and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Borrower, upon the request of such Lender or Administrative Agent, agrees to promptly repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This SECTION 2.23 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to such Borrower or any other Person.

If a payment made to a Credit Party would be subject to United States federal withholding Tax imposed by FATCA if such Credit Party fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Credit Party shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by FATCA and at such time or times reasonably requested by the Loan Parties or the Administrative Agent any documentation

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reasonably requested by the Loan Parties or the Administrative Agent sufficient for the Administrative Agent and the Loan Parties to comply with their obligations under FATCA, to determine whether such Credit Party has complied with such applicable reporting requirements, and to determine the amount, if any, required to be withheld.  For purposes of this SECTION 2.23(i), “FATCA” shall include any amendments made to FATCA after the Second Amendment Effective Date.

(a)For purposes of determining withholding Taxes imposed under FATCA, from and after the Second Amendment Effective Date, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Extensions as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 2.24~~SECTION 2.24~~ Mitigation Obligations; Replacement of Lenders

If any Lender requests compensation under SECTION 2.14 or cannot make Revolving Credit Loans under SECTION ~~2.11,~~2.11, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION ~~2.23,~~2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Revolving Credit Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 2.14 or SECTION ~~2.23,~~2.23, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense. The Borrowers hereby agree to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that the Borrowers shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the ~~First~~Second Amendment Effective Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

If any Lender becomes the subject of a Bail-In Action, requests compensation under SECTION 2.14 or cannot make Revolving Credit Loans under SECTION 2.11 for thirty (30) consecutive days, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION ~~2.23,~~2.23, or if any Lender is a Defaulting Lender or otherwise defaults in its obligation to fund Revolving Credit Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in ~~SECTION~~Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however,  that (i) the Lead Borrower shall have received the prior written consent of the Administrative Agent, the Issuing Banks and the Swingline Lender, which consent shall not be unreasonably withheld, delayed or conditioned (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Credit Loans and participations in unreimbursed drawings under Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all

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other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under SECTION 2.14 or payments required to be made pursuant to SECTION ~~2.23,~~2.23, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 2.25~~SECTION 2.25~~ Designation of Lead Borrower as Borrowers’ Agent

Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Revolving Credit Loans and Letters of Credit, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement.  As the disclosed principal for its agent, each Borrower shall be obligated to the Administrative Agent and each Lender on account of Revolving Credit Loans so made and Letters of Credit so issued as if made directly by the Lenders to such Borrower, notwithstanding the manner by which such Revolving Credit Loans and Letters of Credit are recorded on the books and records of the Lead Borrower and of any other Borrower.

Each Borrower represents to the Credit Parties that it is an integral part of a consolidated enterprise, and that each Loan Party will receive direct and indirect benefits from the availability of the joint credit facility provided for herein, and from the ability to access the collective credit resources of the consolidated enterprise which the Loan Parties comprise.  Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers.  Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers as if the Borrower which is so assuming and agreeing were each of the other Borrowers.

The Lead Borrower shall act as a conduit for each Borrower (including itself, as a Borrower) on whose behalf the Lead  Borrower has requested a Revolving Credit Loan.  None of the Agents nor any other Credit Party shall have any obligation to see to the application of such proceeds.

The authority of the Lead Borrower to request Revolving Credit Loans and Letters of Credit on behalf of, and to bind, the Borrowers, shall continue unless and until the Administrative Agent actually receives written notice of: (i) the termination of such authority, and (ii) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Financial Officers of each Borrower; and (iii) written notice from such successive Lead Borrower accepting such appointment and acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term “Lead Borrower” shall mean and include the newly appointed Lead Borrower.

Section 2.26~~SECTION 2.26~~ Security Interests in Collateral

To secure ~~their~~the Secured Obligations ~~under this~~(as defined in the Security Agreement ~~and the other Loan Documents~~), the Borrowers have granted (or shall grant) to the Collateral Agent, for its benefit and the benefit of the other Secured Parties, a ~~first-priority security interest~~

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~~in (subject only to Permitted Encumbrances (x) having priority by operation of Applicable Law on all ABL Priority Collateral, (y) in favor of the agent under the Term Loan Financing on any Term Loan Priority Collateral) or (z) in favor of the agent ender the Qualifying Senior Secured Debt on any Qualifying Senior Collateral,~~security interest in all of the Collateral pursuant ~~hereto and~~ to the Security ~~Documents, provided that the Collateral shall secure amounts owing with respect to Cash Management Services and the Other Liabilities of the Borrowers only to the extent provided in the Security~~Document, with the priority provided for herein or in the other Loan Documents.

Section 2.27~~SECTION 2.27~~ Extension of Commitments

The Lead Borrower, with the prior consent of the Administrative Agent (so long as the Person acting as Administrative Agent has, in its capacity as a “Lender”, Commitments aggregating at least $50,000,000), which consent shall not be unreasonably withheld or delayed, may at any time and from time to time request that all or a portion of the Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Commitments (any such Commitments which have been so amended, “Extended Commitments”) and to provide for other terms consistent with this SECTION 2.27; provided that ~~(i) the Lead Borrower shall be permitted to make not more than six (6) such requests during the term hereof, and (ii)~~ each Extension Series of Extended Commitments incurred under this SECTION 2.27 shall be in a minimum amount equal to $50,000,000.  In order to establish any Extended Commitments, the Lead Borrower, with the consent of the Administrative Agent (so long as the Person acting as Administrative Agent has, in its capacity as a “Lender”, Commitments aggregating at least $50,000,000), which consent shall not be unreasonably withheld or delayed, shall provide a notice to each of the Lenders under the applicable Existing Revolver Tranche (each, an “Extension Request”) setting forth the proposed terms (which shall be determined in consultation with and subject to the prior approval of the Administrative Agent (so long as the Person acting as Administrative Agent has, in its capacity as a “Lender”, Commitments aggregating at least $50,000,000), which approval shall not be unreasonably withheld or delayed) of the Extended Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Commitments under the Existing Revolver Tranche from which such Extended Commitments are to be amended, except that: (i) the maturity date of the Extended Commitments shall be later than the maturity date of the Commitments of such Existing Revolver Tranche, (ii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Commitments); and (iii) all borrowings under the Commitments and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Commitments (and related outstandings), (II) repayments required upon the maturity date of the non-extending Commitments and (III) repayments, prepayments or payments of borrowings under the non-extending Commitments); provided, further, that (A) the conditions precedent to a Borrowing set forth in SECTION 4.02 shall be satisfied as of the date of such Extension Amendment and at the time when any Loans are made in respect of any Extended Commitment, (B) in no event shall the final maturity date of any Extended Commitments of a given Extension Series at the time of establishment thereof be earlier than the

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then Latest Maturity Date of any other Commitments hereunder, (C) any such Extended Commitments (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreement (to the extent the Intercreditor Agreement is then in effect) and (D) all documentation in respect of ~~the~~ such Extension Amendment shall be consistent with the foregoing in all material respects.  Any Extended Commitments amended pursuant to any Extension Request shall be designated a series (each, an “Extension Series”) of Extended Commitments for all purposes of this Agreement; provided that any Extended Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Extension Series with respect to such Existing Revolver Tranche.

The Lead Borrower shall provide the applicable Extension Request at least ten (10) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the Existing Revolver Tranche are requested to respond.  The procedures to accomplish the purposes of this SECTION 2.27 shall be mutually agreed between the Lead Borrower and the Administrative Agent, in each case, acting reasonably.  No Lender shall have any obligation to agree to provide any Extended Commitment pursuant to any Extension Request.  Any Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Commitments shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Commitment under the Existing Revolver Tranche which it has elected to request be amended into an Extended Commitment (subject to any minimum denomination requirements as mutually agreed by the Administrative Agent and the Lead Borrower).  In the event that the aggregate principal amount of Commitments under the Existing Revolver Tranche in respect of which applicable Lenders shall have accepted the relevant Extension Request exceeds the amount of Extended Commitments requested to be extended pursuant to the Extension Request, Commitments subject to Extension Elections shall be amended to reflect allocations of the Extended Commitments, which Extended Commitments shall be allocated as agreed by Administrative Agent and the Lead Borrower.

Following any Extension Request made by the Lead Borrower in accordance with this SECTION ~~2.27,~~2.27, if the Lenders shall have declined to agree during the period specified in SECTION 2.27(b) above to provide Extended Commitments in an aggregate principal amount equal to the amount requested by the Lead Borrower in such Extension Request, the Lead Borrower may request that banks, financial institutions or other institutional lenders or investors other than the Lenders or Extending Revolving Credit Lenders (the “New Revolving Commitment Lenders”), which New Revolving Commitment Lenders may elect to provide an Extended Commitment hereunder (a “New Extended Commitment”); provided that such Extended Commitments of such New Revolving Commitment Lenders (i) shall be in an aggregate principal amount for all such New Revolving Commitment Lenders not to exceed the aggregate principal amount of Extended Commitments so declined to be provided by the existing Lenders and (ii) shall be on identical terms to the terms applicable to the terms specified in the applicable Extension Request (and any Extended Commitments provided by existing Lenders in respect thereof); provided further that, as a condition to the effectiveness of any Extended Commitment of any New Revolving Commitment Lender, the Administrative Agent, each Issuing Bank and the Swingline Lender shall have consented (such consent not to be

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unreasonably withheld or delayed) to each New Revolving Commitment Lender if such consent would be required under SECTION 9.04(b) for an assignment of Commitments to such Person.  Notwithstanding anything herein to the contrary, any Extended Commitment provided by New Revolving Commitment Lenders shall be pro rata to each New Revolving Commitment Lender.  Upon effectiveness of the Extension Amendment to which each such New Revolving Commitment Lender is a party, (a) the Commitments of all existing Lenders of each Class specified in the Extension Amendment in accordance with this SECTION 2.27 will be permanently reduced pro rata by an aggregate amount equal to the aggregate principal amount of the Extended Commitments of such New Revolving Commitment Lenders and (b) the Commitment of each such New Revolving Commitment Lender will become effective.  The Extended Commitments of New Revolving Commitment Lenders will be incorporated as Commitments hereunder in the same manner in which Extended Commitments of existing Lenders are incorporated hereunder pursuant to this SECTION ~~2.27,~~2.27, and for the avoidance of doubt, all Borrowings and repayments of Revolving Credit Loans from and after the effectiveness of such Extension Amendment shall be made pro rata across all Classes of Commitments including such New Revolving Commitment Lenders (based on the outstanding principal amounts of the respective Classes of Commitments) except for (x) payments of interest and fees at different rates for each Class of Commitments (and related outstanding amounts), (y) repayments required on the Termination Date for any particular Class of Commitments and (z) payments, prepayments or repayments of the borrowings under any non-extending Commitments.  Upon the effectiveness of each New Extended Commitment pursuant to this SECTION 2.27(c), (a) each Lender of all applicable existing Classes of Commitments immediately prior to such effectiveness will automatically and without further act be deemed to have assigned to each New Revolving Commitment Lender, and each such New Revolving Commitment Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swingline Loans held by each Lender of each Class of Commitments (including each such New Revolving Commitment Lender) will equal the percentage of the aggregate Commitments of all Classes of Lenders represented by such Lender’s Commitment and (b) if, on the date of such effectiveness, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such New Extended Commitment be prepaid from the proceeds of Revolving Credit Loans made hereunder under the New Extended Commitments, which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any Breakage Costs incurred by any Lender.  Notwithstanding anything to the contrary contained herein, the Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

Extended Commitments and New Extended Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Revolving Credit Lender and each New Revolving Commitment Lender, if any, providing an Extended Commitment or a New Extended Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in SECTIONS 2.27(a), (b) and (c) above (but which shall not require the consent of any other

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Lender).  The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in SECTION 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the ~~First~~Second Amendment Effective Date and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Collateral Agent in order to ensure that the Extended Commitments or the New Extended Commitments, as the case may be, are provided with the benefit of the applicable Loan Documents.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment.  Notwithstanding anything to the contrary contained herein, each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Commitments or the New Extended Commitments, as the case may be, incurred pursuant thereto, (ii) make such other changes to this Agreement and the other Loan Documents (without the consent of the Required Lenders) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

Notwithstanding anything to the contrary contained herein, no conversion of Loans pursuant to any Extension Request in accordance with this SECTION 2.27 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

Article III~~ARTICLE III~~

~~Representations and Warranties~~

REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to make the Revolving Credit Loans and to issue Letters of Credit, the Loan Parties executing this Agreement or a Joinder hereto, jointly and severally, make the following representations and warranties to each Credit Party with respect to each Loan Party on the First Amendment Effective Date, on the Second Amendment Effective Date and on each other date required by SECTION 4.02 hereof, in each case as of the date such representation and warranty is made unless an earlier date is specified:

Section 3.01~~SECTION 3.01~~ Organization; Powers

Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or other applicable entity power and authority to own its property and assets and to carry on its business as now conducted, except, in each case, where the failure to do so, or so possess, individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect.  Each Loan Party has all requisite organizational power and authority to execute and deliver and perform all its obligations under all Loan Documents to which such Loan Party is a party.  Each Loan Party is

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qualified to do business in, and is in good standing (where such concept exists) in, every jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect.  Schedule 3.01 annexed hereto sets forth, as of the Effective Date (or such later date as agreed between the Lead Borrower and the Administrative Agent upon any update to such Schedule made in connection with the First Amendment or the Second Amendment), each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

Section 3.02~~SECTION 3.02~~ Authorization; Enforceability

The transactions contemplated hereby and by the other Loan Documents to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate, membership, partnership or other necessary action. This Agreement has been duly executed and delivered by each Loan Party that is a party hereto or thereto and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) with respect to enforceability against Foreign Subsidiaries or under foreign laws, the effect of foreign laws, rules and regulations as they relate to pledges, if any, of Capital Stock in Foreign Subsidiaries and intercompany Indebtedness owed by Foreign Subsidiaries.

Section 3.03~~SECTION 3.03~~ Governmental and Other Approvals; No Conflicts

The transactions to be entered into and contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings necessary to perfect in the United States Liens created under the Loan Documents and enforce the rights of the Lenders and the Secured Parties under the Loan Documents, in each case to the extent required under the Security Documents, or (iii) the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Applicable Law (except to the extent that such violation would not reasonably be expected to result in a Material Adverse Effect) or the Charter Documents of any Loan Party, (c) do not violate or result in a default (with due notice, lapse of grace period or both) under any indenture or any other agreement, instrument or other evidence of Material Indebtedness, except to the extent that such default would not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Loan Documents and other Permitted Encumbrances.

Section 3.04~~SECTION 3.04~~ Financial Condition

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The Lead Borrower has heretofore furnished to the Agents the Consolidated balance sheet, and statements of operations, stockholders’ equity, and cash flows for the Lead Borrower and its Subsidiaries (i) as of and for the Fiscal Year ended February ~~1, 2014,~~3, 2018, audited by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the Fiscal Quarter ended May ~~3, 2014,~~5, 2018, certified by a Financial Officer of the Lead Borrower.  Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Lead Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year -end audit adjustments and the absence of footnotes. Since February ~~1, 2014,~~3, 2018, there has been no event, change, condition or development that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.05~~SECTION 3.05~~ Properties

Except as disclosed on Schedule 3.05(a), each Loan Party has title to, or valid leasehold interests in or right to use, all its real and personal property material to its business, except for defects which would not reasonably be expected to have a Material Adverse Effect.

Schedule 3.05(b) sets forth with respect to each Loan Party a list of all registrations and issuances of the United States registered Intellectual Property owned by such Loan Party and all applications for the registrations or issuance thereof as of the Effective Date (or such later date as agreed between the Lead Borrower and the Administrative Agent upon any update to such Schedule made in connection with the First Amendment or the Second Amendment). To the knowledge of each Loan Party, each such registration, issuance and application is subsisting, except as would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of each Loan Party, the Intellectual Property owned by each Loan Party is valid and enforceable, and no proceeding is pending against any Loan Party challenging the ownership, registration, validity, enforceability or use of any item of Intellectual Property, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect. Each Loan Party owns ~~or~~ ,  is licensed, or, to the knowledge of the relevant Loan Party, otherwise has the rights to use, all Intellectual Property used in its business as currently conducted, except to the extent that the failure to so own or have the right to use would not reasonably be expected to have a Material Adverse Effect, and each Loan Party’s use, in the conduct of its business as currently conducted, of Intellectual Property owned by such Loan Party does not infringe upon, misappropriate, dilute or otherwise violate the rights of any other Person, except for any such infringements, misappropriations, dilutions or other violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No proceeding is pending (or to the knowledge of each Loan Party, threatened) against any Loan Party in which any Person is alleging that a Loan Party is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property rights of any Person, except as would not, individually or in the aggregate, have a Material Adverse Effect.

Schedule 3.05(c)(i) sets forth the address (including county) of all Real Estate that is owned by the Loan Parties as of the Effective Date (or such later date as agreed between the Lead Borrower and the Administrative Agent upon any update to such Schedule made in connection with the First Amendment or the Second Amendment).  Schedule 3.05(c)(ii) sets forth the address (including county) of all Real Estate that is leased by the Loan Parties as of the

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Effective Date (or such later date as agreed between the Lead Borrower and the Administrative Agent upon any update to such Schedule made in connection with the First Amendment or the Second Amendment).  Except as would not reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Responsible Officers of the Loan Parties each of such Leases is in full force and effect and the Loan Parties are not in default of the terms thereof.

Section 3.06~~SECTION 3.06~~ Litigation and Environmental Matters

Except as set forth on Schedule 3.06(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the actual knowledge of Responsible Officers of a Loan Party, threatened in writing against or affecting any Loan Party (i) as to which there is a reasonable expectation of an adverse determination which, if adversely determined, would reasonably be expected individually or in the aggregate to result in a Material Adverse Effect (other than Disclosed Matters) or (ii) that involve any of the Loan Documents.

Except as set forth on Schedule 3.06(b), no Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any actual or potential claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, which, in each case, individually or in the aggregate, would reasonably be expected  to result in a Material Adverse Effect.

Except as set forth on Schedule 3.06(c), to the knowledge of the Loan Parties, no Real Estate or facility owned, operated or leased by any Loan Party is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or similar state “Superfund” list except to the extent that such filings, individually or in the aggregate, would not reasonably be expected  to result in a Material Adverse Effect.

Except as set forth on Schedule 3.06(d), no Lien has been recorded or, to the knowledge of any Loan Party, threatened under any Environmental Law with respect to any Real Estate of the Loan Parties, except to the extent such Lien, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any ~~Governmental Real Estate Disclosure Requirements or any other~~ applicable Environmental Law, except for any requirement the noncompliance with which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Since the Effective Date (or such later date as agreed between the Lead Borrower and the Administrative Agent upon any update to Schedule 3.06 made in connection with the First Amendment or the Second Amendment), there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

Section 3.07~~SECTION 3.07~~ Compliance with Laws and Agreements

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Each Loan Party is in compliance with all Applicable Law and all Material Indebtedness, and no event of default has occurred and is continuing thereunder, except in each case where the failure to comply or the existence of a default, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  Without limiting the generality of the foregoing, each Loan Party has obtained all permits, licenses and other authorizations which are required with respect to the ownership and operations of its business, except where the failure to obtain such permits, licenses or other authorizations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Each Loan Party is in compliance with all terms and conditions of all such permits, licenses, orders and authorizations, except where the failure to comply with such terms or conditions, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 3.08~~SECTION 3.08~~ Investment Company Status

No Loan Party is an “investment company” as defined in, and subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.09~~SECTION 3.09~~ Taxes

Each Loan Party has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings, for which such Loan Party has set aside on its books adequate reserves in accordance with GAAP, and as to which no Lien has arisen or (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.10~~SECTION 3.10~~ ERISA

(a)The Loan Parties and their ERISA Affiliates are in compliance with the applicable provisions of ERISA and the Code with respect to each Plan except as would not reasonably be expected to result in a Material Adverse Effect.  Except as would not reasonably be expected to result in a Material Adverse Effect, each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred subsequent to the issuance of such determination letter which would reasonably be expected to cause such Plan to lose its qualified status.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, the present value of all accumulated benefit obligations under each Plan subject to ERISA (based on the assumptions used for purposes of the most recent actuarial report prepared by such Plan’s actuaries) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that would reasonably be expected to result in a Material Adverse Effect.

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(b)The Loan Parties represent and warrant as of the Second Amendment Effective Date that the Loan Parties are not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Revolving Credit Loans, the Letters of Credit or the Commitments.

Section 3.11~~SECTION 3.11~~ Disclosure

None of the written reports, financial statements, certificates or other written information (other than any projections, pro formas, budgets and general market information) concerning the Loan Parties furnished by or on at the direction of any Loan Party to any Credit Party in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains, as of the date furnished, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading in light of the circumstances under which such statements were made.

Section 3.12~~SECTION 3.12~~ Subsidiaries

Schedule 3.12 sets forth the name of, and the ownership interest of each Loan Party in, each Subsidiary as of the Effective Date (or such later date as agreed between the Lead Borrower and the Administrative Agent upon any update to such Schedule made in connection with the First Amendment or the Second Amendment); there is no other Capital Stock of any class outstanding as of the Effective Date (or such later date, as applicable).  To the knowledge of the Loan Parties, all such shares of Capital Stock as of the Effective Date (or such later date, as applicable) are validly issued, fully paid, and, with respect to corporate shares, non-assessable.

No Loan Party is party to any joint venture or similar agreement as of the ~~First~~Second Amendment Effective Date.

Section 3.13~~SECTION 3.13~~ Insurance

Schedule 3.13 sets forth a description of all business interruption, general liability, directors and officers liability, comprehensive, casualty and other insurance maintained by or on behalf of the Loan Parties as of the Effective Date (or such later date as agreed between the Lead Borrower and the Administrative Agent upon any update to such Schedule made in connection with the First Amendment or the Second Amendment). Each insurance policy listed on Schedule 3.13 is in full force and effect as of the Effective Date (or such later date, as applicable) and all premiums in respect thereof that are due and payable as of the Effective Date (or such later date, as applicable) have been paid and such insurance is in such amounts and covering such risks and liabilities (and with such deductibles, retentions and exclusions) as are in accordance with normal and prudent industry practice.  As of the ~~First~~Second Amendment Effective Date, none of the Parent or any of its Subsidiaries (a) has received notice from any insurer (or any agent thereof) that substantial capital improvements or other substantial expenditures will have to be made in order to continue such insurance or (b) has any reason to believe that it will not be able to renew its existing coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a substantially similar cost.

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Section 3.14~~SECTION 3.14~~ Labor Matters

As of the ~~First~~Second Amendment Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the actual knowledge of any Responsible Officer of any Loan Party, threatened, except to the extent that strikes, lockouts or slowdowns would not reasonably be expected to result in a Material Adverse Effect. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters to the extent that any such violation could reasonably be expected to have a Material Adverse Effect. Except for Disclosed Matters and to the extent that such liability would not reasonably be expected to have a Material Adverse Effect, all payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule ~~3.14,~~3.14, as of the Effective Date (or such later date as agreed between the Lead Borrower and the Administrative Agent upon any update to such Schedule made in connection with the First Amendment or the Second Amendment) no Loan Party is a party to or bound by any material collective bargaining agreement.  As of the ~~First~~Second Amendment Effective Date, the consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound to the extent that such would be reasonably expected to result in a Material Adverse Effect.

Section 3.15~~SECTION 3.15~~ Security Documents

The Security Documents create in favor of the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, a legal, valid and enforceable security ~~or mortgage~~ interests in the Collateral (subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (b) any filings and registrations required under Applicable Law to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties (which filings or recordings shall be made to the extent required by any Security Document) and (c) with respect to enforceability against Foreign Subsidiaries or under non-U.S. laws, the effect of non-U.S. laws, rules and regulations as they relate to pledges, if any, of Capital Stock in Foreign Subsidiaries and intercompany Indebtedness owed by Foreign Subsidiaries), and the Security Documents constitute, or will upon the filing of financing statements or other instruments within the time periods prescribed under Applicable Law and/or the obtaining of “control” in each case with respect to the relevant Collateral as required under the applicable Uniform Commercial Code or similar legislation of any jurisdiction, to the extent security interests in such Collateral can be perfected by such filings or control, the creation of a fully perfected and enforceable (subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (b) with respect to enforceability against Foreign Subsidiaries or under non-U.S. laws, the effect of non-U.S. laws, rules and regulations as they relate to pledges, if any, of Capital Stock in Foreign Subsidiaries and intercompany Indebtedness owed by Foreign Subsidiaries) first priority Lien on,

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and security interest in, all right, title and interest of the Loan Parties thereunder in such Collateral (to the extent required under the Security Documents), in each case prior and superior in right to any other Person, except for Permitted Encumbrances (x) having priority by operation of Applicable Law ~~on all ABL Priority Collateral~~, (y) in favor of the agent under the Term Loan Financing Facility on any Term Loan Priority Collateral or (z) in favor of the agent and/or secured parties under any Qualifying Senior Secured Debt on any Qualifying Senior Collateral.

Section 3.16~~SECTION 3.16~~ Federal Reserve Regulations

No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

No part of the proceeds of any Revolving Credit Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose in violation of Regulation U or X or (ii) for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation U or Regulation X.

Section 3.17~~SECTION 3.17~~ Solvency

The Loan Parties, on a Consolidated basis, are Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

Section 3.18~~SECTION 3.18 Anti-Corruption Laws and Sanctions.~~Anti-Corruption Laws and Sanctions

~~As of the First Amendment Effective Date, none of (a) the Loan Parties, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Lead Borrower, any agent of any Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.~~

No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee or agent of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities in violation of applicable Sanctions.  Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to promote and achieve compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees and agents with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee and agent of each such Loan Party and each such Subsidiary, is in compliance with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects.  No proceeds of any loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, in each case,

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in violation of applicable Sanctions or otherwise used in any manner that would result in a violation of any applicable Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws by any Person party hereto (including any Credit Party or other individual or entity participating in any transaction).

Section 3.19EEA Financial Institution

Neither the Lead Borrower nor any Loan Party is an EEA Financial Institution.

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Article IV~~ARTICLE IV~~

~~Conditions~~CONDITIONS

Section 4.01~~SECTION 4.01~~ Effective Date

The effectiveness of this Agreement was subject to the satisfaction by the Loan Parties or the waiver of each of the following conditions precedent:

The Agents (or their counsel) shall have received from each Loan Party and the Lenders either (i) a counterpart of this Agreement and all other Loan Documents signed on behalf of each such party or (ii) written evidence satisfactory to the Agents (which may include telecopy transmission or electronic pdf copy of a signed signature page of this Agreement) that each such party has signed a counterpart of this Agreement and all other Loan Documents.

The Agents shall have received a written opinion (addressed to each Agent and the Lenders and dated the Effective Date) of Kirkland & Ellis LLP, counsel for the Loan Parties, covering such matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby as the Agents shall reasonably request. The Loan Parties hereby request such counsel to deliver such opinions.

The Agents shall have received Charter Documents and such other documents and certificates as the Agents or their counsel may reasonably request relating to the organization and existence of each Loan Party, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Agents and their counsel.

The Administrative Agent shall have received a Borrowing Base Certificate dated the Effective Date, relating to the Fiscal Month ended on July 30, 2011, and executed by a Financial Officer of the Lead Borrower.

The Agents shall have received a certificate, reasonably satisfactory in form and substance to the Agents, certifying that, after giving effect to the consummation of the transactions contemplated under this Agreement and the other Loan Documents as of the Effective Date, no Default or Event of Default exists and the Loan Parties, taken as a whole, are Solvent.

All necessary governmental and shareholder consents and approvals to the transactions contemplated hereby shall have been obtained except for those that, individually or in the aggregate, would not and would not reasonably be expected to have, a Material Adverse Effect.

No Material Adverse Effect shall have occurred since January 29, 2011.

All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects, other than representations and warranties that relate solely to an earlier date, and other than representations and warranties which are qualified by “materiality” or “Material Adverse Effect”, each of which shall be true and correct in all respects.

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There shall not be any other Material Indebtedness of the Loan Parties outstanding immediately after the Effective Date other than (i) [Reserved], (ii) the Term Loan Financing Facility, (iii) this Agreement, and (iv) Permitted Indebtedness.

The Administrative Agent shall have received (i) updated financial projections of the Loan Parties for the period from January 30, 2011 through January 30, 2016, on a monthly basis for the first twelve (12) months following January 29, 2011, and on an annual basis thereafter, and (ii) a monthly Availability model for the first twelve (12) months following the Effective Date, in each case in form and substance reasonably satisfactory to the Administrative Agent.

The Collateral Agent shall have received results of searches or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases or subordination agreements are being tendered on the Effective Date.

The Agents shall have received, and be reasonably satisfied with, evidence of the Loan Parties’ insurance, together with such endorsements as are required by the Loan Documents.

The Agents shall be reasonably satisfied that all fees due at or immediately after the Effective Date and all Credit Party Expenses incurred in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Agents), shall be paid in full, and all interest, fees and other charges due and owing under the Existing Agreement shall be paid through the Effective Date; provided that, to the extent such fees and other charges must be documented under the Existing Credit Agreement, the Agents shall provide the Lead Borrower with a copy of such documentation no later than five (5) days prior to the Effective Date.

After giving effect to this Agreement and the transactions contemplated hereby, no Default or Event of Default shall be continuing.

After giving effect to this Agreement and the transactions contemplated hereby, Availability shall be not less than $225,000,000.

The Collateral Agent shall have received the Security Documents and certificates evidencing any stock being pledged thereunder, together with undated stock powers executed in blank, each duly executed by the applicable Loan Parties.

The Collateral Agent shall have received (i) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect in the United States the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent and (ii) the Credit Card Notifications, and Blocked Account Agreements required pursuant to ~~SECTION~~Section 2.18 hereof.

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There shall have been delivered to the Agents and the Arrangers all documentation and other information requested by them that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act (as defined in ~~SECTION~~Section 9.16 below).

To the extent not otherwise set forth in this ~~SECTION~~Section 4.01, there shall have been delivered to the Agents each of the instruments, agreements, opinions, certificates and other documents identified on the closing agenda attached hereto as Exhibit K.

Section 4.02~~SECTION 4.02~~ Conditions Precedent to Each Revolving Credit Loan and Each Letter of Credit

The obligation of the Lenders to make each Revolving Credit Loan and of the Issuing Banks to issue each Letter of Credit after the Effective Date is also subject to the satisfaction by the Loan Parties or the waiver of each of the following conditions precedent:

The Administrative Agent shall have received a notice with respect to such Borrowing or issuance, as the case may be, as required by Article II, and in the case of the issuance of a Letter of Credit, the applicable Issuing Bank shall have received notice with respect thereto in accordance with SECTION ~~2.13.~~2.13.

All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date, and other than representations and warranties which are qualified by “materiality” or “Material Adverse Effect”, each of which shall be true and correct in all respects.

On the date of each Borrowing hereunder and the issuance of each Letter of Credit and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

The request by the Lead Borrower for, and the acceptance by any Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Loan Parties that the conditions specified in this SECTION 4.02 have been satisfied at that time and that after giving effect to such extension of credit the Borrowers shall continue to be in compliance with the Borrowing Base.  The conditions set forth in this SECTION 4.02 are for the sole benefit of the Administrative Agent and each other Credit Party and may be waived by the Administrative Agent, in whole or in part, without prejudice to the rights of the Administrative Agent or any other Credit Party.

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Article V~~ARTICLE V~~

~~Affirmative Covenants~~AFFIRMATIVE COVENANTS

Until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Revolving Credit Loan and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims and the Other Liabilities) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been cash collateralized or otherwise credit supported (including backstop letters of credit) in a manner reasonably satisfactory to the applicable Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or cash collateralized or otherwise credit supported (including backstop letters of credit) in a manner reasonably satisfactory to the applicable Issuing Bank), each Loan Party covenants and agrees with the Credit Parties that:

Section 5.01~~SECTION 5.01~~ Financial Statements and Other Information

The Lead Borrower will furnish to the Administrative Agent:

Within ninety (90) days after the end of each Fiscal Year of Holdings, the Consolidated balance sheet and related statements of operations, and Consolidated statements of cash flows as of the end of and for such year for Holdings and its Subsidiaries (or, at the option of Holdings, a direct or indirect parent company of Holdings and its Subsidiaries), setting forth in comparative form, the Consolidated figures for the previous Fiscal Year and the figures as set forth in the projections delivered pursuant to SECTION 5.01(e), all audited and reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without a qualification or exception as to the scope of such audit (except to the extent such qualification or exception results solely from a current maturity of Indebtedness or an actual or potential default of a financial covenant)), except for the aforementioned projections, to the effect that such Consolidated financial statements present fairly in all material respects the financial condition and results of operations of the applicable Loan Parties and their Subsidiaries on a Consolidated basis in accordance with GAAP;

Within forty-five (45) days after the end of each Fiscal Quarter of Holdings, excluding the last Fiscal Quarter of each Fiscal Year of Holdings, the Consolidated balance sheet and related statements of operations, and Consolidated statements of cash flows for Holdings and its Subsidiaries (or, at the option of Holdings, a direct or indirect parent company of Holdings and its Subsidiaries) as of the end of and for such Fiscal Quarter and the elapsed portion of the Fiscal Year, setting forth in each case, in comparative form the Consolidated figures for the previous Fiscal Year and the figures as set forth in the projections delivered pursuant to SECTION 5.01(e), all such Consolidated figures certified by one of the Lead Borrower’s Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Loan Parties and their Subsidiaries on a Consolidated basis in accordance with GAAP, subject to year -end audit adjustments and the absence of footnotes;

If average Availability is less than the greater of (i) fifteen (15%) percent of the Loan Cap and (ii) $75,000,000 for the prior Fiscal Month, within thirty (30) days after the end of each applicable Fiscal Month of Holdings and its Subsidiaries, (i) internally prepared monthly

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operating financial reports for Holdings and its Subsidiaries, as of the end of and for such Fiscal Month and the elapsed portion of the Fiscal Year, all certified by one of the Lead Borrower’s Financial Officers as, to such officer’s knowledge, presenting in all material respects the financial condition and results of operations of the Loan Parties and their Subsidiaries on a Consolidated basis, and (ii) such reports as are prepared by the Loan Parties’ management for their own use, including the Consolidated balance sheet and related statements of operations, and Consolidated statements of cash flows for Holdings and its Subsidiaries, as of the end of and for such Fiscal Month and the elapsed portion of the Fiscal Year, setting forth in each case, in comparative form the Consolidated figures for the previous Fiscal Year and the figures as set forth in the projections delivered pursuant to SECTION 5.01(e), in each case, with respect to the preceding clauses (i) and (ii), all certified by one of the Lead Borrower’s Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Loan Parties and their Subsidiaries on a Consolidated basis in accordance with GAAP, subject to normal year -end audit adjustments and the absence of footnotes;

Concurrently with any delivery of financial statements under clause (a) or clause (b) above, a certificate of a Financial Officer of the Lead Borrower in the form of Exhibit H hereto (a “Compliance Certificate”) (i) certifying as to whether a Default or Event of Default has occurred and is continuing and, if a Default or Event of Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations with respect to the daily Availability for such period, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of Holdings’ (or its direct or indirect parent’s) most recent audited financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate, (iv) certifying a list of names of all Unrestricted Subsidiaries and that each Subsidiary set forth on such list individually qualifies as an Unrestricted Subsidiary, and (v) for any period when the financial statements provided pursuant to clause (a) or (b) above (i) are financial statements of any direct or indirect parent company of Holdings and such parent company owns any material assets other than the Lead Borrower and its Subsidiaries or (ii) include the results of any Unrestricted Subsidiary, furnishing, together with such reports, a reasonably detailed explanation of the assets and results of operations included in such financial statements that are attributable to Holdings, the Lead Borrower and the Lead Borrower’s Restricted Subsidiaries, without regard to such other material assets or Unrestricted Subsidiaries;

Within sixty (60) days after the commencement of each Fiscal Year of the Loan Parties, a detailed, Consolidated budget by ~~month~~quarter for the applicable Fiscal Year for Holdings (or its direct or indirect parent’s) and its Restricted Subsidiaries and including a projected Consolidated income statement, balance sheet, and statement of cash flow, by ~~month~~quarter, and promptly when available, any revisions to such budget resulting from any Permitted Disposition or other transaction the effect of which would reasonably be expected to change the projected Consolidated EBITDA of the Loan Parties in the subsequent Fiscal Year by 20% or more;

On the 10th Business Day of each Fiscal Month (or more frequently as the Borrowers may elect), a certificate in the form of Exhibit J (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business on the immediately preceding Fiscal Month (or in the case of a voluntary delivery of a Borrowing Base Certificate at the election of the Borrowers, a

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subsequent date), each Borrowing Base Certificate to be certified as complete and correct in all material respects on behalf of the Lead Borrower by a Financial Officer of the Lead Borrower~~,~~; provided that (x) if no Revolving Credit Loans shall have been outstanding and the Letter of Credit Outstandings shall have been less than or equal to $75,000,000, in each case for the immediately preceding six (6) consecutive Fiscal Months, such Borrowing Base Certificate shall be furnished on the 10th Business Day of each Fiscal Quarter showing the Borrowing Base as of the close of business on the immediately preceding Fiscal Quarter, and (y) if Availability is at any time less than the greater of (i) ~~fifteen (15~~twelve and one-half (12.5%) percent of the Loan Cap and (ii) $~~65,000,000,~~62,500,000, in each case for five (5) consecutive Business Days, such Borrowing Base Certificate shall be furnished on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), showing the Borrowing Base as of the close of business on the immediately preceding Saturday;

Promptly after the same become publicly available, copies of (i) all material periodic and other reports, proxy statements and other materials filed by any Loan Party with the SEC, and (ii) SEC Forms 10K and 10Q for Burlington Stores, Inc. (for so long as Burlington Stores, Inc. is subject to the reporting requirements under the Securities Exchange Act of 1934, as amended);

(i) on the date of the occurrence of a Covenant Compliance Event, a certificate of a Financial Officer of the Lead Borrower substantially in the form of Exhibit I hereto, setting forth reasonably detailed calculations of the Consolidated Fixed Charge Coverage Ratio for the immediately preceding Fiscal ~~Month~~Quarter for which financial statements have been delivered or have been required to be delivered pursuant to SECTION 5.01(c) above (or, for the immediately preceding Fiscal Month, if financial statements have been delivered or have been required to be delivered pursuant to SECTION 5.01(c)), and (ii) thereafter, as long as the Consolidated Fixed Charge Coverage Ratio is required to be tested under SECTION ~~6.10,~~6.10, within thirty (30) days after the end of each Fiscal Quarter or Fiscal Month, as applicable, a certificate of a Financial Officer of the Lead Borrower substantially in the form of Exhibit I hereto setting forth reasonably detailed calculations of the Consolidated Fixed Charge Coverage Ratio for such Fiscal Quarter or Fiscal Month;

Not later than any date on which financial statements are delivered with respect to any period in which any Pro Forma Adjustment is made as a result of the consummation of an acquisition of an Acquired Entity, a disposition of an entity or business or a shut-down of any discontinued operations, as the case may be, for which there shall be any Pro Forma Adjustments, a certificate of one of the Lead Borrower’s Responsible Officers setting forth the amount of such Pro Forma Adjustments and, in reasonable detail, the calculations and basis therefor; and

Promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party as the Agents or any Lender may reasonably request (other than information which is subject to an attorney-client privilege or would result in a breach of a confidentiality obligation of the Loan Parties to any other Person).

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Notwithstanding the foregoing, the obligations in paragraphs (a), and (b) of this SECTION 5.01 may be satisfied with respect to financial information of the Holdings and its Subsidiaries by furnishing (A) the applicable consolidated financial statements of any direct or indirect parent of the Holdings that, directly or indirectly, holds all of the Capital Stock of Holdings or (B) the Holdings’ (or any direct or indirect parent thereof, as applicable) Form 10-K or 10-Q or other filings, as applicable, filed with the SEC; provided that this paragraph shall not limit the obligation to deliver the reconciliation required, if any, by SECTION 5.01(d) above.

Any financial statement or other document, reports, proxy statements or other materials (to the extent any such financial statement or document, reports, proxy statements or other materials included in materials otherwise filed with the SEC) required to be delivered pursuant to this SECTION 5.01 or SECTION 5.02 may be satisfied with respect to such financial statements or other documents, reports, proxy statements or other materials by the filing of Holdings’ (or its direct or indirect parent that, directly or indirectly, holds all of the Capital Stock of Holdings) Form 8-K, 10-K, 10-Q or other filing, as applicable, with the SEC.  All financial statements and other documents, reports, proxy statements or other materials required to be delivered pursuant to this SECTION 5.01 or SECTION 5.02 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) such financial statements and/or other documents are posted on the SEC’s website on the Internet at www.sec.gov, (ii) on which the Lead Borrower posts such documents, or provide a link thereto, on the Lead Borrower’s website or (iii) on which such documents are posted on the Lead Borrower’s behalf on an Internet or Intranet website, if any, to which the Administrative Agent and each Lender has access (whether a commercial third-party website or a website sponsored by the Administrative Agent). The Lead Borrower shall give the Administrative Agent and each Lender (or if applicable, the Administrative Agent shall give each Lender) written or electronic notice each time any information is delivered by posting to any such website.  The Credit Parties shall have no liability to any Loan Party or any Credit Party associated with establishing and maintaining the security and confidentiality of the any website and the information posted thereto.

Section 5.02~~SECTION 5.02~~ Notices of Material Events

The Lead Borrower will furnish to the Administrative Agent prompt written notice of the occurrence of any of the following after any Responsible Officer of the Lead Borrower obtains knowledge thereof:

A Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;

The filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Restricted Subsidiary of the Lead Borrower that has a reasonable likelihood of adverse determination and such adverse determination would reasonably be expected to result in a Material Adverse Effect;

The occurrence of an ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

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Any development that results in, or would reasonably be expected to result in, a Material Adverse Effect;

Any material change in any Loan Party’s financial reporting practices which changes in any material respect the calculation of the Borrowing Base or the Consolidated Fixed Charge Coverage Ratio (or, in each case, any of the component definitions thereof);

The filing of any Lien for unpaid Taxes against any Loan Party in excess of $5,000,000;

The discharge by any Loan Party of its present independent accountants or any withdrawal or resignation by such independent accountants; and

Any casualty or other insured damage to any portion of the Collateral included in the Borrowing Base in excess of $5,000,000, or the commencement of any action or proceeding for the taking of any interest in a portion of the Collateral included in the Borrowing Base in excess of $5,000,000 or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Lead Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

Section 5.03~~SECTION 5.03~~ Information Regarding Collateral

The Lead Borrower will furnish to the Agents prompt written notice of any change in: (a) any Loan Party’s name; (b) the location of any Loan Party’s chief executive office or its principal place of business; (c) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (d) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings, publications and registrations, have been made (or will be made in a timely fashion) under the Uniform Commercial Code or other Applicable Law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest to the extent required under the Security Documents (subject only to Permitted Encumbrances having priority by operation of Applicable Law, in favor of the Term Loan Collateral Agent on any Term Loan Priority Collateral or in favor of the agent under the Qualifying Senior Secured Debt on any Qualifying Senior Collateral) in all the Collateral for its own benefit and the benefit of the other Secured Parties.

Section 5.04~~SECTION 5.04~~ Existence; Conduct of Business

Each Loan Party will do all things necessary to comply with its Charter Documents in all material respects, and to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except, in each case, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the foregoing shall not prohibit any merger, consolidation, liquidation, disposition or dissolution permitted under SECTION 6.03 or SECTION 6.05.

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Section 5.05~~SECTION 5.05~~ Payment of Obligations

Each Loan Party will pay its Taxes before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (b) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (c) the failure to make payment, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  The provisions of this paragraph shall not limit or restrict the ability of the Agents to establish any Reserve for any unpaid Tax liabilities.

Section 5.06~~SECTION 5.06~~ Maintenance of Properties

Each Loan Party will keep and maintain all tangible property material to the conduct of its business in substantially the same condition as of the ~~First~~Second Amendment Effective Date (ordinary wear and tear, casualty loss and condemnation excepted), except (a) where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and (b) for Store closings and Permitted Dispositions permitted hereunder.  Each Loan Party will use commercially reasonable efforts to prosecute, maintain, and enforce the Intellectual Property, except to the extent such Intellectual Property is no longer used or deemed by such Loan Party in its reasonable business judgment to be useful in the conduct of the business of the Loan Parties.

Section 5.07~~SECTION 5.07~~ Insurance

Each Loan Party shall (i) maintain insurance with financially sound and reputable insurers (or, to the extent consistent with business practices in effect on the ~~First~~Second Amendment Effective Date, a program of self-insurance) on such of its property and in at least such amounts and against at least such risks as is consistent with business practices in effect on the ~~First~~Second Amendment Effective Date or as otherwise determined by the Responsible Officers of the Loan Parties acting reasonably in their business judgment, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Security Documents); (ii) maintain such other insurance as may be required by law; and (iii) furnish to the Agents, promptly following written request, full information as to the insurance carried.

Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Agents, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Administrative Agent, (ii) a provision to the effect that none of the Loan Parties, Credit Parties (in their capacity as such) or any other Affiliate of a Loan Party shall be a co-insurer (the foregoing not being deemed to limit the amount of self-insured retention or deductibles under such policies, which self-insured retention or deductibles shall be consistent with business practices in effect on the ~~First~~Second Amendment Effective Date or as otherwise determined by the Responsible Officers of the Loan Parties acting reasonably in their business judgment), and (iii) such other provisions as the Administrative

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Agent may reasonably require from time to time to protect the interests of the Secured Parties. Commercial general liability policies shall be endorsed to name the Administrative Agent as an additional insured. Business interruption policies shall name the Administrative Agent as a loss payee and shall be endorsed or amended to include (i) a provision that, after the occurrence and during the continuance of a Cash Dominion Event and notice from the Administrative Agent to the insurer, the insurer shall pay all proceeds of such business interruption policies otherwise payable to the Loan Parties under the policies directly to the Administrative Agent, (ii) a provision to the effect that none of the Loan Parties, Secured Parties (in their capacity as such) or any other Affiliate of a Loan Party shall be a co-insurer and (iii) such other provisions to the endorsement as the Administrative Agent may reasonably require from time to time to protect the interests of the Secured Parties. Each such casualty or liability policy referred to in this SECTION 5.07(b) shall also provide that it shall not be canceled, modified in any manner that would cause this SECTION 5.07 to be violated, or not renewed (i) by reason of nonpayment of premium except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent. The Lead Borrower shall deliver to the Administrative Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence reasonably satisfactory to the Administrative Agent of payment of the premium therefor.

~~(c)[Reserved].~~

Section 5.08~~SECTION 5.08~~ Books and Records; Inspection and Audit Rights; Appraisals; Accountants

Each Loan Party will keep proper books of record and account in accordance in all material respects with GAAP and in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party will permit any representatives designated by any Agent, upon reasonable prior notice, to visit and inspect its properties, to discuss its affairs, finances and condition with its officers and to examine and make extracts from its books and records, all at such reasonable times and as often as reasonably requested.  Notwithstanding anything to the contrary in this SECTION ~~5.08,~~5.08, neither the Lead Borrower nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) in respect of which disclosure to the Administrative Agent or any Lender (or their representatives or contractors) is prohibited by law or any binding agreement or (ii) that is subject to attorney client or similar privilege or constitutes attorney work product.

~~Each~~Subject to the limitations set forth in clauses (i) and (ii) below with respect to the permitted number of appraisals and commercial finance examinations, each Loan Party will from time to time upon the request of any Agent, permit any Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Agents, on reasonable prior notice and during normal business hours, to conduct appraisals and commercial finance examinations, including, without limitation, of (~~i~~x) the Borrowers’ practices in the computation

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of the Borrowing Base, and (~~ii~~y) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves.  Subject to the ~~following~~limitations set forth in clauses (i) and (ii) below with respect to reimbursement for appraisals and commercial finance examinations, the Loan Parties shall pay the reasonable out-of-pocket fees and expenses of the Agents or such professionals with respect to such ~~evaluations and~~ appraisals and commercial finance examinations.

The Agents may conduct up to one (1) commercial finance examination in each calendar year, which shall be at the Loan Parties’ expense; provided that, if Availability at any time is less than the greater of (i) ~~20~~17.5% of the Loan Cap and (ii) $~~90,000,000,~~87,500,000, in each case for five (5) consecutive Business Days, ~~or a Specified Default has occurred and is continuing,~~ the Agents may conduct up to two (2) commercial finance examinations in each calendar year, each at the Loan Parties’ expense.  Notwithstanding anything to the contrary contained herein, the Administrative Agent (A) may undertake one additional commercial finance examination in each calendar year at the sole expense of the Administrative Agent, and (B) after the occurrence and during the continuance of any Specified Default, may cause such additional commercial finance examinations to be taken as the Agents, in their reasonable discretion, determine are necessary or appropriate (each, at the ~~expense of the~~ Loan Parties’ expense).

The Agents may conduct up to one (1) appraisal of the Loan Parties’ Inventory in each calendar year, which shall be at the Loan Parties’ expense; provided that, if Availability at any time is less than the greater of (i) ~~20~~17.5% of the Loan Cap and (ii) $~~90,000,000,~~87,500,000, in each case for five (5) consecutive Business Days, ~~or a Specified Default has occurred and is continuing,~~ the Agents may conduct up to two (2) appraisals of the Loan Parties’ Inventory in each calendar year, each at the Loan Parties’ expense.  Notwithstanding anything to the contrary contained herein, the Agents (A) may undertake one additional Inventory appraisal in each calendar year at the sole expense of the Agents, and (B) after the occurrence and during the continuance of any Specified Default, may cause such additional Inventory appraisals to be taken as the Agents, in their reasonable discretion, determine are necessary or appropriate (each, at the ~~expense of the~~ Loan Parties’ expense).

The Agents may undertake appraisals of other Collateral once in each twelve (12) calendar month period (provided that the Agents, in their reasonable discretion, if any Specified Default exists, may cause such additional appraisals to be taken as the Agents reasonably determine (each, at ~~the expense of~~ the Loan Parties’ expense)).

The Loan Parties shall at all times retain independent certified public accountants of national standing and shall instruct such accountants to cooperate with, and be available to, the Agents or their representatives to discuss the annual audited statements, the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants for such audited statements, as may be raised by the Agents; subject, however, if requested by such accountants, to the execution of an access agreement by the Agents and such accountants in form reasonably satisfactory to each of them; provided that a representative of the Lead Borrower shall be given the opportunity to be present at all such discussions.

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~~(d)At its election, upon its reasonable belief that any Loan Party has breached any representation, warranty or covenant herein relating to environmental matters in any respect that could reasonably be expected to result in a Material Adverse Effect, or in connection with the enforcement of remedies against any Real Estate after the occurrence and during the continuance of an Event of Default, the Collateral Agent (or any Lender, at the sole cost and expense of such Lender) may retain an independent engineer or environmental consultant to conduct an environmental assessment (but, prior to the occurrence of any such Event of Default, only with respect to the subject matter of such breach, including, as relevant to such breach, of the condition of any Real Estate or facility of any Loan Party) and/or such Loan Party’s compliance with Environmental Law.  Each Loan Party shall reasonably cooperate in the performance of any such environmental assessment and permit any such engineer or consultant designated by the Collateral Agent or such Lender to have reasonable access to each property or facility at reasonable times and after reasonable notice to the Lead Borrower of the plans to conduct such an environmental assessment.   Environmental assessments conducted under this paragraph shall be limited to visual inspections of the Real Estate or facility, interviews with representatives of the Loan Parties or facility personnel, and review of applicable records and documents pertaining to the condition of the property or facility, its compliance with Environmental Law and any potential Environmental Liabilities, in each case prior to the occurrence and during the continuance of an Event of Default, to the extent relevant to the subject matter of such breach.  Except as provided above with respect to any environmental assessment performed by any Lender that is not the Collateral Agent, all environmental assessments conducted pursuant to this paragraph shall be at the Loan Parties’ sole cost and expense.~~

Section 5.09~~SECTION 5.09~~ Physical Inventories

The Loan Parties, at their own expense, shall cause not less than one (1) physical count of Inventory to be undertaken in each twelve (12) month period (or alternatively, periodic cycle counts) in conjunction with the preparation of its annual audited financial statements, conducted following such methodology as is consistent with the methodology used in the immediately preceding Inventory (or cycle count) or as otherwise may be reasonably satisfactory to the Agents.  Following the completion of such Inventory count, and in any event by the next date required for the delivery of a Borrowing Base Certificate hereunder, the Borrowers shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

Section 5.10~~SECTION 5.10~~ Compliance with Laws

Each Loan Party will comply with all Applicable Laws and the orders of any Governmental Authority except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  Except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each Loan Party shall~~: (a)~~ conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws~~; and (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate~~.  The Loan Parties shall (a) notify the Administrative Agent

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promptly after such Person becomes aware of any violation of or non-compliance with any Environmental Laws or any Release on, at, in, under, above, to, from or about any Real Estate that could reasonably be expected to result in a Material Adverse Effect; and (b) promptly forward to Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Person in connection with any such violation or Release or any other matter that could reasonably be expected to result in a Material Adverse Effect, in each case whether or not any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.

Section 5.11~~SECTION 5.11~~ Use of Proceeds and Letters of Credit

The proceeds of Revolving Credit Loans made hereunder and of Letters of Credit issued hereunder will be used only (a) on the First Amendment Effective Date, together with proceeds of the Term Loan Financing Facility, to refinance the existing Term Loan Financing Facility, the Lead Borrower’s 10% unsecured Senior Notes Due 2019 and the existing 9.00% notes of Holdings due 2018 and to pay fees, costs and expenses in connection therewith and with the First Amendment, and (b) thereafter, (i) to finance the acquisition of working capital assets of the Borrowers and their Subsidiaries, including the purchase of inventory and equipment, in each case in the ordinary course of business, (ii) to finance Capital Expenditures of the Borrowers and their Subsidiaries, (iii) to finance Permitted Acquisitions, and (iv) for general corporate purposes, including payment of fees, costs and expenses in connection with the Second Amendment and the repayment of Indebtedness (including the Term Loan Financing Facility), the making of Restricted Payments, and the making of Investments, all to the extent permitted in this Agreement.  No part of the proceeds of any Revolving Credit Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations U and X.   The Lead Borrower will not request and shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension to (A) ~~offer, pay, promise to pay, or authorize the payment or giving of money, or anything else of value, to any Person in violation in any material respects of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any~~to make any payments to a Sanctioned Entity or a Sanctioned Person, to finance any investments in a Sanctioned Entity or a Sanctioned Person, to fund any operations of a Sanctioned Entity or a Sanctioned Person, in each case, in violation of applicable Sanctions or in any other manner that would result in ~~the~~a violation ~~in any material respect of  any Sanctions~~of applicable ~~to~~Sanctions by any Person party hereto, or (B) for any purpose which would breach any Anti-Corruption Laws or Anti-Money Laundering Laws.

Section 5.12~~SECTION 5.12~~ Additional Subsidiaries

If any Loan Party shall form or acquire a Restricted Subsidiary (including by redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary) that is not an Excluded Subsidiary after the ~~First~~Second Amendment Effective Date, the Lead Borrower will cause such Restricted Subsidiary to become a Loan Party hereunder and under each applicable Security Document in the manner provided therein (including furnishing to the Lenders such information as the Lenders may reasonably request to complete “know your customer” requirements) within fifteen (15) Business Days (or such longer time as the Administrative Agent may agree) after

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such Restricted Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Restricted Subsidiary’s assets to secure the Obligations as the Agents shall reasonably request.  If any shares of Capital Stock or Indebtedness of such ~~restricted~~Restricted Subsidiary are owned by or on behalf of any Loan Party, the Lead Borrower will cause such shares and promissory notes evidencing such Indebtedness to be pledged to secure the Obligations within fifteen (15) Business Days (or such longer time as the Administrative Agent may agree) after such Restricted Subsidiary is formed or acquired (except that, if such Restricted Subsidiary is a Foreign Subsidiary or a CFC Holding Company, shares of Capital Stock of such Restricted Subsidiary to be pledged may be limited to 65% of the outstanding shares of Capital Stock of such Subsidiary).

Section 5.13~~SECTION 5.13~~ Further Assurances

Each Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Applicable Law, or which any Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect in the United States the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties, and in each case to the extent required under the Security Documents.  Notwithstanding anything to the contrary in this Agreement or in the Loan Documents, no Loan Party shall have any obligation to perfect Liens in any Intellectual Property created, registered or applied-for in any jurisdiction other than the United States.

Upon the request of the Collateral Agent, each Loan Party shall use commercially reasonable efforts to cause each of its customs brokers to deliver an agreement (including, without limitation, a Customs Broker Agreement) to the Collateral Agent covering such matters and in such form as the Collateral Agent may reasonably require. In the event Inventory is in the possession or control of a customs broker that has not delivered an agreement as required by the preceding sentence, such Inventory shall not be considered Eligible In-Transit Inventory hereunder.

Section 5.14~~SECTION 5.14~~ Designation of Unrestricted Subsidiaries

The board of directors of the Lead Borrower may, at any time after the ~~First~~Second Amendment Effective Date, designate any Restricted Subsidiary of the Lead Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary (a “Subsidiary Designation”); provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) immediately before and after giving effect to such designation, the Payment Conditions shall have been satisfied (and, as a condition precedent to the effectiveness of any such designation, the Lead Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating satisfaction thereof), (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” immediately after giving effect to any such designation hereunder for purposes of any documentation governing Permitted Indebtedness, (iv) in the case of a designation of a Restricted Subsidiary as an Unrestricted

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Subsidiary, such Subsidiary to be so designated shall satisfy all of the requirements of an “Unrestricted Subsidiary” as set forth in the definition thereof, (v) in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary, on the date of such designation, all representations and warranties herein and in the other Loan Documents shall be true and correct in all material respects (without duplication of any “materiality” qualifiers set forth therein) with the same effect as though such representations and warranties had been made on and as of the date of such designation (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any “materiality” qualifiers set forth therein) as of such earlier date and (vi) until the Term Loan Financing Facility (and any Permitted Refinancings thereof) has been paid in full, the status of any such Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary shall at all times be the same under this Agreement and the Term Loan Financing Facility.  The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the ~~First~~Second Amendment Effective Date shall constitute an Investment (in a non~~‑~~-Subsidiary) by the applicable Loan Party and its respective Restricted Subsidiaries therein at the date of designation in an amount equal to the fair market value of all outstanding Investments owned by the Lead Borrower and its Restricted Subsidiaries in the respective Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (x) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time, and (y) a return on any Investment by the applicable Loan Party in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s Investment in such Subsidiary.  Each Unrestricted Subsidiary has entered into a tax sharing agreement with the Parent, or will enter into such an agreement upon becoming an Unrestricted Subsidiary, requiring such Unrestricted Subsidiary to pay the amount of tax the Unrestricted Subsidiary would be required to pay in respect of federal, state, provincial, municipal and local income taxes for such Fiscal Year were the Unrestricted Subsidiary to pay such taxes on a standalone basis.  Notwithstanding the foregoing, none of the Borrowers may be designated as an Unrestricted Subsidiary.  Any Subsidiary Designation by the board of directors of the Lead Borrower shall be (x) evidenced to the Administrative Agent by promptly filing with each Agent a copy of the resolution of the board of directors of the Lead Borrower giving effect to such designation and a certificate of a Responsible Officer of the Lead Borrower certifying that such designation complied with the foregoing provisions, and containing the calculations of compliance (in reasonable detail) with preceding clause (ii), and (y) if any assets of any Person designated as an Unrestricted Subsidiary pursuant to such Subsidiary Designation had been included in the Borrowing Base immediately prior to such Subsidiary Designation, accompanied by an updated Borrowing Base Certificate showing the Borrowing Base after giving effect to the elimination therefrom of such assets.

Section 5.15Anti-Corruption Laws and Sanctions

Each Loan Party will, and will cause each of its Subsidiaries to comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects.  Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures reasonably designed to promote and achieve compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees and agents with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

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Article VI~~ARTICLE VI~~

~~Negative Covenants~~NEGATIVE COVENANTS

Until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Revolving Credit Loan and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims and the Other Liabilities) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been cash collateralized or otherwise credit supported (including backstop letters of credit)in a manner reasonably satisfactory to the applicable Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or cash collateralized or otherwise credit supported (including backstop letters of credit) in a manner reasonably satisfactory to the applicable Issuing Bank), each Loan Party covenants and agrees with the Credit Parties that:

Section 6.01~~SECTION 6.01~~ Indebtedness and Other Obligations

No Loan Party will create, incur, assume or permit to exist any Indebtedness, except Permitted Indebtedness.

For purposes of determining compliance with any restriction on the incurrence of Indebtedness, any amount specified in this Agreement or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars.  For purposes of this Section ~~6.01,~~6.01, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution reasonably designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

Section 6.02~~SECTION 6.02~~ Liens

No Loan Party will create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except Permitted Encumbrances.

Section 6.03~~SECTION 6.03~~ Fundamental Changes

No Loan Party will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no ~~Default or~~ Event of Default shall have occurred and be continuing or would arise therefrom, (i) any Restricted Subsidiary may liquidate, dissolve, consolidate, or merge into a Loan Party in a transaction in which a Loan Party is the surviving corporation, (ii) any Subsidiary that is not a Loan Party may liquidate, dissolve, consolidate, or merge into any Subsidiary that is not a Loan Party, (iii) any Loan Party may merge with or into any other Loan Party, provided that in any merger involving the Lead

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Borrower, the Lead Borrower shall be the surviving entity, (iv) the Loan Parties and their Restricted Subsidiaries may dispose of Capital Stock of their respective Restricted Subsidiaries in a transaction permitted by ~~SECTION 6.05,~~Section 6.05, and (v) Permitted Acquisitions and transactions permitted pursuant to ~~SECTION~~Section 6.05 may be consummated in the form of a merger or consolidation, as long as, in the event of a Permitted Acquisition, a Loan Party is the surviving Person or the surviving Person becomes a Loan Party upon consummation of such Permitted Acquisition, provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by ~~SECTION~~Section 6.04.

No Loan Party will engage, to any material extent, in any business other than businesses of the type conducted by such Loan Party on the ~~First~~Second Amendment Effective Date and businesses reasonably related thereto and those supportive, complementary or ancillary thereto.

Section 6.04~~SECTION 6.04~~ Investments, Revolving Credit Loans, Advances, Guarantees and Acquisitions

No Loan Party will make or permit to exist any Investment, except Permitted Investments.

Section 6.05~~SECTION 6.05~~ Asset Sales

No Loan Party will sell, transfer, lease (as lessor), license (as licensor), abandon or otherwise voluntarily dispose of any asset, including any Capital Stock of another Person, except sales of Inventory and the use of cash or cash equivalents in the ordinary course of business, transactions permitted by ~~SECTION~~Section 6.03 and Permitted Dispositions and the making of Permitted Investments (to the extent such Investment would involve a sale, transfer, lease, abandonment or disposition of any assets).

Section 6.06~~SECTION 6.06~~ Restricted Payments; Certain Payments of Indebtedness

No Loan Party will declare or make, directly or indirectly, any Restricted Payment, except that any Loan Party or any Restricted Subsidiary of a Loan Party may declare and pay Restricted Payments to a Loan Party and a pro rata Restricted Payment to any third party in respect of non-wholly owned Restricted Subsidiaries;

any Loan ~~party~~Party may declare and pay Restricted Payments to Holdings or Parent (or any other direct or indirect parent of the Lead Borrower) (w) to pay general corporate and overhead expenses incurred by Holdings, Parent or Burlington Stores, Inc. in the ordinary course of business but only to the extent related to the business of the Loan Parties or the amount of any indemnification claims made by any director or officer of Holdings or the Parent, (x) to pay franchise taxes and other fees, taxes and expenses required to maintain the corporate existence of Holdings, Parent or Burlington Stores, Inc. (or any other direct or indirect Parent of the Borrower), and (y) to pay taxes that are due and payable by Holdings as the parent of a consolidated group that includes Parent and its Restricted Subsidiaries;

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~~the Loan Parties may make Restricted Payments made prior to or substantially concurrently with the initial public offering of Burlington Stores, Inc. for the purpose of paying amounts owing under the advisory agreement with the Sponsor, to the extent permitted under SECTION 6.07;~~[reserved];

~~the Loan Parties may make Restricted Payments to Burlington Stores, Inc. using solely a portion of the net proceeds of the Additional Term B-3 Loans (as defined in the Term Loan Agreement) on or after the Closing Date to fund Burlington Stores, Inc.’s repurchase or redemption, defeasance or other retirement of the Holdco Notes;~~[reserved];

the Loan Parties may declare and make Restricted Payments with respect to its Capital Stock payable solely in shares of Capital Stock of the Loan Parties that is not Disqualified Capital Stock;

the Lead Borrower may make payments (or may make Restricted Payments to any parent, the proceeds of which will be used to make payments) at such times and in such amounts as are necessary to make payments of or on account of (1) monitoring or management or similar fees or transaction fees and (2) reimbursement of out-of-pocket costs, expenses and indemnities, in each case to the ~~Sponsor or any of its Affiliates, in each case to the~~ extent permitted by ~~SECTION~~Section 6.07(l) (assuming the Lead Borrower was party thereto);

as long as no Event of Default exists or would arise therefrom, the Loan Parties may make a Restricted Payment as consideration for the acquisition of additional Capital Stock in any Restricted Subsidiary from minority shareholders that are not Affiliates; provided that the amount of Restricted Payments permitted pursuant to this clause (vii) shall not exceed $~~25,000,000~~50,000,000 in any Fiscal Year;

the Loan Parties may make additional Restricted Payments to the extent that such Restricted Payments are made within ninety (90) days following the Lead Borrower’s receipt of  (A) Net Proceeds received by the Lead Borrower (or any parent entity) after the ~~First~~Second Amendment Effective Date from the issuance or sale of Capital Stock of the Lead Borrower that is not Disqualified Capital Stock (or any parent entity) or (B) proceeds of an equity contribution initially made to Parent, in each case to the extent such proceeds have been contributed to the common equity of the Lead Borrower and have not been applied pursuant to clause (bb) of the definition of “Permitted Investment” or utilized to also increase the Available Amount (as defined in the Term Loan Agreement);

the Loan Parties may make Restricted Payments to the Parent (or any parent entity) to pay cash in lieu of fractional Capital Stock in connection with (a) any dividend, split or combination thereof or any Acquisition or other Investment otherwise permitted hereunder, all or a portion of the consideration for which is paid in whole or in part in Capital Stock of the Parent, and (b) any conversion request by a holder of convertible Indebtedness (to the extent such conversion request is paid solely in shares of Capital Stock of the Parent (or any parent entity) that is not Disqualified Capital Stock);

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the Loan Parties may make Restricted Payments to its direct or indirect parent to declare and pay regular quarterly dividends on its common stock (or similar Capital Stock of its direct or indirect parent) in an amount not to exceed 6% per year of the aggregate net cash proceeds of the initial public offering of such parent  that were actually received by or contributed to the Capital Stock of the Lead Borrower in or from such initial public offering;

the making of any Restricted Payment within 60 days after the date of declaration thereof, if at the date of both such declaration and payment such Restricted Payment would have complied with another provision of this ~~SECTION~~Section 6.06(a); provided that the making of such Restricted Payment will reduce capacity for Restricted Payments pursuant to such other provision when so made;

the Loan Parties may make Restricted Payments consisting of Permitted Dispositions of the type described, and subject to the limitations contained, in the definition thereof; and

the Loan Parties may make other Restricted Payments if the Restricted Payment Conditions are satisfied.

No Loan Party will pay or make any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except payments in Capital Stock (as long as no Change in Control would result therefrom) and payments of interest in-kind of the Loan Parties and their Subsidiaries;

payments of principal and interest in respect of any Subordinated Indebtedness (subject to applicable subordination provisions relating thereto);

(A) payments of principal (including mandatory prepayments) and interest as and when due in respect of any Permitted Indebtedness (other than Subordinated Indebtedness) and (B) as long as the Payment Conditions are satisfied, prepayments of Permitted Indebtedness (other than the Term Loan Financing Facility~~, Indebtedness due to the Sponsor or any of its Affiliates (other than Indebtedness due to any of the Loan Parties or their Subsidiaries)~~ or Subordinated Indebtedness);

prepayment in whole or in part of the Term Loan Financing Facility or any other Permitted Indebtedness in an amount not to exceed $600,000,000 in the aggregate with the proceeds of any equity securities issued or capital contributions received by any Loan Party or any Subsidiary;

prepayment in whole or in part of the Term Loan Financing Facility from any Permitted Refinancing thereof or any refinancing with the proceeds of Qualifying Secured Debt or Qualifying Unsecured Debt;

AHYDO catch-up payments relating to Permitted Indebtedness of the Loan Parties;

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if the Term Payment Availability Conditions are satisfied, prepayment in whole or in part of the Term Loan Financing Facility;

~~if the Payment Conditions are satisfied, payments or other distributions in an amount not to exceed the then Available Amount (as defined in the Term Loan Agreement in effect as of the date hereof);~~other payments or other distributions so long as the Payment Conditions are satisfied;

~~as long as no Specified Default then exists or would arise therefrom, payments of interest only on account of Permitted Indebtedness due to the Sponsors or Sponsor Related Parties, stockholders and/or Affiliates (subject to applicable subordination provisions relating thereto);~~[reserved];

payments either of (A) cash to shareholders, or (B) principal and interest in respect of notes issued to stockholders, in each case, in connection with the repurchase of shares of Capital Stock of the Parent owned by such shareholder, provided that such payments shall not exceed $5,000,000 in the aggregate in any Fiscal Year, provided that, in the event the entire $5,000,000 is not utilized in any Fiscal Year, one hundred percent (100%) of such unutilized portion may be carried forward to succeeding Fiscal Years of the Parent; and

refinancings, replacements and renewals of Indebtedness to the extent permitted under this Agreement~~; and(xii)the redemption of the Lead Borrower’s 10% unsecured Senior Notes Due 2019 on or about the First Amendment Effective Date~~.

Section 6.07~~SECTION 6.07~~ Transactions with Affiliates

No Loan Party will sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates having a fair market value in excess of $5,000,000 for any single transaction or series of related transactions or in excess of $20,000,000 in the aggregate after the ~~First~~Second Amendment Effective Date, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions, taken as a whole,  not less favorable to such Loan Party than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties and their Restricted Subsidiaries not otherwise prohibited hereunder, (c) compensation (including bonuses) and employee benefit arrangements paid to, indemnities provided for the benefit of, and employment and severance arrangements entered into with, directors, officers, managers, consultants or employees of Parent, Holdings, the Loan Parties or their Subsidiaries in the ordinary course of business, including in connection with the ~~First Amendment and the refinancing of the Term Loan Financing Facility and the Lead Borrower’s senior note facilities on the First Amendment Effective Date~~Second Amendment, and all transactions related thereto (including without limitation, the payment of fees and expenses in connection therewith), (d) [Reserved], (e) as set forth on Schedule ~~6.07,~~6.07, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not more disadvantageous to the Secured Parties in any material respect (taken as a whole), (f) [Reserved], (g) payment of director’s fees, expenses and indemnities, (h) Restricted Payments to the extent specifically permitted under this Agreement, (i) advances and loans to officers and

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employees of the Loan Parties and their Restricted Subsidiaries to the extent specifically permitted under this Agreement, (j) payments pursuant to the tax sharing agreements among the Loan Parties and their Restricted Subsidiaries to the extent attributable to the ownership or operations of the Loan Parties and their Restricted Subsidiaries and to the extent permitted under ~~SECTION~~Section 6.06(a)(ii), (k) other transactions with Affiliates specifically permitted under this Agreement (including, without limitation, sale/leaseback transactions, Permitted Dispositions, Restricted Payments, Permitted Investments and Indebtedness), (l) payment of fees and expenses pursuant to the ~~First Amendment and the refinancing of the Term Loan Financing Facility and the Lead Borrower’s senior note facilities on the First Amendment Effective Date~~Second Amendment, and all transactions related thereto (including without limitation, the payment of fees and expenses in connection therewith), ~~and other customary transaction fees payable to any Sponsor or its Affiliates by the Lead Borrower and any Restricted Subsidiaries for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by a majority of the disinterested members of the board of directors of the Lead Borrower in good faith,~~ and (m) transactions between the Lead Borrower, Parent and its direct or indirect shareholders in the ordinary course of business with respect to shareholder agreements, registration agreements and including providing expense reimbursement and indemnities in respect thereof.

Section 6.08~~SECTION 6.08~~ Restrictive Agreements

No Loan Party will directly or indirectly enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Collateral Agent or (b) the ability of any Restricted Subsidiary thereof to pay dividends or other distributions with respect to any shares of its Capital Stock to such Loan Party or to make or repay loans or advances to a Loan Party or to guarantee Indebtedness of the Loan Parties, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by Applicable Law, by any Loan Document, by any documents in existence on the ~~First~~Second Amendment Effective Date or under any documents relating to joint ventures of any Loan Party to the extent that such joint ventures are not prohibited hereunder, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of assets or equity permitted hereunder by a Loan Party or a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the assets of the Loan Party or Subsidiary that are to be sold ~~and such sale is permitted hereunder~~, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) clause (a) of the foregoing shall not apply to customary provisions in contracts or leases restricting the assignment, subleasing, sublicensing or transfer thereof, (v) the foregoing shall not apply to any agreement related to Indebtedness under the Term Loan Financing Facility, (vi) clause (a) of the foregoing shall not apply to licenses or contracts which by the terms of such licenses and contracts prohibit the granting of Liens on the rights contained therein, (vii) the foregoing shall not apply to any restrictions in existence prior to the time any such Person became a Subsidiary (or was designated as a Restricted Subsidiary) and not created in contemplation of any such acquisition (or designation), (viii) the foregoing shall not apply to any agreement related to any Qualifying Secured Debt and

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Qualifying Unsecured Debt so long as such restrictions are not materially more onerous, taken as a whole, to the Loan Parties than the terms of this Agreement, (ix) the foregoing shall not apply to other agreements evidencing Indebtedness of any Restricted Subsidiary that is not a Loan Party, provided that in each case under this clause (ix) such restrictions or conditions apply solely to such Restricted Subsidiary that is not a Loan Party, and (A) are no more restrictive than the restrictions or conditions set forth in the Loan Documents, or (B) do not materially impair the Borrowers’ ability to pay their respective obligations under the Loan Documents as and when due, (x) clause (a) of the foregoing shall not apply to any restrictions on cash or other deposits permitted under ~~SECTION~~Section 6.02 and ~~SECTION 6.04,~~Section 6.04, and (xi) clause (b) of the foregoing shall not apply to any restrictions based on net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 6.09~~SECTION 6.09~~ Amendment of Material Documents

No Loan Party will amend, modify or waive any of its rights under (a) its Charter Documents, (b) the nature of the obligations under any guaranty of recourse obligations, or (c) any Material Indebtedness, in each case to the extent that such amendment, modification or waiver would reasonably likely have a Material Adverse Effect.  Without limiting the foregoing, no Loan Party will amend, modify or waive any provisions of the Term Loan Agreement if such amendment, modification or waiver results in the Lenders receiving mandatory prepayments in an amount less than the amount the Lenders would have received based on the provisions of the Term Loan Agreement on the ~~First~~Second Amendment Effective Date.

Section 6.10~~SECTION 6.10~~ Consolidated Fixed Charge Coverage Ratio

During the continuance of a Covenant Compliance Event, the Loan Parties shall not permit the Consolidated Fixed Charge Coverage Ratio, (i) at all such times during the continuance of a Covenant Compliance Event that monthly financial statements are required to be delivered under SECTION 5.01(c), tested on a trailing twelve month basis commencing with the Fiscal Month most recently ended, to be less than 1.00:1.00 or (ii) on all such other times during the continuance of a Covenant Compliance Event, tested on a trailing four quarter basis commencing with the Fiscal Quarter most recently ended, to be less than 1.00:1.00.

Section 6.11~~SECTION 6.11~~ Fiscal Year

No Loan Party will change its Fiscal Year without the prior written consent of the Agents.

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Article VII~~ARTICLE VII~~

EVENTS OF DEFAULT

Section 7.01Events of Default

~~SECTION 7.01Events of Default.~~  .

If any of the following events (“Events of Default”) shall occur:

Any Loan Party shall fail to pay (i) any amounts required under ~~SECTION~~Section 2.17(a) hereof within one Business Day when due, or (ii) any other principal of any Revolving Credit Loan or any reimbursement obligation in respect of any Letter of Credit Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration or otherwise;

Any Loan Party shall fail to pay any interest on any Revolving Credit Loan or any fee or any other amount (other than an amount referred to in ~~SECTION~~Section 7.01(a), any amount payable for Cash Management Services or Other Liabilities) as the same shall become due and payable under this Agreement or any other Loan Document and such failure continues for five (5) Business Days;

Any representation or warranty made or deemed made by or on behalf of any Loan Party in, or in connection with, any Loan Document or any amendment or modification thereof or waiver thereunder (including, without limitation, in any Borrowing Base Certificate or any certificate of a Financial Officer accompanying any financial statement) shall prove to have been incorrect in any material respect when made or deemed made;

Any Loan Party shall fail to observe or perform when due any covenant, condition or agreement contained in (i) any Section of Article VI or (ii) ~~SECTION~~Section 5.01(f) (after a two (2) Business Day grace period), or (iii) in any of SECTION ~~2.18, SECTION~~2.18, Section 5.01(d), ~~SECTION~~Section 5.02(a), SECTION 5.07, SECTION 5.08(b), or SECTION 5.11 (provided that, if (A) any such Default described in this clause (d)(iii) is of a type that can be cured within five (5) Business Days and (B) such Default could not materially adversely impact the Lenders’ Liens on the Collateral, such default shall not constitute an Event of Default for five (5) Business Days after the occurrence of such Default so long as the Loan Parties are diligently pursuing the cure of such Default);

Any Loan Party shall fail to observe or perform when due any covenant, condition or agreement contained in any Loan Document (other than those specified in ~~SECTION~~Section 7.01(a), ~~SECTION~~Section 7.01(b), ~~SECTION~~Section 7.01(c), or ~~SECTION~~Section 7.01(d)), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Lead Borrower;

Any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set

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forth therein) or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or (iii) any event or condition occurs that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, which default, event or condition is not being contested in good faith; provided that (A) the occurrence of any event of default under the Term Loan Agreement by virtue of the breach of any financial performance covenant contained in SECTION 6.10 of the Term Loan Agreement (or any other financial performance covenant from time to time in effect under the Term Loan Agreement and not contained in this Agreement) shall not constitute an Event of Default until the earliest of (x) sixty (60) days after the date of such breach (during which period such breach is not waived by the lenders under the Term Loan Agreement or such breach is not cured pursuant to ~~SECTION~~Section 7.01 of the Term Loan Agreement), or (y) the acceleration of the obligations under the Term Loan Agreement, or (z) the commencement of the Exercise of Any Secured Creditor Remedies (as defined in the Intercreditor Agreement as in effect on the ~~Closing~~Second Amendment Effective Date) by the Term Loan Agent and/or the Term Loan Lenders under the Term Loan Agreement as a result of such breach or (B) this paragraph (f) shall not apply to (I) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), (II) Indebtedness which is convertible into Capital Stock of the Lead Borrower or Capital Stock of any direct or indirect parent of the Lead Borrower and converts to such Capital Stock in accordance with its terms, or (III) any breach or default that (X) is remedied by the Lead Borrower or the applicable Loan Party or (Y) waived (including in the form of amendment) by the requisite holders of the applicable item of Material Indebtedness, in either case, prior to the earlier of the  acceleration of all the Revolving Credit Loans pursuant to this ~~SECTION~~Section 7.01 or the commencement of the Exercise of Any Secured Creditor Remedies (as defined in the Intercreditor Agreement as in effect on the ~~Closing~~Second Amendment Effective Date) by the Agents and/or the Lenders as a result of such breach;

a Change in Control shall occur;

An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

Any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under the Bankruptcy Code or any other federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in ~~SECTION~~Section 7.01(h), (iii) apply for or

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consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of authorizing any of the foregoing;

Except as permitted under ~~SECTION~~Section 6.05, the determination of the Loan Parties, whether by vote of the Loan Parties’ board of directors or otherwise to: suspend the operation of the Loan Parties’ business in the ordinary course, liquidate all or substantially all of the Loan Parties’ assets or Store locations, or employ an agent or other third party to conduct any so-called store closing, store liquidation or “Going-Out-Of-Business” sales for all or substantially all of the Loan Parties’ Stores;

One or more final judgments for the payment of money in an aggregate amount in excess of $75,000,000 (or such lesser amount as would reasonably be expected to result in a Material Adverse Effect) in excess of insurance coverage (or indemnities from indemnitors reasonably satisfactory to the Agents) shall be rendered against any Loan Party or any combination of Loan Parties and the same shall remain undischarged for a period of forty-five (45) days during which execution shall not be effectively stayed, satisfied or bonded or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of any Loan Party to enforce any such judgment;

An ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect and the same shall remain undischarged for a period of thirty (30) consecutive days;

Any challenge by or on behalf of any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto~~, including, without limitation, any Loan Party (i) delivers any notice pursuant to Nevada Revised Statutes 106.380(1) with respect to any Mortgage; (ii) delivers any notice of an election to terminate the operation of any Mortgage as security for any Obligation, including, without limitation, any obligation to repay any “future advances” (as defined in Nevada Revised Statutes 106.320) of principal (as defined in Nevada Revised Statutes 106.345), (iii) records a statement pursuant to Nevada Revised Statutes 106.380(3), or (iv) causes any Mortgage or any Obligation or any Credit Party to be subject to Nevada Revised Statutes 106.380(2), 106.380(3) or 106.400;~~;

Any challenge by or on behalf of any other Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto, in each case, as to which an order or judgment has been entered materially adverse to the Agents and the Lenders;

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Any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any such Collateral, with the priority required by (but subject to the limitations set forth in) the applicable Security Document and this Agreement except (i) as a result of the sale, release or other disposition of the applicable Collateral in a Permitted Disposition or other transaction permitted under the Loan Documents or, (ii) relating to an immaterial amount of Collateral not constituting ABL Priority Collateral, or (iii) as a result of the failure of the Collateral Agent, through its acts or omissions and through no fault of the Loan Parties, to maintain the perfection or priority of its Liens in accordance with Applicable Law;

The occurrence of any uninsured loss to any material portion of the Collateral which would reasonably be expected to result in a Material Adverse Effect;

The termination of the Facility Guaranty or any other guaranty of the Obligations (except for any release or termination permitted hereunder);

~~The indictment of any Loan Party, under any Applicable Law where the crime alleged would constitute a felony under Applicable Law and such indictment remains unquashed or such legal process remains undismissed for a period of 90 days or more, unless the Administrative Agent, in its reasonable discretion, determines that the indictment is not material; or~~[Reserved]; or

the imposition of any stay or other order, the effect of which restrains the conduct by the Loan Parties, taken as a whole, of their business in the ordinary course in a manner that has resulted in, or could reasonably be expected to have, a Material Adverse Effect;

then, and in every such event (other than an event with respect to any Loan Party described in ~~SECTION~~Section 7.01(h) or ~~SECTION~~Section 7.01(i)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders, shall, by notice to the Lead Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall irrevocably terminate immediately; (ii) declare the Obligations owing by such Borrowers then outstanding to be due and payable in whole, and thereupon the principal of the Revolving Credit Loans and all other Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties to the extent permitted by Applicable Law; or (iii) require the applicable Loan Parties to furnish cash collateral in an amount equal to 103% of its respective Letter of Credit Outstandings to be held and applied in accordance with ~~SECTION~~Section 7.03.  In case of any event with respect to any Loan Party described in ~~SECTION~~Section 7.01(h) or ~~SECTION~~Section 7.01(i), the Commitments shall automatically and irrevocably terminate and the principal of the Revolving Credit Loans and other Obligations owing by such Borrower then outstanding, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall automatically become due and payable, and the applicable Loan Parties shall furnish cash collateral in an amount equal to 103% of their respective Letter of Credit Outstandings to be held and applied in accordance with ~~SECTION 7.03,~~Section 7.03, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties to the extent permitted by Applicable Law.

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Section 7.02~~SECTION 7.02~~ Remedies on Default

In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, the Agents may (and at the direction of the Required Lenders, shall) proceed to protect and enforce their rights and remedies under this Agreement or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Secured Parties. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

Section 7.03~~SECTION 7.03~~ Application of Proceeds

After the occurrence and during the continuance of (i) any Cash Dominion Event or (ii) any Event of Default and acceleration of the Obligations, all proceeds realized from any Loan Party or on account of any Collateral owned by a Loan Party or, without limiting the foregoing, on account of any Prepayment Event, any payments in respect of any Obligations and all proceeds of the Collateral, shall be applied in the following order:

FIRST, ratably to pay the Obligations in respect of any Credit Party Expenses, indemnities and other amounts then due to the Agents until paid in full;

SECOND, ratably to pay any Credit Party Expenses and indemnities, and to pay any fees then due to the Lenders, until paid in full;

THIRD,  to the extent not previously reimbursed by the Lenders, to payment of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances;

FOURTH, ratably to pay interest accrued in respect of the Obligations (other than as set forth in clause Third above) until paid in full;

FIFTH, to pay principal due in respect of the Swingline Loans until paid in full;

SIXTH, ratably to pay principal due in respect of the Revolving Credit Loans until paid in full;

SEVENTH, to the Administrative Agent, to be held by the Administrative Agent, for the ratable benefit of the Issuing Banks and the Lenders as cash collateral in an amount up to 103% of the then Stated Amount of Letters of Credit until paid in full;

EIGHTH, to pay outstanding Obligations with respect to Cash Management Services furnished to any Loan Party by the Agents;

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NINTH, ratably to pay any other outstanding Obligations (including any outstanding Other Liabilities); and

TENTH, to the Lead Borrower or such other Person entitled thereto under Applicable Law.

Section 7.04~~SECTION 7.04~~ Financial Covenant Cure

Notwithstanding anything to the contrary contained in ~~SECTION 7.01,~~Section 7.01, in the event that the Borrowers fail to comply with the requirements of the covenant set forth in ~~SECTION 6.10,~~Section 6.10, then until the expiration of the 5th day subsequent to the date the relevant Compliance Certificate is required to be delivered pursuant to ~~SECTION~~Section 5.01(d), the Borrowers shall have the right to issue common equity for cash or otherwise receive a cash capital contribution (the “Cure Right”), and upon the receipt by the Lead Borrower of such cash (the “Cure Amount”) pursuant to the exercise by the Borrowers of such Cure Right, the calculation of Consolidated EBITDA as used in the covenant set forth in ~~SECTION~~Section 6.10 shall be recalculated giving effect to the following pro forma adjustments:

Consolidated EBITDA shall be increased for the purposes of determining compliance with such financial covenant at the end of the relevant period and each applicable subsequent periods which include such period, solely for the purpose of measuring the covenants set forth in ~~SECTION~~Section 6.10 and not for any other purpose under this Agreement (including but not limited to determining the satisfaction of the Payment Conditions, the Restricted Payment Conditions, any financial ratio-based conditions, or amount of any covenant baskets or carve-outs), by an amount equal to the Cure Amount; provided that the receipt by the Lead Borrower of the Cure Amount pursuant to the Cure Right shall be deemed to have no other effect whatsoever under this Agreement and any reduction in Indebtedness, if applicable, from the Cure Amount shall not reduce Debt Service Charges for purpose of calculating the Consolidated Fixed Charge Coverage Ratio;

If, after giving effect to the foregoing recalculations, the Borrowers shall then be in compliance with the requirements of the covenants set forth in ~~SECTION 6.10,~~Section 6.10, the Borrowers shall be deemed to have satisfied the requirements of the covenants set forth in SECTION 6.10 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the covenants set forth in ~~SECTION~~Section 6.10 that had occurred shall be deemed cured for the purposes of this Agreement;

Upon receipt by the Administrative Agent of written notice, prior to the expiration of the 5th day subsequent to the date the relevant Compliance Certificate is required to be delivered pursuant to ~~SECTION~~Section 5.01(d)(the “Anticipated Cure Deadline”), that the Borrowers intend to exercise the Cure Right in respect of a Fiscal Month, the Lenders shall not be permitted to accelerate Loans held by them or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the covenants set forth in ~~SECTION~~Section 6.10 until such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline (but the failure to so comply pending the receipt of the Cure Amount shall constitute a Default and the Lenders and the Issuing Banks shall not be obligated to fund any Revolving Credit Loans or issue any Letter of Credit until receipt by the Lead Borrower of the Cure Amount); and

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Notwithstanding anything herein to the contrary, (i) in each twelve-Fiscal Month period, there shall be at least six (6) Fiscal Months in respect of which the Cure Right is not exercised, (ii) there can be no more than eight (8) Fiscal Months in respect of which the Cure Right is exercised during the term of this Agreement, and (iii) for purposes of this ~~SECTION 7.04,~~Section 7.04, the Cure Amount utilized shall be no greater than the amount required for purposes of complying with the covenants set forth in ~~SECTION 6.10.~~Section 6.10.

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Article VIII~~ARTICLE VIII~~

~~The Agents~~THE AGENTS

Section 8.01~~SECTION 8.01~~ Appointment and Administration by Administrative Agent

Each Credit Party hereby irrevocably designates Bank of America as Administrative Agent under this Agreement and the other Loan Documents. The general administration of the Loan Documents shall be by the Administrative Agent. The Credit Parties each hereby (a) irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party, and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental or related thereto, and (b) agrees and consents to all of the provisions of the Security Documents. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Credit Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

Section 8.02~~SECTION 8.02~~ Appointment of Collateral Agent.

Each Secured Party hereby irrevocably designates Bank of America as Collateral Agent under this Agreement and the other Loan Documents. The Secured Parties each hereby (i) irrevocably authorizes the Collateral Agent (x) to enter into the Loan Documents to which it is a party, and (y) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental or related thereto, and (ii) agrees and consents to all of the provisions of the Security Documents.  All Collateral shall be held or administered by the Collateral Agent (or its duly-appointed agent) for its own benefit and for the ratable benefit of the other Secured Parties. Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in this Agreement and the other Loan Documents.  The Collateral Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Secured Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Collateral Agent.

Section 8.03~~SECTION 8.03~~ Sharing of Excess Payments.

Except as otherwise permitted hereunder (including under SECTION 2.27 hereof), if at any time or times any Secured Party shall receive (i) by payment, foreclosure, setoff, banker’s lien, counterclaim, or otherwise, or any payments with respect to the Obligations owing to such Secured Party arising under, or relating to, this Agreement or the other Loan Documents, or (ii)

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payments from the Administrative Agent in excess of such Secured Party~~'~~’s ratable portion of all such distributions by the Administrative Agent, such Secured Party shall promptly (1) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the Secured Parties and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Secured Parties so that such excess payment received shall be applied ratably as among the Secured Parties in accordance with the provisions of SECTION 2.17 or ~~SECTION~~Section 7.03, as applicable; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.  In no event shall the provisions of this paragraph be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Loans or participations in drawings under Letters of Credit to any assignee or participant, other than to the Borrowers or any of their Subsidiaries (as to which the provisions of this paragraph shall apply).

Section 8.04~~SECTION 8.04~~ Agreement of Applicable Lenders

Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Applicable Lenders, action shall be taken by each Agent for and on behalf or for the benefit of all Secured Parties upon the direction of the Applicable Lenders, and any such action shall be binding on all Secured Parties. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of ~~SECTION~~Section 9.02.

Section 8.05~~SECTION 8.05~~ Liability of Agents.

The Agents, when acting on behalf of the Secured Parties, may execute any of their respective duties under this Agreement or any of the other Loan Documents by or through any of their respective officers, agents and employees, and no Agent nor any of their respective directors, officers, agents or employees shall be liable to any other Secured Party for any action taken or omitted to be taken in good faith, or be responsible to any other Secured Party for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). No Agent nor any of their respective directors, officers, agents and employees shall in any event be liable to any other Secured Party for any action taken or omitted to be taken by it pursuant to instructions received by it from the Applicable Lenders, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing no Agent, nor any of their respective directors, officers, employees, or agents shall be: (i) responsible to any other Secured Party for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any recital, statement, warranty or representation in, this Agreement, any other Loan Document or any related agreement, document or order; (ii) required to ascertain or to make any inquiry

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concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents; (iii) responsible to any other Secured Party for the state or condition of any properties of the Loan Parties or any other obligor hereunder constituting Collateral for the Obligations or any information contained in the books or records of the Loan Parties; (iv) responsible to any other Secured Party for the validity, enforceability, collectibility, effectiveness or genuineness of this Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (v) responsible to any other Secured Party for the validity, priority or perfection of any Lien securing or purporting to secure the Obligations or for the value or sufficiency of any of the Collateral.

The Agents may execute any of their duties under this Agreement or any other Loan Document by or through their agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the other Loan Documents.  The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.

None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to any Loan Party on account of the failure or delay in performance or breach by any other Secured Party (other than by each such Agent in its capacity as a Lender) of any of its respective obligations under this Agreement or any of the other Loan Documents or in connection herewith or therewith.

The Agents shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by them to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Loan Parties), independent accountants and other experts selected by any Loan Party or any Secured Party.  The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Applicable Lenders as they deem appropriate or they shall first be indemnified to their satisfaction by the other Secured Parties against any and all liability and expense which may be incurred by them by reason of the taking or failing to take any such action.

Section 8.06~~SECTION 8.06~~ Notice of Default.

No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has actual knowledge of the same or has received notice from a Secured Party or Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that an Agent obtains such actual knowledge or receives such a notice, such Agent shall give prompt notice thereof to each of the other Secured Parties.  Upon the occurrence of an Event of Default, the Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.  Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as they shall deem

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advisable in the best interest of the Secured Parties.  In no event shall the Agents be required to comply with any such directions to the extent that the Agents believe that their compliance with such directions would be unlawful.

Section 8.07~~SECTION 8.07~~ Credit Decisions.

Each Secured Party (other than the Agents) acknowledges that it has, independently and without reliance upon the Agents or any other Secured Party, and based on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Loan Parties and has made its own decision to enter into this Agreement and the other Loan Documents.  Each Credit Party (other than the Agents) also acknowledges that it will, independently and without reliance upon the Agents or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Revolving Credit Loan hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Loan Documents.

Section 8.08~~SECTION 8.08~~ Reimbursement and Indemnification.

Each Secured Party (other than the Agents) agrees to (i) reimburse the Agents for such Secured Party’s pro rata share of outstanding Obligations held by such Secured Party (or, in the case of any Lender that has assigned its Commitments pursuant to ~~SECTION~~Section 9.04 hereof where the applicable assignee has not ratably assumed such Lender~~'~~’s obligations  under this ~~SECTION~~Section 8.08 with respect to acts or omissions that occurred prior to such assignment, such assigning Lender~~'~~’s Commitment Percentage prior to such assignment) of (x) any expenses and fees incurred by any Agent for the benefit of Secured Parties under this Agreement and any of the other Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Secured Parties, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Loan Parties, and (y) any expenses of any Agent incurred for the benefit of the Secured Parties that the Loan Parties have agreed to reimburse pursuant to this Agreement or any other Loan Document and have failed to so reimburse, and (ii) indemnify and hold harmless each Agent and any of their respective directors, officers, employees, or agents, on demand, in the amount of such Secured Party’s Commitment Percentage (or, in the case of any Lender that has assigned its Commitments pursuant to ~~SECTION~~Section 9.04 hereof where the applicable assignee has not ratably assumed such Lender~~'~~’s obligations  under this ~~SECTION~~Section 8.08 with respect to acts or omissions that occurred prior to such assignment, such assigning Lender~~'~~’s Commitment Percentage prior to such assignment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any Secured Party in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents to the extent not reimbursed by the Loan Parties, including, without limitation, costs of any suit initiated by each Agent against any Secured Party (except such as shall have been determined by a court of competent jurisdiction or another independent tribunal having jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or

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willful misconduct of such Agent); provided, however, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Secured Party in its capacity as such.  The provisions of this ~~SECTION~~Section 8.08 shall survive the repayment of the Obligations and the termination of the Commitments and, in the case of any Lender that has assigned its Commitments pursuant to ~~SECTION~~Section 9.04 hereof where the applicable assignee has not ratably assumed such Lender~~'~~’s obligations  under this ~~SECTION~~Section 8.08 with respect to acts or omissions that occurred prior to such assignment, with respect to events which have occurred prior to any such assignment.

Section 8.09~~SECTION 8.09~~ Rights of Agents.

It is understood and agreed that the Agents shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as their rights and powers under other agreements and instruments to which they are or may be party, and engage in other transactions with the Loan Parties, as though they were not the Agents.  Each Agent and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Loan Parties and their Affiliates as if it were not an Agent thereunder.

Section 8.10~~SECTION 8.10~~ Notice of Transfer.

The Administrative Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in ~~SECTION~~Section 9.04.

Section 8.11~~SECTION 8.11~~ Successor Agents.

Any Agent may resign at any time by giving thirty (30) Business Days’ written notice thereof to the other Secured Parties and the Lead Borrower. Upon any such resignation of an Agent, the Required Lenders shall have the right to appoint a successor Agent, which, so long as there is no Specified Default, shall be reasonably satisfactory to the Lead Borrower (whose consent in any event shall not be unreasonably withheld or delayed).  If no successor Agent shall have been so appointed by the Required Lenders and/or none shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation, the retiring Agent may, on behalf of the other Secured Parties, appoint a successor Agent which shall be a commercial bank (or affiliate thereof) organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $1,000,000,000, or capable of complying with all of the duties of such Agent hereunder (in the opinion of the retiring Agent and as certified to the other Secured Parties in writing by such successor Agent) which, so long as there is no Specified Default, shall be reasonably satisfactory to the Lead Borrower (whose consent shall not in any event be unreasonably withheld or delayed).  Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as such Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or

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omitted to be taken by it (i) while it was such Agent under this Agreement and (ii) after such resignation for so long as it continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Agent.

Section 8.12~~SECTION 8.12~~ Relation Among the Lenders.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of any Agent) authorized to act for, any other Lender.

Section 8.13~~SECTION 8.13~~ Reports and Financial Statements.

By signing this Agreement, each Lender:

agrees to furnish the Administrative Agent (i) prompt written notice upon the entering into of any leasing arrangement constituting a Bank Product and (ii) after the occurrence and during the continuance of a Cash Dominion Event (and thereafter at such frequency as the Administrative Agent may reasonably request) with a summary of all Other Liabilities due or to become due to such Lender or its Affiliates;

is deemed to have requested that the Agents furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Lead Borrower under SECTIONS 5.01(a) through and including 5.01(f),  and all commercial finance examinations and appraisals of the Collateral received by the Agents (collectively, the “Reports”) (and the Agents agree to furnish such Reports promptly to the Lenders, which Reports may be furnished in accordance with the final paragraph of SECTION 5.01);

expressly agrees and acknowledges that no Agent makes any representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties~~'~~’ books and records, as well as on representations of the Loan Parties~~'~~’ personnel;

agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold each Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender~~'~~’s participation in, or the indemnifying Lender~~'~~’s purchase of, a Revolving Credit Loan or Revolving Credit Loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend, and

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hold each Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender in violation of the terms hereof.

Section 8.14~~SECTION 8.14~~ Agency for Perfection.

Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other Applicable Law of the United States of America can be perfected only by possession or control.  Should any Secured Party (other than an Agent) obtain possession or control of any such Collateral, such Secured Party shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent~~'~~’s request therefor shall deliver such Collateral to the Collateral Agent, or otherwise deal with such Collateral in accordance with the Collateral Agent~~'~~’s instructions.

Section 8.15~~SECTION 8.15~~ Defaulting Lenders.

Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and ~~SECTION 9.02.~~Section 9.02.

Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to ARTICLE VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to ~~SECTION~~Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender; fourth, as the Lead Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Lead Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this

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Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in SECTION 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Outstandings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Outstandings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Outstandings and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to ~~SECTION~~Section 8.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this ~~SECTION~~Section 8.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

Certain Fees.

No Defaulting Lender shall be entitled to receive any fee payable under ~~SECTION~~Section 2.19(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided cash collateral pursuant to ~~SECTION~~Section 8.15(a)(ii).

With respect to any fee payable under ~~SECTION~~Section 2.19(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Outstandings or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

Reallocations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in Letter of Credit Outstandings and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective pro rata shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in SECTION 4.02 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the

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Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate outstanding amount of Obligations of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  ~~No~~ Subject to SECTION 9.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under applicable Law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, cash collateralize the Issuing Bank’s Fronting Exposure.

Defaulting Lender Cure.  If the Lead Borrower, the Administrative Agent, the Swingline Lender and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders (without giving effect to ~~SECTION~~Section 8.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 8.16~~SECTION 8.16~~ Collateral Matters.

The Lenders hereby irrevocably authorize the Collateral Agent to release any Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all Obligations (other than contingent indemnity obligations with respect to then unasserted claims), all Letters of Credit shall have expired or terminated (or been collateralized in a manner satisfactory to the applicable Issuing Bank) and all Letter of Credit Outstandings have been reduced to zero (or collateralized in a manner satisfactory to the applicable Issuing Bank), (ii) constituting property being sold, transferred or disposed of in a Permitted Disposition upon receipt by the Administrative Agent of the Net Proceeds thereof to the extent required by this Agreement, (iii) as provided in any intercreditor agreement, including the Intercreditor Agreement with respect to Term Loan Priority Collateral, and (iv) as to the Collateral of any Facility Guarantor, upon its release from its Facility Guarantee as a result of a transaction or designation permitted hereunder (including as a result of designation as an Unrestricted Subsidiary). Except as provided above, the Collateral Agent will not release any of the Collateral Agent’s Liens without the prior written authorization of the Applicable Lenders. Upon request by any Agent or any Loan Party at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release any  Liens upon particular types or items of Collateral pursuant to this ~~SECTION~~Section 8.16.

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Upon at least two (2) Business Days’ prior written request by the Lead Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens upon any Collateral described in ~~SECTION~~Section 8.16(a); provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under Applicable Law, expose the Collateral Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

Each Lender irrevocably authorizes each of the Administrative Agent and the Collateral Agent to (i) release any Guarantor from its obligations under a Facility Guarantee if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder, and (ii) upon the request of the Lead Borrower and pursuant to documentation reasonably acceptable to the Administrative Agent and/or Collateral Agent, to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted under clause (h) of the definition of Permitted Encumbrances.

Section 8.17~~SECTION 8.17~~ Co-Syndication Agents, Co-Documentation Agents and Arrangers.

Notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Co-Syndication Agents, the Co-Documentation Agents and the Arrangers shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents except as otherwise expressly provided herein.

Section 8.18ERISA Matters

Section 8.19.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Revolving Credit Loans, the Letters of Credit or the Commitments,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving

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insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Credit Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Revolving Credit Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Revolving Credit Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Credit Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that:

(i)none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),

(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Revolving Credit Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

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(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Revolving Credit Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Revolving Credit Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Revolving Credit Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)no fee or other compensation is being paid directly to the Administrative Agent, the Arrangers or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Revolving Credit Loans, the Letters of Credit, the Commitments or this Agreement.

(c)The Administrative Agent and the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Revolving Credit Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Revolving Credit Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Revolving Credit Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 8.20Administrative Agent May File Proofs of Claim; Credit Bidding.

In case of the pendency of any proceeding under any Bankruptcy Code, any other debtor relief law, or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Credit Extension shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Credit Loans, Letter of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or

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advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing banks and the Administrative Agent under Section 2.19 and Section 9.03) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.19 and Section 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on

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actions by the Required Lenders contained in Section 9.02 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Capital Stock and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Article IX~~ARTICLE IX~~

~~Miscellaneous~~MISCELLANEOUS

Section 9.01~~SECTION 9.01~~ Notices.

Except in the case of notices and other communications expressly permitted to be given by telephone or electronically, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

if to any Loan Party, to it at ~~1830~~2006 Route 130, Burlington, New Jersey 08016, Attention: Legal Department (Telecopy No. 609-~~239-9675~~589-7838) (E-Mail:  ~~paul.tang@coat.com), with copies to Bain Capital Partners, LLC, John Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116, Attention: David Humphrey (Telecopy No. (617) 516-2010), (E-Mail: dhumphrey@baincapital.com), and Kirkland & Ellis LLP, 300 North LaSalle Street~~Christopher.Schaub@burlingtonstores.com), with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 155 N. Wacker Drive, Chicago, Illinois ~~60654,~~60606, Attention: ~~Linda K. Myers, P.C.~~Seth E. Jacobson (Telecopy No. (312) ~~862-2200~~407-8511), (E-Mail: ~~linda.myers@kirkland~~seth.jacobson@skadden.com);

if to the Administrative Agent, the Collateral Agent or the Swingline Lender to Bank of America, N.A., 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, Attention ~~Kathleen Dimock~~: Roger Malouf (Telecopy No. (617) 434-4312), (E-Mail ~~Kathleen.dimock~~; roger.malouf@baml.com), with a copy to ~~Riemer & Braunstein, LLP, Three Center Plaza~~ Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts ~~02108,~~02110, Attention: ~~David~~Marjorie S. ~~Berman, Esquire~~Crider (Telecopy No. (617) ~~880-3456~~341-7701), (E-Mail ~~dberman@riemerlaw.com~~: marjorie.crider@morganlewis.com);

if to any other Credit Party, to it at its address (or telecopy number or electronic mail address) set forth on the signature pages hereto or on any Assignment and Acceptance.

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Notwithstanding the foregoing, any notice hereunder sent by e-mail shall be solely for the distribution of (i) routine communications such as financial statements and (ii) documents and signature pages for execution by the parties hereto, and for no other purpose.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 9.02~~SECTION 9.02~~ Waivers; Amendments.

No failure or delay by any Credit Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any other rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by ~~SECTION~~Section 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Revolving Credit Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

Except as otherwise specifically provided herein, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent(s) and the Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided, however, that no such waiver, amendment, modification or other agreement shall:

Increase the Commitment of any Lender without the prior written consent of such Lender (it being understood that a waiver of any condition precedent or of any Default or Event of Default or mandatory prepayment under ~~SECTION~~Section 2.17(c) hereof) shall not constitute an increase of any Commitment of any Lender);

Without:

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the prior written consent of all Lenders directly affected thereby, reduce the principal amount of any Obligation or reduce the rate of interest thereon (other than the waiver of the Default Rate), or reduce any fees payable under the Loan Documents;

the prior written consent of all Lenders directly affected thereby, postpone the scheduled date of payment of the principal amount of any Obligation, or any interest thereon, or reduce the amount of, waive or excuse any such payment, or postpone the Termination Date (it being understood that the waiver of (or amendment to the term of) any mandatory prepayment under ~~SECTION~~Section 2.17(c) hereof shall not constitute a postponement of any date scheduled for the payment of principal or interest or constitute a reduction, waiver or excuse of any payment of principal or interest and a waiver of interest pursuant to SECTION 2.12 shall not constitute a reduction, waiver or excuse of any payment of interest);

prior written Unanimous Consent, except for Permitted Dispositions or for Collateral releases as provided in ~~SECTION 8.16,~~Section 8.16, release all or substantially all of the Collateral from the Liens of the Security Documents (it being understood that (1) entering into any Qualifying Pari Passu Intercreditor Agreement or any Qualifying Second Lien Intercreditor Agreement, or (2) incurring any Qualifying Secured Debt shall not, in either case, constitute a release of all or substantially all of the Collateral from the Liens of the Security Documents);

prior written Unanimous Consent, except as provided in SECTION 2.02, increase the Total Commitments;

(1) prior written Unanimous Consent, increase any advance rate percentage set forth in the definition of “Borrowing Base”; or (2) prior written consent of the Supermajority Lenders, otherwise change the definition of the terms “Availability” or  “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves or to add Inventory and Accounts acquired in a Permitted Acquisition to the Borrowing Base as provided herein;

prior written Unanimous Consent, except in connection with Permitted Dispositions or as provided in ~~SECTION 6.03,~~Section 6.03, release any Loan Party from its obligations under any Loan Document, or limit its liability in respect of such Loan Document;

prior written Unanimous Consent, modify the definition of Permitted Overadvance so as to increase the amount thereof, or to cause the aggregate Commitments (or the Commitment of any Lender) to be exceeded as a result thereof, or, except as provided in such definition, the time period for a Permitted Overadvance;

prior written Unanimous Consent, change SECTION 2.17, SECTION ~~2.17, SECTION 2.18, SECTION~~2.18, Section 7.03, or ~~SECTION~~Section 8.03;

prior written Unanimous Consent, (i) subordinate the Obligations hereunder to any other Indebtedness, or (ii) except as provided by operation of Applicable Law or in the Intercreditor Agreement or in any Qualifying Pari Passu Intercreditor Agreement, subordinate the Liens granted hereunder or under the other Loan Documents to any other Lien; or

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prior written Unanimous Consent, change any of the provisions of this ~~SECTION~~Section 9.02(b), the definitions of “Required Lenders”, “Supermajority Lenders”, or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder.

Without prior written consent of the Agents or the Issuing Banks, as the case may be, affect the rights or duties of the Agents or the Issuing Banks.

Notwithstanding anything to the contrary contained in this ~~SECTION~~Section 9.02,

in the event that the Lead Borrower shall request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Lenders pursuant to ~~SECTION~~Section 9.02(b) and such amendment is approved by the Required Lenders, but not by the requisite percentage of all the Lenders or all of the directly and adversely affected Lenders, the Lead Borrower and the Administrative Agent shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Lead Borrower (such Lender or Lenders, collectively the “Minority Lenders”) subject to their providing for (A) the termination of the Commitment of each of the Minority Lenders, (B) the addition to this Agreement of one or more other financial institutions which would qualify as an Eligible Assignee, subject to the reasonable approval of the Administrative Agent, or an increase in the Commitment of one or more of the Required Lenders, so that the Total Commitments after giving effect to such amendment shall be in the same amount as the Total Commitments immediately before giving effect to such amendment, (C) if any Revolving Credit Loans are outstanding at the time of such amendment, the making of such additional Revolving Credit Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Revolving Credit Loans (including principal, interest, fees and other amounts due and owing under the Loan Documents) of the Minority Lenders immediately before giving effect to such amendment and (D) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing; and

the Administrative Agent may, and is hereby deemed instructed by the Applicable Lenders to, consent to non-substantive amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the reasonable opinion of the Arrangers to effect any Permitted Refinancing, Qualifying Secured Debt or Qualifying Unsecured Debt. No Arranger shall bear any liability in connection with the foregoing.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (x) no provider or holder of any Bank Products or Cash Management Services shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or any Loan Party, and (y) any Loan Document may be amended, supplemented and waived with the consent of the Administrative Agent at the request of the Lead Borrower without the need to obtain the consent

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of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects, any obvious error or any error or omission of a technical or immaterial nature or (iii) to cause any Loan Document to be consistent with this Agreement and the other Loan Documents.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement or any other Loan Document shall be effective against any Loan Party unless signed by such Loan Party.

(a)Notwithstanding anything to the contrary in this Agreement, this Agreement may be amended as set forth in SECTION 2.10(b).

Section 9.03~~SECTION 9.03~~ Expenses; Indemnity; Damage Waiver.

The Loan Parties shall jointly and severally pay all Credit Party Expenses incurred as of the ~~First~~Second Amendment Effective Date on the ~~First~~Second Amendment Effective Date.  Thereafter, the Loan Parties shall jointly and severally pay all Credit Party Expenses within thirty (30) days after receipt of an invoice therefor setting forth such expenses in reasonable detail; provided that in the event the Loan Parties have a bona fide dispute with any such expenses, payment of such disputed amounts shall not be required until the earlier of the date such dispute is resolved to the reasonable satisfaction of the Loan Parties or thirty (30) days after receipt of any such invoice (and any such disputed amount which is so paid shall be subject to a reservation of the Loan Parties’ rights with respect thereto).

The Loan Parties shall, jointly and severally, indemnify the Secured Parties and each of their Subsidiaries and Affiliates, and each of the respective stockholders, directors, officers, employees, agents, attorneys, and advisors of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all damages, actual out-of-pocket losses, claims, actions, causes of action, settlement payments, obligations, liabilities and related expenses (including legal expenses limited to the reasonable fees, charges and disbursements of one counsel for the Agents and one local counsel for the Agents in each applicable jurisdiction and one counsel for all other Indemnitees (other than the Agents), plus, in the event of an actual or potential conflict of which the Lead Borrower has been

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advised, one additional counsel to all of the affected Persons) incurred, suffered, sustained or required to be paid by, or asserted against, any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Credit Extension or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or any Subsidiary, or any Environmental Liability related in any way to any Loan Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to or arising from any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or (v) any documentary taxes, assessments or similar charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any other Loan Document; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (w) are determined by a court of competent jurisdiction or another independent tribunal having jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of any Agent or such Indemnitee or any Affiliate of such Indemnitee (or any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee’s Affiliates), (x) are relating to disputes among Indemnitees, (y) are determined by a court of competent jurisdiction or another independent tribunal having jurisdiction to have resulted from a material breach by such Indemnitee of its obligations to a Loan Party, or (z) which constitute indirect, consequential, special or punitive damages; provided further that to the extent of any amounts paid to an Indemnitee in respect of this ~~SECTION~~Section 9.03 for indemnified liabilities, such Indemnitee, by its acceptance of the benefits hereof, agrees to refund and return any and all amounts paid by the Loan Parties to it if such Indemnitee was finally judicially determined by a court of competent jurisdiction in a non-appealable judgment to not be entitled to receipt of such amount pursuant to operation of any of the foregoing clauses (w) through (y).  In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel and the Loan Parties shall promptly pay the reasonable fees and expenses of such counsel.

No party to this Agreement shall assert and, to the extent permitted by Applicable Law, each such party hereby waives, any claim against any other party to this Agreement or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated by the Loan Documents, any Credit Extension or the use of the proceeds thereof.

The provisions of paragraphs (b) and (c) of this ~~SECTION~~Section 9.03 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations or the assignment of any of the Obligations to a third party, the invalidity or unenforceability of any term or provision of any Loan Document, or any investigation made by or on behalf of any Credit Party. All amounts due under this ~~SECTION~~Section 9.03 shall be payable within thirty (30) days of written demand therefor, which written demand shall set forth such amounts in reasonable detail.

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Section 9.04~~SECTION 9.04~~ Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agents and the Lenders (and any such attempted assignment or transfer without such consent shall be null and void), and (ii) no Lender may assign or transfer its rights or obligations hereunder except in accordance with this ~~SECTION 9.04.~~Section 9.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, Indemnitees, any legal or equitable right, remedy or claim under or by reason of this Agreement.

Any Lender may, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and, so long as no Specified Default has occurred and is continuing, the Lead Borrower (which consent shall not be unreasonably withheld or delayed), assign to one or more Eligible Assignees (other than any Person in direct competition with a Loan Party’s business) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Credit Loans at the time owing to it); provided, however, that no such consent of either the Administrative Agent or the Lead Borrower shall be required in connection with any assignment to another Lender or to an Affiliate of a Lender or an Approved Fund, and provided further that, each assignment shall be subject to the following conditions: (i) except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender, the amount of the Commitment or Revolving Credit Loans of the assigning Lender subject to a partial assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 or, if less, the entire remaining amount of the assigning Lender’s Commitment or Revolving Credit Loans;  (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations; and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500.00, unless such fee is waived by the Administrative Agent.  Subject to acceptance and recording thereof pursuant to ~~SECTION~~Section 9.04(d), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of ~~SECTION~~Section 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this ~~SECTION~~Section 9.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with ~~SECTION~~Section 9.04(e).  The Loan Parties hereby acknowledge and agree that any effective assignment shall give rise to a direct obligation of the Loan Parties to the assignee and that the assignee shall be considered to be a “Credit Party” for all purposes under this Agreement and the other Loan Documents.

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The Administrative Agent, acting for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in Boston, Massachusetts, a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and related interest amounts) of the Revolving Credit Loans and Letter of Credit Disbursements owing to, each Lender pursuant to the terms hereof from time to time.  The entries in the Register shall be conclusive and the Loan Parties and Credit Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement absent any manifest error, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in ~~SECTION~~Section 9.04(b) and any written consent to such assignment required by ~~SECTION~~Section 9.04(a), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this ~~SECTION~~Section 9.04(d).

Any Lender may, without the consent of the Loan Parties or any other Person, sell participations to one or more banks or other entities ~~(other than any Person in direct competition with a Loan Party’s business or to the Sponsor Group or any of their Affiliates unless the provisions relating to the Sponsor Group and its Affiliates set forth in the definition of “Eligible Assignee” are satisfied)~~ (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Credit Loans owing to it), subject to the following:

such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged;

such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

the Loan Parties and other Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement;

any agreement or instrument pursuant to which a Lender sells a participation in the Commitments, the Revolving Credit Loans and the Letters of Credit Outstandings shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, however, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to ~~SECTION~~Section 9.02(b)(ii)(A) or (B) that affects such Participant;

subject to clauses (viii) and (ix) of this ~~SECTION~~Section 9.04(e), the Loan Parties agree that each Participant shall be entitled to the benefits of SECTION 2.14 and SECTION 2.23 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to ~~SECTION~~Section 9.04(b);

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to the extent permitted by law, each Participant also shall be entitled to the benefits of ~~SECTION~~Section 9.08 as though it were a Lender so long as such Participant agrees to be subject to ~~SECTION~~Section 2.21(c) as though it were a Lender;

each Lender, acting for this purpose as an agent of the Loan Parties, shall maintain at its offices a record of each agreement or instrument effecting any participation and a register (each a “Participation Register”) meeting the requirements of §5f.103-1(c) of the U.S. Treasury Regulations for the recordation of the names and addresses of its Participants and their rights with respect to principal and interest amounts and other Obligations from time to time.  The entries in each Participation Register shall be conclusive and the Loan Parties and the Credit Parties may treat each Person whose name is recorded in a Participant Register as a Participant for all purposes of this Agreement (including, for the avoidance of doubt, for purposes of entitlement to benefits under SECTION 2.14, SECTION ~~2.14, SECTION 2.23, and SECTION~~2.23, and Section 9.08). The Participation Register shall be available for inspection by the Lead Borrower and any Credit Party at any reasonable time and from time to time upon reasonable prior notice;

a Participant shall not be entitled to receive any greater payment under SECTION 2.14 or SECTION 2.23 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent; and

a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 2.23 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with ~~SECTION~~Section 2.23(e) as though it were a Lender and such Participant is eligible for exemption from, or reduction in,  the withholding Tax referred to therein, following compliance with ~~SECTION~~Section 2.23(e).

Any Credit Party may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Credit Party, including any pledge or grant to secure obligations to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, and this ~~SECTION~~Section 9.04 shall not apply to any such pledge or grant of a security interest; provided, however, that no such pledge or grant of a security interest shall release a Credit Party from any of its obligations hereunder or substitute any such pledgee or grantee for such Credit Party as a party hereto.

The Loan Parties authorize each Credit Party to disclose to any Participant or grantee and any prospective Participant or grantee, subject to the provisions of ~~SECTION~~Section 9.15, any and all financial information in such Credit Party’s possession concerning the Loan Parties which has been delivered to such Credit Party by or on behalf of the Loan Parties pursuant to this Agreement or which has been delivered to such Credit Party by or on behalf of the Loan Parties in connection with such Credit Party’s credit evaluation of the Loan Parties prior to becoming a party to this Agreement.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution

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thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Lead Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its pro rata share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Section 9.05~~SECTION 9.05~~ Survival.

All covenants, agreements, indemnities, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Revolving Credit Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and, notwithstanding that any Credit Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Revolving Credit Loan and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been cash collateralized or otherwise credit supported (including backstop letters of credit) in a manner satisfactory to the applicable Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or cash collateralized or otherwise credit supported (including backstop letters of credit) in a manner satisfactory to the applicable Issuing Bank).  The provisions of SECTION 2.14, SECTION ~~2.14, SECTION 2.23, SECTION~~2.23, Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the repayment of the Obligations or any assignment thereof, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.  In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agents, on behalf of themselves and the other Credit Parties, may require such indemnities as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, (y) any obligations that may thereafter arise with respect to the Other Liabilities, and (z) any Obligations that may thereafter arise under ~~SECTION~~Section 9.03 hereof.

Section 9.06~~SECTION 9.06~~ Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and

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supersede any and all contemporaneous or previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in SECTION 4.01, this Agreement shall become effective when it shall have been executed by the applicable Credit Parties and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07~~SECTION 9.07~~ Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08~~SECTION 9.08~~ Right of Setoff.

If any Specified Default shall have occurred and be continuing, each Secured Party, each Participant and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, but excluding any payroll, trust and tax withholding accounts) at any time held and other obligations at any time owing by such Secured Party, Participant or Affiliate to or for the credit or the account of the Loan Parties against any and all of the Obligations of the Loan Parties now or hereafter existing under this Agreement or other Loan Document to the extent such are then due and owing, although such Obligations may be otherwise fully secured; provided that such Secured Party shall provide the Lead Borrower with written notice promptly after its exercise of such right of setoff; and provided further that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of ~~SECTION~~Section 8.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Secured Party under this ~~SECTION~~Section 9.08 are in addition to other rights and remedies (including other rights of setoff) that such Credit Party may have.  No Credit Party will, or will permit its Participant to, exercise its rights under this ~~SECTION~~Section 9.08 without the consent of the Administrative Agent or the Required Lenders.  ANY AND ALL RIGHTS TO REQUIRE THE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY ANY SECURED PARTY, PARTICIPANT OR AFFILIATE OF ITS RIGHT OF SETOFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

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Section 9.09~~SECTION 9.09~~ Governing Law; Jurisdiction; Consent to Service of Process.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT GIVING EFFECT TO OTHER CONFLICTS OF LAWS PRINCIPLES THEREOF.

Each Loan Party agrees that any suit for the enforcement of this Agreement or any other Loan Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein as the Administrative Agent may elect in its sole discretion and consents to the non-exclusive jurisdiction of such courts. Each party to this Agreement hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Agreement against a Loan Party or its properties in the courts of any jurisdiction.

Each Loan Party agrees that any action commenced by any Loan Party asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in a court of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein as the Administrative Agent may elect in its sole discretion and consents to the exclusive jurisdiction of such courts with respect to any such action.

Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in ~~SECTION~~Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10~~SECTION 9.10~~ WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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Section 9.11~~SECTION 9.11~~ Press Releases and Related Matters.

Each Borrower consents to the publication by the Administrative Agent of customary trade advertising material in tombstone format relating to the financing transactions contemplated by this Agreement using any Borrower’s name, and with the consent of the Lead Borrower, logo or trademark.  The Administrative Agent shall provide a draft reasonably in advance of any advertising material to the Lead Borrower for review and comment prior to the publication thereof.  The Administrative Agent and the Lenders reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

Section 9.12~~SECTION 9.12~~ Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13~~SECTION 9.13~~ Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Revolving Credit Loan, together with all fees, charges and other amounts that are treated as interest on such Revolving Credit Loan under Applicable Law (collectively, the “Charges”), shall be found by a court of competent jurisdiction in a final order to exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Revolving Credit Loan in accordance with Applicable Law, the rate of interest payable in respect of such Revolving Credit Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Revolving Credit Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Revolving Credit Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

Section 9.14~~SECTION 9.14~~ Additional Waivers.

The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or under Applicable Law, (ii) any rescission, waiver, amendment or modification of, or any release of any Loan Party from, any of the terms or provisions of, this Agreement, any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Collateral Agent or any other Secured Party.

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The obligations of each Loan Party to pay the Obligations in full hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations after the termination of all Commitments to any Loan Party under any Loan Document), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the payment in full in cash of all the Obligations after termination of all Commitments to any Loan Party under any Loan Document).

To the fullest extent permitted by Applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash of all the Obligations after the termination of all Commitments to any Loan Party under any Loan Document. The Collateral Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been paid in full in cash and performed in full after the termination of Commitments to any Loan Party under any Loan Document.  Pursuant to Applicable Law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

Except as otherwise specifically provided herein, each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement.  Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Obligations (other than contingent indemnity obligations for then unasserted claims) and the termination of all Commitments to any Loan Party under any Loan Document.  If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents.  Subject to the foregoing, to the extent that any Loan

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Party shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Revolving Credit Loans made to another Loan Party hereunder (an ~~"~~“Accommodation Payment~~"~~”), then the Loan Party making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Loan Parties in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Loan Party’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Loan Parties.  As of any date of determination, the ~~"~~“Allocable Amount~~"~~” of each Loan Party shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Loan Party hereunder without (a) rendering such Loan Party ~~"~~“insolvent~~"~~” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (~~"~~“UFTA~~"~~”) or Section 2 of the Uniform Fraudulent Conveyance Act (~~"~~“UFCA~~"~~”), (b) leaving such Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Loan Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, each Loan Party waives all rights and defenses arising out of an election of remedies by any Credit Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Credit Party’s rights of subrogation and reimbursement against such Loan Party by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.  Each Loan Party waives all rights and defenses that such Loan Party may have because the Obligations are secured by Real Estate which means, among other things: (i) a Credit Party may collect from any Loan Party without first foreclosing on any Real Estate or personal property Collateral pledged by a Loan Party; (ii) if any Credit Party forecloses on any Real Estate pledged by any Loan Party, the amount of the Obligations may be reduced only by the price for which that Real Estate is sold at the foreclosure sale, even if the Real Estate is worth more than the sale price; and (iii) the Credit Parties may collect Obligations from a Loan Party even if a Credit Party, by foreclosing on any such Real Estate, has destroyed any right any Loan Party may have to collect from the other Loan Parties. This is an unconditional and irrevocable waiver of any rights and defenses any Loan Party may have because the Obligations are secured by Real Estate.  These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.  Each Loan Party hereby absolutely, knowingly, unconditionally, and expressly waives any and all claim, defense or benefit arising directly or indirectly under any one or more of Sections 2787 to 2855 inclusive of the California Civil Code or any similar law of California.

Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, each Loan Party waives all rights under the provisions of Nevada Revised Statutes 40.430 to the extent the waiver is permitted by Nevada Revised Statutes 40.495 or other Applicable Law in order to allow the enforcement of the Obligations against each such Loan Party prior to exercising rights against any Collateral or any other Loan Party.

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Each Loan Party hereby agrees to keep each other Loan Party fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect thereto.  Each Loan Party hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Loan Party, and of the ability of each other Loan Party to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect to any thereof.  Each Loan Party hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that the Credit Parties shall have no duty to inform any Loan Party of any information pertaining to the business, affairs, finances, or financial condition of any other Loan Party, or pertaining to the ability of any other Loan Party to perform its Obligations under the Loan Documents, even if such information is adverse, and even if such information might influence the decision of one or more of the Loan Parties to continue to be jointly and severally liable for, or to provide Collateral for, the Obligations of one or more of the other Loan Parties. To the fullest extent permitted by Applicable Law, each Loan Party hereby expressly waives any duty of the Credit Parties to inform any Loan Party of any such information.

Each of the Loan Parties hereby acknowledges and agrees that such Person does not have any offsets, defenses, claims, or counterclaims against any Credit Party for any actions or omissions under the Existing Credit Agreement, and that if any such Person now has, or ever did have, any such offsets, defenses, claims, or counterclaims against any such Credit Party for any actions or omissions under the Existing Credit Agreement, or any of its affiliates, officers, directors, employees, attorneys, representatives, predecessors, successors, or permitted assigns, whether known or unknown, at law or in equity, from the Closing Date through the ~~First~~Second Amendment Effective Date, each such Person expressly WAIVES any such offsets, defenses, claims, or counterclaims, and each such Person expressly RELEASES each Credit Party and its affiliates, officers, directors, employees, attorneys, representatives, predecessors, successors, and permitted assigns from any liability therefor.

Section 9.15~~SECTION 9.15~~ Confidentiality.

Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to their and their Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors involved with the financing (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Laws or by any subpoena or similar legal process (the Credit Parties’ agreeing to furnish the Lead Borrower with notice of such process and an opportunity to contest such disclosure as long as furnishing such notice and opportunity would not result in the Credit Parties’ violation of Applicable Law), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as, or no less favorable to the Loan Parties than, those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement and any actual or prospective counterparty or advisors to any swap or derivative

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transactions relating to the Loan Parties and the Obligations so long as such Person or any of their Affiliates is not a competitor of any Loan Party and so long as such Person is not a Disqualified Institution, (g) with the consent of the Loan Parties, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section, or to the knowledge of such Credit Party, the breach of any other Person’s obligation to keep the information confidential, or (ii) becomes available to any Credit Party on a nonconfidential basis from a source other than the Loan Parties, or (i) to the extent that such Information is independently developed by such Credit Party.  For the purposes of this Section, the term “Information” means all information received from or on behalf of the Loan Parties or any of their Affiliates relating to their business.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.16~~SECTION 9.16~~ No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties or their respective Affiliates has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties or any of their respective Affiliates has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties or their respective Affiliates has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties or their respective Affiliates has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties and their respective Affiliates have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by Applicable Law, any claims that it may have against each of the Credit Parties or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty.

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Section 9.17~~SECTION 9.17~~ Patriot Act.

Each Credit Party hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the ~~"~~“Act~~"~~”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Credit Party to identify such Borrower in accordance with the Act.  Each Borrower is in compliance, in all material respects, with the Act.  No part of the proceeds of the Revolving Credit Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 9.18~~SECTION 9.18~~ Foreign Asset Control Regulations.

Neither of the advance of the Revolving Credit Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the ~~"~~“Trading With the Enemy Act~~"~~”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the ~~"~~“Foreign Assets Control Regulations~~"~~”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the ~~"~~“Executive Order~~"~~”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)).  Furthermore, none of the Borrowers or their Affiliates (a) is or will become a ~~"~~“blocked person~~"~~” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) knowingly engages or will engage in any dealings or transactions, or be otherwise associated, with any such ~~"~~“blocked person~~"~~” or in any manner violative of any such order.

Section 9.19~~SECTION 9.19~~ Intercreditor Agreement.

The Loan Parties, the Agents, the Lenders and the other Credit Parties acknowledge that the exercise of certain of the Agents’ rights and remedies hereunder may be subject to, and restricted by, the provisions of the Intercreditor Agreement.  Except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the Loan Parties, the Agents, the Lenders and the other Credit Parties shall remain in full force and effect.

Section 9.20~~SECTION 9.20~~ Florida Tax Provisions.

THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE GIVEN TO EVIDENCE AN OUT-OF-STATE LOAN AND OTHER OUT-OF-STATE CREDIT EXTENSIONS IN THE MAXIMUM AMOUNT OF $900,000,000.  ~~DOCUMENTARY STAMP TAXES AND NON-RECURRING INTANGIBLE TAXES HAVE BEEN PAID ON~~

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~~THE MORTGAGES BEING RECORDED IN ORANGE, SARASOTA, HILLSBOROUGH, AND BROWARD COUNTIES OF THE STATE OF FLORIDA IN ACCORDANCE WITH APPLICABLE LAW.~~ RULE 12B-4.053(31)(C), FLA. ADMIN. CODE, AND FLA. STAT. 199.133(2).

Section 9.21~~SECTION 9.21~~ Existing Credit Agreement Amended and Restated.

Upon satisfaction of the conditions precedent to the effectiveness of this Agreement, (a) this Agreement shall amend and restate the Existing Credit Agreement in its entirety and (b) the rights and obligations of the parties under the Existing Credit Agreement shall be subsumed within, and be governed by, this Agreement; provided, however, that the Loan Parties hereby agree that (i) the Letter of Credit Outstandings under, and as defined in, the Existing Credit Agreement on the Effective Date shall be Letter of Credit Outstandings hereunder, and (ii) all Obligations of the Loan Parties under, and as defined in, the Existing Credit Agreement shall remain outstanding, shall constitute continuing Obligations secured by the Collateral, and this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of such obligations and other liabilities.

Section 9.22~~SECTION 9.22~~ Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Facility Guarantee or the grant of a security interest under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under the Facility Guarantee voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations and undertakings of each Qualified ECP Guarantor under this ~~SECTION~~Section 9.22 shall remain in full force and effect until the Obligations have been paid and performed in full.  Each Loan Party intends this ~~SECTION~~Section 9.22 to constitute, and this ~~SECTION~~Section 9.22  shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

~~[SIGNATURE PAGES FOLLOW]~~

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~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as a sealed instrument as of the day and year first above written.~~

~~BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, as Lead Borrower~~

~~By:______________________________~~

~~Name:________________________~~
~~Title:________________________~~

~~THE ENTITIES LISTED ON SCHEDULE I HERETO, as Borrowers~~

~~By:______________________________~~

~~Name:________________________~~
~~Title:________________________~~

~~THE ENTITIES LISTED ON SCHEDULE II HERETO, as Facility Guarantors~~

~~By:______________________________~~

~~Name:________________________~~
~~Title:________________________~~

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~~BANK OF AMERICA, N.A., As Administrative Agent, as Collateral Agent, and as Issuing Bank~~

~~By:______________________________~~

~~Name:Kathleen Dimock~~
~~Title:Managing Director~~

~~Address:~~
~~100 Federal Street, 9th Floor~~
~~Boston, Massachusetts 02110~~
~~Attn:  Kathleen Dimock~~
~~Telephone: (617) 434-3830~~
~~Telecopy: (617) 434-4312~~

Section 9.23Acknowledgement and Consent to Bail-In of EEA Financial Institutions

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

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~~BANK OF AMERICA, N.A., As Swingline Lender, and as a Lender~~

~~By:______________________________~~

~~Name:Kathleen Dimock~~
~~Title:Managing Director~~

~~Address:~~
~~100 Federal Street, 9th Floor~~
~~Boston, Massachusetts 02110~~
~~Attn:  Kathleen Dimock~~
~~Telephone: (617) 434-3830~~
~~Telecopy: (617) 434-4312~~

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~~[____________________], As a Lender~~

~~By:______________________________~~

~~Name:~~
~~Title:~~

~~Address:~~

~~Attn:~~
~~Telephone:~~
~~Telecopy:~~

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~~1721124.8~~

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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ANNEX B

Schedule 1.1(a) (Lenders and Commitments)

[See Attached]

ANNEX B

Schedule 1.1(a)

Lenders and Commitments

Lender	Commitment	Commitment Percentage
Bank of America, N.A.	$165,000,000.00	27.500000000%
Wells Fargo Bank, National Association	$145,000,000.00	24.166666667%
US Bank National Association	$90,000,000.00	15.000000000%
JPMorgan Chase Bank, N.A.	$80,000,000.00	13.333333333%
SunTrust Bank	$80,000,000.00	13.333333333%
PNC Bank, National Association	$40,000,000.00	6.666666667%
TOTAL	$600,000,000.00	100.000000000%

ANNEX C

Other Schedules to Credit Agreement

[See Attached]

ANNEX D

Form of Revolving Credit Note

[See Attached]

EXHIBIT D

FORM OF REVOLVING CREDIT NOTE

REVOLVING CREDIT NOTE

$[______]	[______ ___], 20[__]

FOR VALUE RECEIVED, the undersigned (each, a “Borrower” and collectively, the “Borrowers”, together with all successors and assigns), jointly and severally promise to pay to [______] (hereinafter, together with its successors in title and permitted assigns, the “Lender”), c/o Bank of America, N.A., 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, the principal sum of [______] ($[______]), or, if less, the aggregate unpaid principal balance of Revolving Credit Loans made by the Lender to or for the account of any Borrower pursuant to the Credit Agreement (as hereafter defined), with interest, fees, reasonable out-of-pocket expenses, and costs at the rate and payable in the manner stated in the Credit Agreement (as hereafter defined).  As used herein, the “Credit Agreement” means and refers to that certain Second Amended and Restated Credit Agreement dated as of September 2, 2011 (as such may be amended, modified, supplemented or restated hereafter) by, among others, (i) Burlington Coat Factory Warehouse Corporation, a Florida corporation, as a Borrower and as agent (in such capacity, the “Lead Borrower”) for itself and the other Borrowers, (ii) the Borrowers named therein, (iii) the Facility Guarantors named therein, (iv) Bank of America, N.A. as Administrative Agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Secured Parties, (v) Bank of America, N.A. as Collateral Agent for its own benefit and the benefit of the other Secured Parties, (vi) the Lenders named therein, and (vii) the other parties thereto.

This Revolving Credit Note is hereinafter referred to as the “Revolving Credit Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof.  The principal of, and interest on, this Revolving Credit Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the Revolving Credit Loans, the accrual of interest thereon, and the repayment of such Revolving Credit Loans, shall be prima facie evidence of the indebtedness to the Lender hereunder, absent manifest error.

No delay or omission by any Agent or the Lender in exercising or enforcing any of such Agent’s or Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion.  No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.

Each Borrower waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof.  Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Lender with respect to this Revolving Credit Note and/or any Security Document or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Revolving Credit Note.

This Revolving Credit Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and permitted assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Revolving Credit Note, are joint and several, provided, however, the release by any Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Revolving Credit Note.  Each reference in this Revolving Credit Note to each Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly.  No Person obligated on account of this Revolving Credit Note may seek contribution from any other Person also obligated except as expressly permitted by the terms of Section 9.14(d) of the Credit Agreement.

Each Borrower agrees that any suit for the enforcement of this Revolving Credit Note or any other Loan Document may be brought in any New York state or federal court sitting in New York County as the Administrative Agent may elect in its sole discretion and each Borrower consents to the non-exclusive jurisdiction of such courts.  Each Borrower hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum. Each Borrower agrees that any action commenced by any Borrower asserting any claim or counterclaim arising under or in connection with this Revolving Credit Note or any other Loan Document shall be brought solely in any New York state or federal court sitting in New York County as the Administrative Agent may elect in its sole discretion and consents to the exclusive jurisdiction of such courts with respect to any such action.  Nothing in this Revolving Credit Note shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Agreement against a Loan Party or its properties in the courts of any jurisdiction.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT GIVING EFFECT TO THE OTHER CONFLICTS OF LAWS PRINCIPLES THEREOF.

2

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents and the Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Revolving Credit Note, are each relying thereon.  EACH BORROWER, EACH FACILITY GUARANTOR, ENDORSER AND SURETY, AND THE LENDER BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS REVOLVING CREDIT NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS REVOLVING CREDIT NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGES FOLLOW]

3

IN WITNESS WHEREOF, the Borrowers have caused this Revolving Credit Note to be duly executed as of the date set forth above.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION,
as Lead Borrower

By:
Name:
Title:

THE ENTITIES LISTED ON SCHEDULE I HERETO, as Borrowers

By:
Name:
Title:

SCHEDULE I

Borrowers

1.	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, a Florida corporation

2.	Burlington Coat Factory of Texas, L.P., a Delaware limited partnership

3.	Burlington Coat Factory of Kentucky, Inc., a Kentucky corporation

4.	BURLINGTON COAT FACTORY DIRECT CORPORATION, a New Jersey corporation

5.	BURLINGTON COAT FACTORY WAREHOUSE OF EDGEWATER PARK, INC., a New Jersey corporation

6.	Burlington Coat Factory Warehouse of New Jersey, Inc., a New Jersey corporation

7.	BURLINGTON COAT FACTORY WAREHOUSE OF CLEVELAND, INC., an Ohio corporation

8.	BURLINGTON COAT FACTORY OF PUERTO RICO, LLC, a Puerto Rico limited liability company

9.	COHOES FASHIONS OF CRANSTON, INC., a Rhode Island corporation

10.	BURLINGTON COAT FACTORY WAREHOUSE OF BAYTOWN INC, a Texas corporation

11.	Burlington Coat Factory of Pocono Crossing, LLC, a Virginia limited liability company

ANNEX E

Form of Swingline Note

[See Attached]

exhibit E

FORM OF SWINGLINE NOTE

SWINGLINE NOTE

$[______]	[__________, 20__]

FOR VALUE RECEIVED, the undersigned (each, a “Borrower” and collectively, the “Borrowers”, together with all successors and assigns), jointly and severally promise to pay to [______] (hereinafter, together with its successors in title and permitted assigns, the “Swingline Lender”), the principal sum of [______] ($[______]) or, if less, the aggregate unpaid principal balance of Swingline Loans made by the Swingline Lender to or for the account of any Borrower pursuant to the Credit Agreement (as hereafter defined), with interest, fees, reasonable out-of-pocket expenses, and costs at the rate and payable in the manner stated in the Credit Agreement (as hereafter defined).  As used herein, the “Credit Agreement” means and refers to that certain Second Amended and Restated Credit Agreement dated as of September 2, 2011 (as such may be amended, modified, supplemented or restated hereafter) by, among others, (i) Burlington Coat Factory Warehouse Corporation, a Florida corporation, as a Borrower and as agent (in such capacity, the “Lead Borrower”) for itself and the other Borrowers, (ii) the Borrowers named therein, (iii) the Facility Guarantors named therein, (vi) Bank of America, N.A. as Administrative Agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Secured Parties, (v) Bank of America, N.A. as Collateral Agent for its own benefit and the benefit of the other Secured Parties, (vi) the Lenders named therein, and (vii) the other parties thereto.

This Swingline Note is hereinafter referred to as the “Swingline Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof.  The principal of, and interest on, this Swingline Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the Swingline Loans, the accrual of interest thereon, and the repayment of such Swingline Loans, shall be prima facie evidence of the indebtedness hereunder, absent manifest error.

No delay or omission by any Agent or the Swingline Lender in exercising or enforcing any of such Agent’s or Swingline Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion.  No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.

Each Borrower waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof.  Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Swingline Lender with respect to this Swingline Note and/or any Security Document, or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Swingline Note.

This Swingline Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Swingline Lender and its successors, endorsees, and permitted assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Swingline Note, are joint and several, provided, however, the release by any Agent or the Swingline Lender of any one or more such Persons shall not release any other Person obligated on account of this Swingline Note.  Each reference in this Swingline Note to each Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly.  No Person obligated on account of this Swingline Note may seek contribution from any other Person also obligated except as expressly permitted by the terms of Section 9.14(d) of the Credit Agreement.

Each Borrower agrees that any suit for the enforcement of this Swingline Note or any other Loan Document may be brought in any New York state or federal court sitting in New York County as the Administrative Agent may elect in its sole discretion and each Borrower consents to the non-exclusive jurisdiction of such courts.  Each Borrower hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum. Each Borrower agrees that any action commenced by any Borrower asserting any claim or counterclaim arising under or in connection with this Swingline Note or any other Loan Document shall be brought solely in any New York state or federal court sitting in New York County as the Administrative Agent may elect in its sole discretion and consents to the exclusive jurisdiction of such courts with respect to any such action.  Nothing in this Swingline Note shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Agreement against a Loan Party or its properties in the courts of any jurisdiction.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents and the Swingline Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Swingline Note, are each relying thereon.  EACH BORROWER, EACH FACILITY GUARANTOR, ENDORSER AND SURETY, AND THE SWINGLINE LENDER BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN  ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SWINGLINE

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NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS SWINGLINE NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Borrowers have caused this Swingline Note to be duly executed as of the date set forth above.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION,
as Lead Borrower

By:
Name:
Title:

THE ENTITIES LISTED ON SCHEDULE I HERETO, as Borrowers

By:
Name:
Title:

SCHEDULE I

Borrowers

1.	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, a Florida corporation

2.	Burlington Coat Factory of Texas, L.P., a Delaware limited partnership

3.	Burlington Coat Factory of Kentucky, Inc., a Kentucky corporation

4.	BURLINGTON COAT FACTORY DIRECT CORPORATION, a New Jersey corporation

5.	BURLINGTON COAT FACTORY WAREHOUSE OF EDGEWATER PARK, INC., a New Jersey corporation

6.	Burlington Coat Factory Warehouse of New Jersey, Inc., a New Jersey corporation

7.	BURLINGTON COAT FACTORY WAREHOUSE OF CLEVELAND, INC., an Ohio corporation

8.	BURLINGTON COAT FACTORY OF PUERTO RICO, LLC, a Puerto Rico limited liability company

9.	COHOES FASHIONS OF CRANSTON, INC., a Rhode Island corporation

10.	BURLINGTON COAT FACTORY WAREHOUSE OF BAYTOWN INC, a Texas corporation

11.	Burlington Coat Factory of Pocono Crossing, LLC, a Virginia limited liability company